UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12
WCA Waste Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

WCA Waste Corporation
One Riverway, Suite 1400
Houston, Texas 77056
(713) 292-2400
December 18, 2009
To Our Stockholders:

On December 9, 2009, WCA Waste Corporation (“WCA” or the “Corporation”) and its wholly owned subsidiaries, WCA of Massachusetts, LLC and WCA of Ohio, LLC (the “Acquisition Subsidiaries”), on the one hand (the “WCA Parties”), and Live Earth LLC (“Live Earth”) and its wholly owned subsidiaries, Sunny Farms Landfill LLC (“SF”), New Amsterdam & Seneca Railroad Company, LLC (“NA”), Champion City Recovery, LLC, (“CC”) and Boxer Realty Redevelopment, LLC (“BR” and, together with SF, NA and CC, the “Live Earth Companies”), on the other hand (Live Earth, together with the Live Earth Companies, the “Live Earth Parties”), entered into an Equity Interest and Asset Purchase Agreement, to acquire all of the outstanding equity interests of the Live Earth Companies and certain assets and related liabilities held by Live Earth that relate to the Live Earth Companies. The Equity Interest and Asset Purchase Agreement, or acquisition agreement, provides for WCA to pay as acquisition consideration $2,000,000 in cash, the repayment of $16,750,000 of indebtedness of the Live Earth Parties, the issuance of up to 5,555,556 shares of WCA common stock, par value $0.01 per share (“Common Stock”), which includes 3,555,556 shares to be issued at closing and up to 2,000,000 shares of Common Stock that may be issued pursuant to certain earn-out provisions set forth in the acquisition agreement.

The actual number of shares payable by WCA will depend on several variables, as more fully explained in the accompanying proxy statement. A cash amount of $2,000,000, the repayment of indebtedness in the amount of $16,750,000 and 3,555,556 shares of Common Stock will be paid by WCA at closing. A maximum of 2,000,000 shares of Common Stock may be issued pursuant to the earn-out, and certificates representing such earn-out right will be placed in an escrow account at the time of closing. Thus the maximum number of shares of Common Stock that we would be required to issue as acquisition consideration (including the earn-out portion, assuming attainment of all objectives) is 5,555,556 shares. As of December 10, 2009, we had approximately 16,497,686 shares of Common Stock outstanding so the issuance of 5,555,556 shares of Common Stock as acquisition consideration would represent approximately a 33.7% increase in the number of shares of WCA Common Stock outstanding prior to the acquisition. As the number of shares required to be issued in connection with the acquisition may exceed 20% of the number of shares issued and outstanding prior to the acquisition, under Nasdaq Listing Rule 5635, we must obtain approval of our stockholders prior to issuing the shares that could be issued in connection with the acquisition. This approval is a condition to the acquisition.

We cordially invite you to attend the Special Meeting of Stockholders of WCA Waste Corporation to be held on December 31, 2009 at 9:00 a.m., local time, at our offices at One Riverway, Suite 1400, Houston, Texas 77056. We have enclosed a Notice of Special Meeting of Stockholders, proxy statement and form of proxy with this letter. At the Special Meeting, we will ask you to consider and vote on the proposal to approve the issuance of a maximum of 5,555,556 shares of WCA Common Stock in connection with the proposed acquisition of the Live Earth Companies and certain assets and related liabilities.

We encourage you to read the Notice of Special Meeting of Stockholders and proxy statement so that you may be informed about the business to come before the meeting. Your participation in our business is important, regardless of the number of shares you own. We cannot complete the proposed acquisition of the Live Earth Companies unless the proposed issuance of WCA Common Stock is approved by the affirmative vote of a majority of the shares of WCA Common Stock present in person and represented by proxy at the Special Meeting.

We look forward to seeing you on December 31, 2009.

Sincerely,

/s/  Tom J. Fatjo, Jr.
Tom J. Fatjo, Jr.
Chairman of the Board and Chief Executive Officer

ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about WCA Waste Corporation from other documents that are not included in this proxy statement. For a listing of the documents incorporated by reference into and accompanying this proxy statement, see “Where You Can Find More Information; Incorporation by Reference.” Additional copies of these documents incorporated by reference are available to you without charge upon your written or oral request. Please note that copies of the documents furnished with this proxy statement or requested by you will not include exhibits, unless the exhibits are specifically incorporated by reference into the documents or this proxy statement. You can obtain these documents through the Securities and Exchange Commission website at www.sec.gov or by requesting them in writing or by telephone at the address below:

By mail:	WCA Waste Corporation
One Riverway, Suite 1400
Houston, Texas 77056
Attention: Corporate Secretary

By telephone:	(713) 292-2400

You should rely only on the information contained in this proxy statement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should disregard anything included in an earlier document that is inconsistent with what is in, or incorporated by reference into, this proxy statement.

You should assume that the information in this proxy statement is accurate only as of the date indicated on the front cover of this proxy statement. The business, financial condition, results of operations and prospects described in this proxy statement may have changed since that date and may change again.

WCA Waste Corporation
One Riverway, Suite 1400

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 31, 2009

To the Stockholders of WCA Waste Corporation:

Notice is hereby given that a Special Meeting of the Stockholders of WCA Waste Corporation (“WCA,” the “Corporation,” the “Company,” “we” or “us”) will be held on December 31, 2009 at the Corporation’s offices at One Riverway, Suite 1400, Houston, Texas 77056 at 9:00 a.m. local time for the following purposes:

1. To approve the issuance of up to a maximum of 5,555,556 shares of WCA Waste Corporation Common Stock as consideration in connection with the proposed acquisition by WCA Waste Corporation of the Live Earth Companies and certain assets and related liabilities; and

2. To transact other business that may properly come before the Special Meeting, or any adjournment or adjournments thereof.

The Corporation has not received notice of other matters that may be properly presented at the Special Meeting.

Approval of the first proposal set forth above is required for consummation of the proposed acquisition of the Live Earth Companies and the other transactions contemplated by the Equity Interest and Asset Purchase Agreement dated as of December 9, 2009, or the acquisition agreement. These matters are described more fully in the attached proxy statement, which includes as Annex A, the complete text of the acquisition agreement.

The Board of Directors of the Corporation has approved the acquisition agreement, the acquisition of the Live Earth Companies and the other transactions contemplated by the acquisition agreement and recommends that the stockholders of the Corporation vote to approve the issuance of WCA Waste Corporation Common Stock in connection with the acquisition.

The Board of Directors of the Corporation has fixed the close of business on December 10, 2009 as the record date for the determination of the stockholders entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof. A complete list of stockholders will be open to examination by any stockholder for any purpose germane to the Special Meeting between the hours of 9:00 a.m. and 5:00 p.m., local time, at the offices of the Corporation at One Riverway, Suite 1400, Houston, Texas 77056 for ten (10) days prior to the Special Meeting. If you would like to view the stockholder list, please call the Corporation’s Secretary at (713) 292-2400 to schedule an appointment. The list will also be available at the Special Meeting and may be inspected by any stockholder who is present.

Regardless of the number of shares of WCA Waste Corporation Common Stock you hold, as a stockholder your vote is important and the Board of Directors of the Corporation strongly encourages you to exercise your right to vote. To ensure your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Special Meeting.

By Order of the Board of Directors

/s/  Tom J. Fatjo, III
Tom J. Fatjo, III
Senior Vice President-Finance and Secretary

IMPORTANT

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE TO ENSURE ITS ARRIVAL IN TIME FOR THE SPECIAL MEETING. PLEASE USE THE ENCLOSED POSTAGE-PAID ENVELOPE.

WCA Waste Corporation
One Riverway, Suite 1400
Houston, Texas 77056
(713) 292-2400

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

This proxy statement and the accompanying proxy card are being mailed to stockholders on or about December 18, 2009 in connection with the solicitation by the Board of Directors (the “Board of Directors”) of WCA Waste Corporation of proxies to be used at the Special Meeting of Stockholders of WCA Waste Corporation to be held on December 31, 2009 (the “Special Meeting”) at our offices at One Riverway, Suite 1400, Houston, Texas 77056 at 9 a.m. local time. Our principal executive offices are located at One Riverway, Suite 1400, Houston, Texas 77056. Unless the context requires otherwise, references in this proxy statement to “WCA,” “WCA Waste,” the “Corporation,” “the Company,” “we,” “us,” or “our” refer to WCA Waste Corporation.

QUORUM AND VOTING

Holders of record of our common stock, par value $0.01 per share (the “Common Stock”), and our Series A Convertible Pay-In-Kind Preferred Stock, par value $0.01 per share (“Preferred Stock”), at the close of business on December 10, 2009, will be entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof. Our Common Stock and Preferred Stock will vote together on an as-converted basis. As of December 10, 2009, there were approximately 16,497,686 shares of Common Stock outstanding, held by 137 holders of record. The number of holders does not include any beneficial owners for whom shares of Common Stock may be held in “nominee” or “street” name. As of December 10, 2009, there were 869,770 shares of Preferred Stock outstanding, all of which were held by Ares Corporate Opportunities Fund II, L.P. (“ACOF II”), which on an as-converted basis equals 9,060,105 shares of Common Stock. Each holder of Common Stock (including ACOF II voting its shares of Preferred Stock on an as-converted basis) is entitled to one vote per share on each matter that is called to vote at the Special Meeting. Stockholders are not entitled to cumulative voting.

The holders of a majority of the voting power of the outstanding shares entitled to vote must be present, in person or by proxy, to constitute a quorum at the Special Meeting. Abstentions and broker non-votes (shares held by a broker or nominee that does not have the authority to vote on a matter, and has not received instructions from the beneficial owner) are counted as present in determining whether the quorum requirement is met.

The affirmative vote of a majority of the votes cast is required for the approval of the issuance of Common Stock in connection with the acquisition of the Live Earth Companies and for all other matters to be determined at the Special Meeting. If an executed proxy card is returned and the stockholder has explicitly abstained from voting on a proposal, while they will not count as votes cast in favor of such proposal, they will count as votes cast on the proposal to approve the stock issuance in connection with the acquisition of the Live Earth Companies. As a result, an abstention on the proposal will have the same effect as a vote “AGAINST” the proposal.

The Inspector of Elections for the Annual Meeting will be Joseph J. Scarano, Jr., our vice president and controller, and he will tabulate the votes. We will announce preliminary voting results at the Special Meeting.

You may vote your proxy by Internet, telephone or mail, as explained below. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Standard Time, on December 30, 2009. Voting your proxy does not limit your right to vote in person should you decide to attend the Special Meeting. The law of Delaware, under which WCA Waste is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the Inspector of

Elections of the Special Meeting can determine that such electronically transmitted proxy was authorized by the stockholder. If your shares are held in the name of a broker, bank or other holder of record, you will be provided voting instructions from the holder of record. If you vote by Internet or telephone, please do not mail the enclosed proxy card.

•	Internet. Access the Internet voting site at http://www.continentalstock.com. Follow the on-screen instructions and be sure to have the control number listed on your proxy card available when you access the Internet voting site. Please note that stockholders that vote by Internet must bear all costs associated with electronic access, including Internet access fees.

•	Telephone. Dial toll free 1-866-894-0537 from any touch-tone telephone. Follow the voice prompts and be sure to have the control number listed on your proxy card available when you call.

•	Mail. Simply mark, sign, date and return the proxy card to Continental Stock Transfer & Trust Company. A postage-prepaid envelope has been provided for your convenience if you wish to vote your proxy by mail.

If a stockholder completes, signs, dates and returns the proxy card, or calls the toll-free telephone number or properly uses the Internet voting procedures described on the proxy card by 7:00 p.m., Eastern Standard Time, on December 30, 2009, his, her or its shares will be voted at the Special Meeting in accordance with his, her or its instructions. If a stockholder returns a proxy card unsigned, his, her or its vote cannot be counted. If a stockholder signs and dates a proxy card, but does not fill out the voting instructions on the proxy card, the shares represented by the proxy will be voted in accordance with the Board of Directors’ recommendations, as follows:

•	FOR the approval of the issuance of up to a maximum of 5,555,556 shares of WCA Waste Corporation Common Stock as consideration in connection with the proposed acquisition by WCA Waste Corporation of the Live Earth Companies.

Also, if you hold your shares in the name of a bank or broker, your ability to vote by telephone or the Internet depends on their voting processes. Please follow the directions on your notice carefully. A number of brokerage firms and banks participate in a program provided through Broadridge Financial Solutions, Inc. (“Broadridge”) that offers telephone and Internet voting options. If your shares are held in an account with a brokerage firm or bank participating in the Broadridge program, you may vote those shares telephonically by calling the telephone number shown on the voting instruction form received from your brokerage firm or bank, or through the Internet at Broadridge’s voting Web site (www.proxyvote.com). Votes submitted through the Internet or by telephone through the Broadridge program must be received by 11:59 p.m., Eastern Standard Time, on December 30, 2009.

In addition, if any other matters come before the Special Meeting, Tom J. Fatjo, III, our senior vice president — finance and secretary, and Michael A. Roy, our vice president and general counsel, the named proxies, have discretionary authority to vote on those matters in accordance with their best judgment. The Board of Directors is not currently aware of any other matters that may come before the Special Meeting.

REVOCABILITY OF PROXY

The form of proxy card enclosed is for use at the Special Meeting if a stockholder will be unable to attend in person. The proxy (whether submitted by mail, telephone, or Internet) may be revoked by a stockholder at any time before it is exercised on the date of the Special Meeting by:

•	delivering a written notice of revocation to the Secretary of WCA Waste Corporation at our principal executive offices;

•	submitting a later-dated proxy by Internet in the manner specified above, by telephone in the manner specified above or in writing to the Secretary of WCA Waste Corporation at our principal executive offices; or

•	voting in person at the Special Meeting.

Attendance at the Special Meeting will not revoke a proxy unless a stockholder provides written notice of revocation to the Secretary of WCA Waste before the proxy is exercised or unless the stockholder votes his or her shares in person at the Special Meeting. Street name holders that vote by proxy may revoke their proxies by informing the holder of record in accordance with that entity’s procedures.

SOLICITATION

This solicitation is made on behalf of the Board of Directors. The cost of preparing, assembling, printing and mailing the Notice of Special Meeting of Stockholders, this proxy statement, the enclosed proxy card and any additional materials, as well as the cost of soliciting the proxies will be borne by us, including reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred in forwarding the proxy materials to, and solicitation of proxies from, the beneficial owners of shares held by such persons. The solicitation will be made initially by mail. Our Board of Directors may later decide to make further solicitations by mail, telephone, telex, facsimile or personal calls by our directors, officers and employees. We will not pay additional compensation to our directors, officers and employees for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts.

SUMMARY OF THE ACQUISITION AND MATERIAL TERMS
OF THE ACQUISITION AGREEMENT

The following summary provides an overview of the acquisition of the Live Earth Companies through our wholly owned subsidiaries, WCA of Massachusetts, LLC and WCA of Ohio, LLC (the “Acquisition Subsidiaries”). We will issue shares of our Common Stock in connection with the acquisition described herein. This overview is not a complete summary of the transaction and may not contain all the information that is important to you. You should carefully read this proxy statement and the attached annexes in their entirety. A copy of the Equity Interest and Asset Purchase Agreement, or acquisition agreement, is attached hereto as Annex A and incorporated by reference.

The Companies

WCA Waste Corporation
WCA Waste Corporation
One Riverway, Suite 1400
Houston, Texas 77056
Telephone: (713) 292-2400

We are a vertically integrated, non-hazardous solid waste management company providing non-hazardous solid waste collection, transfer, processing, and disposal services in the south and central regions of the United States. As of September 30, 2009, we served approximately 355,000 commercial, industrial and residential collection customers and 5,000 landfill and transfer station customers in Alabama, Arkansas, Colorado, Florida, Kansas, Missouri, New Mexico, North Carolina, Oklahoma, South Carolina, Tennessee and Texas. We currently own and/or operate 24 landfills, 26 collection operations and 23 transfer stations/materials recovery facilities (MRFs). Of these facilities, two transfer stations and two landfills are fully permitted but not yet opened, and one transfer station is idle. Additionally, we currently operate but do not own three of the transfer stations.

Acquisition Subsidiaries
WCA of Massachusetts, LLC
138 Wilder Street
Brockton, Massachusetts 02301
Telephone: (713) 292-2400

WCA of Ohio, LLC
12500 West County Road 18
Fostoria, Ohio 44830
Telephone: (713) 292-2400

The Acquisition Subsidiaries are Delaware limited liability companies and wholly owned subsidiaries of WCA Waste Corporation. The Acquisition Subsidiaries were formed for the sole purpose of effecting the proposed acquisition, and upon the consummation of the transactions contemplated by the acquisition agreement, holding the equity interests of the Live Earth Companies.

WCA of Ohio, LLC (“WCA Ohio” or “WCA of Ohio”) will acquire the equity interests of Sunny Farms Landfill LLC, and WCA of Massachusetts, LLC (“WCA Massachusetts” or “WCA of Massachusetts”) will acquire the equity interests of the other Live Earth Companies and certain assets pursuant to the acquisition agreement.

Live Earth Companies
Live Earth LLC
6140 Parkland Blvd., Suite 300
Mayfield Heights, Ohio 44124
Telephone: (440) 995-5131

Sunny Farms Landfill, LLC
12500 West County Road 18
Fostoria, Ohio 44830
Telephone: (419) 436-0505

New Amsterdam and Seneca Railroad Company, LLC
12500 West County Road 18
Fostoria, Ohio 44830
Telephone: (419) 436-0505

Champion City Recovery, LLC
138 Wilder Street
Brockton, Massachusetts 02301
Telephone: (419) 436-0505

Boxer Realty Redevelopment, LLC
138 Wilder Street
Brockton, Massachusetts 02301
Telephone: (419) 436-0505

Live Earth is a fully-integrated, non-hazardous, solid waste rail disposal company providing non-hazardous solid waste transfer by rail, processing, and disposal services serving the northeast and great lakes regions of the United States. As of September 30, 2009, Live Earth served approximately 275 landfill and transfer station customers in Connecticut, Indiana, Massachusetts, Maine, New Jersey, New York, Ohio, Pennsylvania, Rhode Island and West Virginia.

The Live Earth Companies are in the business of:

•	operating a landfill site permitted to accept municipal solid waste, industrial waste and construction and demolition debris located in Seneca County, Ohio (the “Sunny Farms Landfill” or “Sunny Farms”), which is owned and operated by Sunny Farms Landfill, LLC;

•	operating a construction and demolition debris transfer station permitted to accept 1,000 tons a day located south of Boston, Massachusetts (the “Brockton Transfer Station”), which is operated by Champion City Recovery, LLC and located on real property owned by Boxer Realty Redevelopment, LLC and leased to Champion City Recovery, LLC; and

•	operating a rail haul operation over a Class 1 railroad transporting waste from the east coast of the United States to the Sunny Farms Landfill, which is operated by Sunny Farms Landfill, LLC.

Live Earth was formed in late 2007 for the purpose of acquiring the Live Earth Companies and certain related assets and liabilities from Regus Industries, LLC (“Regus”), the predecessor owner of these businesses. The acquisition of these businesses by Live Earth was effective on January 1, 2008. For additional information, please see the section entitled “Live Earth’s Business.”

The Acquisition

On December 9, 2009, WCA and the Acquisition Subsidiaries, on the one hand (the “WCA Parties”), and Live Earth LLC (“Live Earth”) and its wholly owned subsidiaries, Sunny Farms Landfill LLC (“SF”), New Amsterdam & Seneca Railroad Company, LLC (“NA”), Champion City Recovery, LLC (“CC”) and Boxer Realty Redevelopment, LLC (“BR” and, together with SF, NA and CC, the “Live Earth Companies”), on the other hand (Live Earth, together with the Live Earth Companies, the “Live Earth Parties”), entered into an Equity Interest and Asset Purchase Agreement to acquire the Live Earth Companies and certain assets and related liabilities held by Live Earth that relate to the Live Earth Companies. For additional information, please see section entitled “The Acquisition.”

The Acquisition Agreement

•	Structure of the Acquisition

WCA Ohio will acquire all of the outstanding equity interests of Sunny Farms Landfill LLC, and WCA Massachusetts will acquire all of the outstanding equity interests of the other Live Earth Companies and certain assets and related liabilities pursuant to the acquisition agreement. For additional information, please see the section entitled “The Acquisition Agreement — Structure of Acquisition.”

• Acquisition Consideration

The acquisition agreement provides for us to pay in exchange for the equity interests in the Live Earth Companies and certain assets of the Live Earth Parties:

•	$2,000,000 in cash payable to Live Earth;

•	payment of $16,750,000 in satisfaction of indebtedness of the Live Earth Parties;

•	3,555,556 shares of WCA Common Stock issuable to Live Earth or its designated parties; and

•	up to 2,000,000 shares of WCA Common Stock that may be issued to certain parties pursuant to the Earn-Out provisions set forth below.

For additional information, please see the section entitled “The Acquisition Agreement — Acquisition Consideration.”

• Earn Out

Up to 2,000,000 shares (the “Earn-Out Shares”) of WCA Common Stock may be issuable to lenders of Live Earth (one of which is a related party of Live Earth) based on whether the Live Earth Companies (and related assets) acquired by WCA achieve certain earnings before interest, taxes, restructuring charges, depreciation and amortization, or EBITDA, thresholds for any four consecutive fiscal quarters prior to December 31, 2012 beginning with the first full fiscal quarter following the closing of the acquisition. In the event that none of the Earn-Out thresholds are met on or before December 31, 2012, the 2,000,000 shares of WCA Common Stock will not be issued. Additionally, until such time as the WCA Parties obtain the approval of the Ohio Environmental Protection Agency (the “Ohio EPA”) to own and operate the Sunny Farms Landfill, the Earn-Out Shares may not be issued, regardless of the achievement of the EBITDA thresholds. At the closing, certificates representing the right to receive the Earn-Out Shares will be placed in escrow pursuant to the terms of an escrow agreement. Prior to the issuance of the Earn-Out Shares pursuant to the terms of the Earn-Out, the Earn-Out Shares will not be issued and outstanding and will not be entitled to vote on any matters submitted to the WCA stockholders, nor will the Earn-Out Shares be included in determining any per share data unless and until they are issued upon achievement of the earn-out conditions. For additional information, please see the section entitled “The Acquisition Agreement — Earn-Out” and “The Acquisition Agreement — Unwinding of Transaction.”

• Restrictions on Equity Consideration

The parties receiving the 3,555,566 shares of WCA Common Stock to be issued at closing (the “Closing Shares”) as acquisition consideration have agreed to retain such shares in an escrow account under the terms of an escrow agreement until such time as the Ohio EPA has approved the ownership of the Sunny Farms Landfill by WCA Ohio. In addition, 1,111,111 of the Closing Shares will be retained in the escrow account following receipt of such approvals to satisfy indemnification claims arising prior to the two years following closing. The issuance of the Earn-Out Shares shall be subject to, in addition to certain EBITDA thresholds being met, the approval of the Ohio Attorney General and Ohio EPA. In the event that such approval is not received, the acquisition shall be required to be unwound, and the Closing Shares shall be returned to WCA and the Earn-Out Shares shall not be issued. For additional information, please see the section entitled “The Acquisition Agreement — Unwinding of Transaction.”

Upon execution of the acquisition agreement, the parties agreed to enter into a registration rights agreement, whereby WCA will agree to give piggy-back registration rights with respect to the Closing Shares and, if issued, the Earn-Out Shares.

•	No Assumption of Live Earth Options or Warrants

We will not be assuming any outstanding stock options or warrants, if any, to purchase equity in the Live Earth Companies in the acquisition.

•	Live Earth and WCA Board Approval and Other Non-Regulatory Conditions to Closing

The acquisition agreement and acquisition have been approved by:

•	the holders of at least 51% of the membership interests of Live Earth and its managing member;

•	Live Earth as the sole member of SF;

•	the managing member of NA; and

•	the members and manager of CC and BR.

In addition, the acquisition agreement and the acquisition have been unanimously approved by the Board of Directors of WCA. The closing of the transaction remains subject to closing conditions (including regulatory requirements, which are summarized below), and customary provisions, such as the continued accuracy of the parties respective representations and warranties, and the approval of our lenders under our credit facility. For additional information, please see the section entitled “The Acquisition Agreement — Conditions to Consummation of Acquisition.”

• Unwinding of Transaction

Ohio law requires that the ownership of the Sunny Farms Landfill by WCA Ohio be approved by the Ohio EPA. Because the Ohio approvals may not be received prior to the closing date, Ohio law requires that the acquisition agreement expressly state that the transactions contemplated by the acquisition agreement are subject to the approval of the Director of the Ohio EPA and contain specific provisions negating such sale in the event that the required Ohio approval is ultimately denied by the Director of the Ohio EPA. In that event, the parties would be required to unwind the transaction. As security for this potential obligation, the parties receiving the 3,555,556 shares of WCA Common Stock issued at closing have agreed to retain such shares in an escrow account under the terms of an escrow agreement until such time as the WCA Parties receive the approval to own and operate Sunny Farms. Pursuant to such escrow agreement, 2,444,445 of the Closing Shares shall be released from escrow upon the WCA Parties obtaining the approval. If the WCA Parties do not receive the approval to own and operate Sunny Farms, all shares of WCA Common Stock issuable at closing will be returned to WCA and the Earn-Out Shares will never become issuable. All cash amounts paid at closing, including the amounts used to repay Live Earth indebtedness, will be refunded by Live Earth to WCA, less the cash flow, if any, earned by WCA from the operation of the Live Earth Companies from the closing to the unwind date. For additional information, please see the section entitled “The Acquisition Agreement — Unwinding of Transaction.”

• Indemnification

The acquisition agreement requires Live Earth and related parties to indemnify and hold harmless us and our related parties from and against certain losses and damages arising out of inaccuracies in the Live Earth Parties’ representations, the Live Earth Parties’ breach or non-fulfillment of any covenant under the acquisition agreement, third party claims, and certain other matters, once the aggregate amount of damages exceeds a specified threshold amount. We have agreed to indemnify and hold harmless Live Earth and related parties from and against certain losses and damages arising out of inaccuracies in our representations and our breach or non-fulfillment of any covenants under the acquisition agreement, once the aggregate amount of damages exceeds a specified threshold amount.

Except in certain circumstances and in the case of fraud or intentional misconduct of the WCA Parties, the liability of the WCA Parties to the Live Earth Parties under the acquisition agreement shall not exceed $5,000,000, and except in the case of fraud or intentional misconduct of the Live Earth Parties, the liability of the Live Earth Parties to the WCA Parties under the acquisition agreement shall not exceed $5,000,000. In addition, except in certain circumstances, no party shall be obligated to provide indemnification under the acquisition agreement for any damage until the aggregate indemnifiable losses exceed $100,000.

The parties receiving the Closing Shares have agreed that 1,111,111 of the Closing Shares to be held in the escrow account pending the Ohio EPA approval will continue to be retained in escrow following the receipt of such approvals to satisfy any indemnification claims arising prior to the two year period following closing. Following this two year period, any Closing Shares remaining in escrow will be released.

For additional information, please see the section entitled “The Acquisition Agreement — Indemnification.”

• Termination

The acquisition agreement may be terminated at any time prior to closing by either party through mutual consent, or generally, if all remaining closing conditions have not been fulfilled and the closing has not occurred by April 30, 2010. The acquisition agreement may also be terminated by either party in the event of certain material breaches by the other party that are not timely cured, as long as the party desiring to terminate the acquisition agreement is not the breaching party. For additional information, please see the section entitled “The Acquisition Agreement — Termination.”

Dilution of Our Common Stock

As of December 10, 2009, there were approximately 16,497,686 shares of our Common Stock issued and outstanding. Based on the formulas set forth in the acquisition agreement, the maximum number of shares of our Common Stock that would be required to be issued as acquisition consideration (including the earn-out portion, assuming attainment of all of the objectives) is 5,555,556 shares. The issuances of these new shares would represent an increase in the number of shares of our Common Stock outstanding prior to the acquisition of approximately 33.7%. The issuance of us by these shares therefore would result in the substantial percentage dilution of the existing stockholders’ ownership interests in WCA Waste Corporation. If the Earn-Out Shares are fully earned, the tangible net worth per share of our Common Stock would be lower on a pro forma basis. The issuance of these shares by us may also have an adverse impact on the combined Corporation’s net income per share in fiscal periods that include (or follow) the date of the acquisition.

Interests of Certain Persons in the Acquisition

Our directors and officers will receive no extra or special benefit that is not shared on a pro rata basis by all other holders of our Common Stock in connection with the acquisition.

Certain related parties of Live Earth have interests in the acquisition, in addition to Live Earth’s receipt of the closing consideration:

•	Certain members of Live Earth and/or Live Earth Funding, LLC, including Joseph E. LoConti, Daniel J. Clark, Gregory J. Skoda and the Patricia A. Skoda Revocable Trust, beneficially own (excluding purchase rights) approximately 10.8% of our Common Stock. In connection with the acquisition of the Live Earth Companies, these parties may acquire beneficial ownership of approximately 1,495,000 shares of our Common Stock at the closing and up to an additional 777,778 shares of Common Stock pursuant to the earn-out provisions, subject to distribution determinations and membership allocations. In addition, these individuals have the right to acquire up to 747,014 additional shares of our Common Stock pursuant to an agreement with one of our stockholders. Following the acquisition, these individuals could beneficially own (excluding purchase rights) approximately 16.3% of our Common Stock and, in the event all shares issuable pursuant to the earn-out and the purchase right are issued, they could beneficially own approximately 21.8% of our Common Stock, subject to distribution determinations and membership allocations. This concentration of ownership and the potential ability to significantly influence our management and affairs may have the effect of preventing or discouraging transactions involving a potential change of control or otherwise adversely affect us. These parties have entered into a voting agreement, pursuant to which they agreed to vote in favor of the acquisition, and will enter into a stockholders’ agreement relating to their WCA Common Stock ownership rights, which may include matters relating to the purchase and sale of WCA Common Stock and certain voting matters.

•	Mr. LoConti, Mr. Clark and other members of Live Earth and Live Earth Funding, LLC have an ownership interest in Evergreen Indemnity Company (“Evergreen”), which issues substantially all of the bonds that provide the required financial assurance for certain of WCA’s obligations. In connection with the acquisition, WCA will also assume the obligations of the Live Earth Parties to Evergreen under certain closure and post-closure bonds issued to the Live Earth Parties with respect to the Sunny Farms Landfill and the Brockton Transfer Station.

•	Christopher Valerian is the manager, president and a member of Live Earth and will receive a portion of the acquisition consideration. We appointed Mr. Valerian as President of WCA of Massachusetts, LLC and WCA of Ohio, LLC prior to the filing of this proxy statement. Following the closing of the acquisition, we will engage Mr. Valerian as a management consultant or employ him as a management official.

For additional information, please see “Risk Factors — Risks Related to the Acquisition,” “The Acquisition — Interests of Live Earth’s Related Parties in the Acquisition,” “Beneficial Ownership of WCA Waste Corporation Common Stock” and “Certain Relationships and Related Transactions.”

No Appraisal Rights

No stockholder of WCA Waste Corporation will be entitled to exercise appraisal rights or to demand payment for their shares in connection with the acquisition.

Material United States Federal Income Tax Consequences of the Acquisition

WCA Waste Corporation stockholders will not exchange their Common Stock in the acquisition and accordingly will not recognize any taxable gain or loss as a result of the acquisition.

The issuance of Common Stock associated with the closing of this transaction or other transactions plus the potential issuance of the Earn-Out Shares combined with the future issuance of payment-in-kind dividends on our convertible preferred stock may limit our ability to utilize our existing net operating loss carry-forwards or any other built in losses under Section 382 of the Internal Revenue Code. These net operating losses already, in part, are subject to Section 382 limits from prior changes in the Company’s stock ownership. At present, the Company believes that these limitations are not expected to have a significant impact on our future income taxes payable.

Tax matters are very complicated. The tax consequences to Live Earth interest holders will depend on its particular circumstances and actual facts. For additional information please see the section entitled “Material United States Federal Income Tax Consequences of the Acquisition” below.

Regulatory Matters and Stockholder Approval

We believe the acquisition and the transactions contemplated by the acquisition agreement are not subject to any federal or state regulatory requirement or approval, except for the application for listing the shares issuable in connection with the acquisition with Nasdaq, the stockholder approval required by Nasdaq Listing Rule 5635, and the approval of the Ohio Environmental Protection Agency of the ownership of Sunny Farms Landfill by WCA of Ohio. For additional information, please see the section entitled “The Acquisition Agreement — Unwinding of Transaction” and “The Acquisition Agreement — Regulatory Approvals and Stockholder Approval.”

Recommendation of Our Board of Directors

After careful consideration, our Board of Directors unanimously determined that the proposed issuance of Common Stock in the acquisition under the terms of the acquisition agreement is in the best interests of WCA Waste Corporation and its stockholders. As a result, our Board of Directors unanimously recommends that you vote “FOR” the proposal. For additional information please see section entitled “The Acquisition — Recommendation of the WCA Waste Corporation Board of Directors and its Reasons for the Acquisition.”

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

The following summary of consolidated historical financial data of the Live Earth Companies and summary pro forma condensed combined financial data of WCA Waste Corporation are being provided to help you in your analysis of the financial aspects of the acquisition. You should read this information in conjunction with the financials included elsewhere and incorporated by reference in this proxy statement. See “Where You Can Find More Information; Incorporation by Reference”, “Selected Historical and Pro Forma Financial Data” and “Live Earth Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Summary Historical Consolidated Financial Information of Live Earth and its Predecessor Operations

The following tables show Live Earth’s selected historical consolidated financial data as of December 31, 2008 and for the year ended December 31, 2008 and the Predecessor Operations’ selected historical consolidated financial data as of December 31, 2007, and for the years ended December 31, 2007 and 2006.

The consolidated financial information as of September 30, 2009 and for the nine month period ended September 30, 2009 and 2008 is derived from Live Earth’s unaudited consolidated financial statements, which are included elsewhere in this proxy statement and which, in Live Earth’s opinion, include all the adjustments (consisting of normal recurring adjustments) necessary for a fair statement of Live Earth’s financial position and results of operations for such period. Interim results for the nine month period ended September 30, 2009 are not necessarily indicative of results for the remainder of the fiscal year or for any period.

The financial data and financial statements presented for Live Earth at December 31, 2007 and for the years ended December 31, 2007 and 2006 are with respect to its Predecessor Operations (as defined below). Such unaudited financial data and statements relate to periods preceding Live Earth’s existence and/or ownership of the Live Earth Companies and related assets and liabilities. Such data and statements are derived from financial information and records obtained by Live Earth in connection with its acquisition of certain subsidiary operations and related assets from Regus Industries, LLC (“Regus”), which was formed in 2000 for the purpose of operating in the non-hazardous waste industry. As more fully described in “Live Earth’s Business — Predecessor Operations,” by late 2007, Regus was in serious financial distress and had been served with a complaint from the Ohio environmental authorities, jeopardizing its permits with respect to the Sunny Farms Landfill. Evergreen Indemnity Company, which had issued bonds securing the closure and post-closure obligations with respect to the Sunny Farms Landfill and the Brockton Transfer Station, was concerned that it could become obligated under these instruments. To avoid possible foreclosure or revocation of permits, Live Earth was formed to acquire the entities and related assets (referred to as the “Predecessor Operations” with respect to periods prior to January 1, 2008) that now constitute the core operating assets of Live Earth.

Live Earth has prepared the unaudited financial data and financial statements included in this proxy statement and the summary information below for the Predecessor Operations solely for the purposes of complying with the informational requirements applicable to this proxy statement. Live Earth has general ledgers for the Predecessor Operations and audited financial statements of Regus for the years ended December 31, 2005 and 2004, which included supplementary information that contained balance sheets and income statements by subsidiary. Live Earth has prepared unaudited financial information relating to the Predecessor Operations included herein, basing certain allocations upon estimates, assumptions and judgments that it considers reasonable in all material respects to prepare the financial information. Other allocations, including corporate overhead allocated by Regus, could not be determined from the financial records available to Live Earth.

The information relating to the Predecessor Operations should be read in conjunction with Notes 1 and 2 to the Consolidated Financial Statements of Live Earth and of the Predecessor Operations and “Live Earth Management’s Discussion and Analysis of Financial Condition and Results of Operations — Special Note Concerning Information for Periods Prior to January 1, 2008.” For cautions in using or evaluating information, including financial information, relating to the Predecessor Operations, please read “Risk Factors — Risks Relating to the Acquisition.”

	Predecessor Operations to		The Live Earth Companies
	the Live Earth Companies		Year Ended	Nine Months Ended
	Year Ended December 31,		December 31,	September 30,
	2007	2006	2008	2009	2008
	(In thousands)		(In thousands)
Consolidated Statements of Operations Data:
Revenue	$23,134	$25,487	$30,381	$22,569	$22,469
Net loss (1)	(8,605)	(2,097)	(6,418)	(2,636)	(4,934)

	Predecessor
	Operations to
	the Live Earth
	Companies	The Live Earth Companies
	December 31,	December 31,	September 30,
	2007	2008	2009
	(In thousands)	(In thousands)
Consolidated Balance Sheets Data:
Cash and cash equivalents	$31	$124	$215
Working capital	(19,906)	(1,639)	(1,010)
Total assets	39,570	51,783	53,022
Long-term debt, including current maturities	44,299	44,977	47,613
Equity (2)	—	(6,418)	(9,054)
Net liabilities in excess of assets	(29,481)	—	—

(1)	Net loss for the year ended December 31, 2008 represents net loss before allocation to non-controlling interest according to the change in accounting disclosure requirements.

(2)	Equity as of September 30, 2009 and December 31, 2008 refers to members’ deficit and non-controlling interest.

Summary of Unaudited Pro Forma Condensed Combined Financial Data

The unaudited pro forma condensed combined statements of operations of WCA Waste Corporation for the year ended December 31, 2008 and the nine months ended September 30, 2009 give pro forma effect to the acquisition of the Live Earth Companies as if such acquisition had occurred on January 1, 2008. The pro forma statements of operations are based on the historical results of operations of WCA Waste Corporation and Live Earth for the respective periods. The unaudited pro forma combined condensed balance sheet as of September 30, 2009 gives pro forma effect to the acquisition as if it had occurred on that date. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented in “Unaudited Pro Forma Condensed Combined Financial Statements” to provide relevant information necessary for an understanding of the combined company upon consummation of the acquisition.

This summary of pro forma data is being provided for illustrative purposes only. WCA Waste Corporation and the Live Earth Companies combined may have performed differently had the acquisition occurred prior to the period presented. In addition, since the unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of purchase consideration and fair values of assets acquired and liabilities assumed, the actual amounts recorded may differ materially from the information presented. You should not rely on the pro forma per share data presented as being indicative of the results that would have been achieved had WCA Waste Corporation and the Live Earth Companies been combined during the period presented or of the future results of WCA Waste Corporation following the acquisition.

Pro Forma
Combined
September 30, 2009
(In thousands)

Balance Sheet Data:
Cash and cash equivalents	$7,215
Working capital	(3,831)
Total assets	432,994
Long-term debt, including current maturities	219,743
Stockholders’ equity	161,734

	Pro Forma Combined
	Year Ended	Nine Months Ended
	December 31,	September 30,
	2008	2009
	(In thousands, except per share data)

Statements of Operations Data:
Revenue	$238,390	$170,479
Net loss available to common stockholders	$(36,036)	$(1,822)
Per share — basic and diluted	$(1.82)	$(0.09)
Weighted average shares outstanding — basic and diluted	19,813	19,357

RISK FACTORS

You should carefully consider each of the following risks and all of the other information contained in this document, including the acquisition agreement attached as Annex A hereto. Some of the risks described below relate principally to the business and the industry in which our business, including the acquired businesses of the Live Earth Companies, will operate after the acquisition, while others relate principally to the acquisition and the proposed issuance of our Common Stock. We have also disclosed a number of material risks facing WCA Waste Corporation under Item 1A of our annual report on Form 10-K for the year ended December 31, 2008, which we filed with the Securities and Exchange Commission on March 12, 2009, and in our subsequently filed quarterly reports on Form 10-Q, which are incorporated herein by reference.

The risks described below are not the only risks that we will face following the acquisition. Additional risks and uncertainties not currently known to us may also materially and adversely affect our business operations and financial condition or the price of our Common Stock following completion of the acquisition.

Risks Relating to the Acquisition

Individuals affiliated with Live Earth currently beneficially own (excluding purchase rights) approximately 10.8% of our outstanding Common Stock prior to the consummation of the acquisition and will beneficially own approximately 16.3% of our outstanding Common Stock immediately following the acquisition and could beneficially own up to 21.8% of our outstanding Common Stock following the acquisition (including purchase rights). Following this acquisition, these individuals will have significant voting power and potential influence and control over our company.

Certain members of Live Earth and/or Live Earth Funding LLC, including Joseph E. LoConti, Daniel J. Clark, Gregory J. Skoda and the Patricia A. Skoda Revocable Trust, beneficially own approximately 10.8% of our Common Stock. In connection with the acquisition of the Live Earth Companies, these parties may acquire a beneficial interest in approximately 1,495,000 shares of our Common Stock at the closing and a beneficial interest in up to an additional 777,778 shares of Common Stock pursuant to the earn-out provisions, subject to distribution determinations and membership allocations. In addition, these individuals have the right to acquire up to 747,014 additional shares of our Common Stock pursuant to an agreement with one of our stockholders. Following the acquisition, these individuals will beneficially own (excluding purchase rights) approximately 16.3% of our Common Stock and, in the event all shares issuable pursuant to the earn-out and the purchase right are issued, they could beneficially own approximately 21.8% of our Common Stock, subject to distribution determinations and membership allocations. The parties named above have entered into a voting agreement with WCA under which they have agreed to vote in favor of the acquisition, and will enter into a stockholders’ agreement with WCA relating to their WCA Common Stock ownership rights. Such agreement is to be negotiated, but it may include matters relating to the purchase and sale of WCA Common Stock and certain voting matters. Nonetheless, this concentration of ownership and the potential ability to significantly influence our management and affairs may have the effect of preventing or discouraging transactions involving a potential change of control or otherwise adversely affect us.

Live Earth acquired its Predecessor Operations only as of January 2008 from Regus Industries, LLC (“Regus”), which was in financial distress. While Live Earth management has general ledger information for the Predecessor Operations and some consolidating audited information as to the years ended December 31, 2004 and 2005, given the limited historical financial information available, the limited operating experience under current Live Earth management and the circumstances of Live Earth’s acquisition of the Predecessor Operations, financial and operating information relating to Live Earth for periods before January 1, 2008 should be evaluated and used only with caution and an awareness of the limitations of such information.

On January 1, 2008, Live Earth acquired its core assets from Regus, which was formed in 2000 for the purpose of operating in the non-hazardous waste industry. As more fully described in “Live Earth’s Business — Predecessor Operations,” by late 2007 Regus was in serious financial distress, was in default under its secured lending facility and had been served with a complaint concerning alleged environmental violations from the Ohio Environmental Protection Agency and other regulatory authorities, jeopardizing its permits with respect to the Sunny Farms Landfill. Evergreen Indemnity Company (“Evergreen”), which had issued bonds securing the closure and post-closure obligations relating to the Sunny Farms Landfill and the Brockton Transfer Station, was concerned that it would become obligated under these instruments. To avoid possible foreclosure or revocation of permits, Live Earth was formed to acquire the membership interests in Champion City Recovery, LLC, Boxer Realty Redevelopment, LLC, Sunny Farms Landfill, LLC and New Amsterdam and Seneca Railroad, LLC (the operations for periods prior to January 1, 2008, the “Predecessor Operations”). Management of Live Earth did not rely on financial information from the Predecessor Operations in making its acquisition decision. Moreover, Live Earth did not retain the management or key accounting personnel of the Predecessor Operations, but rather retained only billing and payable clerks and landfill and transfer station operations personnel.

Live Earth has the general ledgers for the Predecessor Operations (though it does not have all the supporting documentation) and access to audited financial statements of Regus for the years ended December 31, 2004 and 2005, which included supplementary information that contained balance sheets and income statements by subsidiary. In order to prepare the financial statements and financial information for the periods preceding January 1, 2008 required to be included in this proxy statement under federal securities laws, Live Earth had to rely on the limited information received from the Predecessor Operations and make significant estimates, assumptions, and judgments with respect to the Predecessor Operations. For a more complete description of such estimates, assumptions and judgments please read Notes 1 and 2 to the Consolidated Financial Statements of Live Earth and of the Predecessor Operations and “Live Earth Management’s Discussion and Analysis of Financial Condition and Results of Operations — Special Note Concerning Information for Periods Prior to January 1, 2008.” While Live Earth considers these estimates, assumptions and judgments to be reasonable in all material respects, since they are estimates, assumptions and judgements, they may not accurately reflect the financial performance or condition of the Predecessor Operations for such periods. WCA and Live Earth urge readers to use great caution when using or evaluating such information.

Although Live Earth does not know of any information that would make the financial statements or financial data for the periods prior to January 1, 2008 included herein incorrect in any material respect, it notes that the audited financial information for the year ended December 31, 2008 and the unaudited information for the quarter and nine months ended September 30, 2009 reflect the financial condition, results and trends of Live Earth under the operation and control of Live Earth’s current management.

If regulatory approval of the expansion of the Sunny Farms Landfill is delayed or denied, it could have a material adverse effect on the long-term results of operations of the Sunny Farms Landfill.

One of the critical considerations of the WCA Board in approving the acquisition agreement and recommending approval to our stockholders is the proposed and planned expansion of the Sunny Farms Landfill. The useful life of the current facility boundaries of the Sunny Farms Landfill is four to six years. The proposed expansion encompasses 160 acres with the capacity for between 30 and 35 million cubic yards of airspace and an estimated life of 25 years. While the Live Earth Companies have had constructive conversations with regulatory authorities regarding the planned expansion and such expansion appears to have favorable community support, there are no assurances that the permit application for expansion of the Sunny Farms Landfill will be granted. The failure to obtain approval for expansion of the Sunny Farms Landfill would have a material adverse effect on the long-term results of operations of the Sunny Farms Landfill.

We will issue a large number of shares of Common Stock in connection with the acquisition, which will result in substantial dilution to our existing stockholders.

In connection with the acquisition of the Live Earth Companies, we have agreed to issue shares of our Common Stock as acquisition consideration. We will issue 3,555,556 shares as acquisition consideration at closing and, if the maximum earn-out is achieved, up to 2,000,000 additional shares at the end of the earn-out period, for a maximum of 5,555,556 shares. The issuance of a total of 5,555,556 shares as acquisition consideration would represent a roughly 33.7% increase in the number of shares of our Common Stock outstanding prior to the acquisition, which would be the maximum dilutive effect of the acquisition transaction.

In all events, our issuance of shares of Common Stock in connection with the acquisition will result in substantial percentage dilution of our existing stockholders’ ownership interests. Our issuance of these shares also may have an adverse impact on our net income per share in fiscal periods that include (or follow) the date of the acquisition.

The calculation of the initial acquisition consideration will not be adjusted in the event the value of the business or assets of the Live Earth Companies decline before the acquisition is completed.

The calculation of the number of shares of our Common Stock and the amount of cash we will pay as acquisition consideration will not be adjusted in the event that the value of the Live Earth Companies’ business declines prior to the consummation of the acquisition. We will not be required to consummate the acquisition if the Live Earth Companies experience a “material adverse effect” (as described below in “The Acquisition Agreement — Conditions to Consummation of the Acquisition”). However, we will not be permitted to terminate the acquisition agreement because of any changes in the value of the business that do not rise to the level of a material adverse effect or otherwise cause to fail or satisfy a condition to closing. In the event of such a material adverse effect, however, we may be required under federal securities laws to amend the proxy statement to disclose additional material information and re-solicit the vote of our stockholders.

If the conditions to the closing of the acquisition are not met, the acquisition will not occur, which could adversely impact the market price of our Common Stock as well as our business, financial condition and results of operations.

Specified conditions must be satisfied or waived before the acquisition can be completed, including, without limitation, obtaining the requisite approval of our stockholders with respect to our proposed issuance of Common Stock in the acquisition. These conditions are summarized in the section in this proxy statement entitled “The Acquisition Agreement — Conditions to the Consummation of the Acquisition” and are described in detail in the acquisition agreement attached to and included in this proxy statement as Annex A.  We cannot assure you that each of the conditions will be satisfied.

If the conditions are not satisfied or waived in a timely manner and the acquisition is delayed, we may lose some or all of the intended or perceived benefits of the transaction which could cause our stock price to decline and harm our business. If the acquisition is not completed for any reason, our stock price may decline to the extent that the current market price reflects a market assumption that the acquisition will be completed.

In addition, we will be required to pay our costs related to the acquisition even if the acquisition is not completed, such as amounts payable to legal advisors and independent accountants, and such costs could be significant. All of these costs will be incurred whether or not the transaction is completed.

As shares of our Common Stock issued in the acquisition become eligible for resale, the sale of those shares could adversely impact our stock price.

All of the shares of our Common Stock issued as acquisition consideration on the closing date will be issued pursuant to an exemption from the registration requirements of the federal securities laws and will be subject to limitations on resale following closing. Accordingly, a portion of these shares held by persons who are not deemed to be affiliates of WCA will become eligible for resale six months after the closing date, or earlier in the event that the shares are registered for resale pursuant to the piggyback registration rights contemplated in the registration rights agreement to be entered into by the parties. Shares held by persons who are deemed to be affiliates of WCA may be eligible for resale six months after the closing date but will be subject to volume limitations and the number of shares which may be sold could be limited. However, none of the shares of WCA Common Stock issuable in the transaction may be sold prior to WCA receiving the permit to operate the Sunny Farms Landfill, which could take up to 18 months, or longer, to receive. Our stock price may suffer a significant decline as a result of the sudden increase in the number of shares sold in the public market or market perception that the increased number of shares available for sale will exceed the demand for our Common Stock.

Cash expenditures and capital commitments associated with our proposed acquisition of the Live Earth Companies may create significant liquidity and cash flow risks for us, and we may incur substantial debt in order to satisfy our obligations.

Our principal sources of liquidity are cash on hand, cash flow from our operations and borrowing capacity under our credit facility. As of September 30, 2009, our adjusted cash and cash equivalent balance totaled approximately $26.9 million, after accounting for borrowings of approximately $19.5 million under our senior credit facility to partially finance the acquisition and related working capital. The cash expenditures required in connection with the acquisition are substantial. The acquisition agreement requires us to pay $2,000,000 in cash to Live Earth and $16,750,000 in cash to repay certain indebtedness of Live Earth as part of the acquisition consideration. In addition, we have also incurred and may continue to incur significant transaction expenses in connection with the acquisition.

Under the indenture governing our senior notes and our credit agreement, we are required to maintain specified financial ratios and satisfy certain financial tests. Violation of those covenants would place us in default, so we must manage our financial condition carefully. We will be larger with greater revenue and therefore operating cash needs as a result of the acquisition. If actual results fail to meet our expectations regarding the revenues and expenses of the acquired business, our historical cash flows may not be sufficient to meet our capital requirements. If additional funding is required for operations, to cure loan defaults or for other purposes, we may attempt to seek funds from time to time through public or private equity or debt financing, although additional funds may not be available on terms acceptable to us or at all. We may also decide to raise additional capital at such times and upon such terms as management considers favorable and in our interests. Any such additional capital-raising transactions would be likely to further dilute the interests of our stockholders.

If approval of the transfer of the Sunny Farms Landfill by the Ohio Environmental Protection Agency is delayed or denied, the acquisition transaction could be at risk or completely unwound.

The change in ownership and control of Sunny Farms Landfill LLC, as contemplated by the proposed acquisition requires approval of the Ohio EPA based on a background investigation that will be conducted by the Ohio Attorney General. Approval from the Ohio EPA typically takes between six and eighteen months. In order to close the transactions contemplated by the acquisition agreement, WCA of Massachusetts and WCA of Ohio have filed the required application and disclosure information with the Ohio EPA and requested exemption from compliance with Section 3734.42(F)(1) of the Ohio Revised Code and Rule 109:6-1-02(A)(3). If the waiver is not granted by the Ohio EPA, the closing of the acquisition of the Live Earth Companies could be delayed for an indefinite period of time. Even if the waiver is granted, there is no assurance that Ohio EPA will approve the ownership of the Sunny Farms Landfill by WCA of Ohio, LLC. In such event, the acquisition agreement provides for an unwinding of the transactions contemplated by the acquisition agreement. For additional information, please see the section entitled “The Acquisition Agreement — Unwinding of Transaction.”

The integration of WCA Waste Corporation and the Live Earth Companies may not be completed successfully, cost-effectively or on a timely basis.

Since the proposed acquisition represents entry into a new geographic market and would be our initial experience operating rail-based waste transportation and disposal operations, the integration process will require us to significantly expand the time and scope of our operations and financial systems. Our management will be required to devote substantial time and attention to the process of integrating the operations of WCA and the Live Earth Companies. There is a difficulty and management involvement inherent in that process. These difficulties include, among others:

•	the diversion of management’s attention from the day-to-day operations of the combined company;

•	the management of a larger and more geographically diverse company than before completion of the acquisition;

•	the assimilation of employees and the integration of two business cultures;

•	challenges in attracting and retaining key personnel;

•	the integration of information, accounting, finance, sales, billing, payroll and regulatory compliance systems;

•	challenges in keeping existing customers and obtaining new customers; and

•	challenges in combining service offerings and marketing activities.

There is no assurance that we will successfully or cost-effectively integrate the Live Earth Companies’ operations with our own. For example, the costs of achieving systems integration may substantially exceed our current estimates. As non-public companies, the Live Earth Parties have not had to comply with the requirements of the Sarbanes-Oxley Act of 2002 for internal control and other procedures. Bringing its systems into compliance with those requirements may cause us to incur substantial additional expense. In addition, the integration process may cause an interruption of, or loss of momentum in, the activities of our business after completion of the acquisition. If our management is not able to effectively manage the integration process, or if any significant business activities are interrupted as a result of the integration process, our business could suffer and its results of operations and financial condition may be harmed.

A controlling interest in our voting stock is held by one fund and a small number of individuals, including management and individuals affiliated with Live Earth, which when combined with various agreements and rights of the fund, may discourage a change of control transaction and may exert control over our strategic direction. Due to the issuance of shares of our Common Stock in the acquisition this controlling interest will increase.

As of December 10, 2009,

•	Joseph E. LoConti, Daniel J. Clark and certain of their affiliates beneficially owned (excluding purchase rights) approximately 10.8% of the outstanding shares of our Common Stock and could beneficially own (including purchase rights) up to 21.8% of the outstanding shares of our Common Stock following the acquisition.

•	Ares Corporate Opportunities Fund II L.P (Ares) held preferred shares convertible into our Common Stock at a price of $9.60 per share. The preferred shares were issued on July 27, 2006 and carry a 5% payment-in-kind (“PIK”) dividend payable semi-annually. As of December 10, 2009, the preferred shares were immediately convertible into 9,240,948 shares of our Common Stock (representing approximately 35.9% of the outstanding Common Stock on a post-conversion basis prior to the acquisition and approximately 31.5% of the outstanding Common Stock following the acquisition (prior to the issuance of any shares pursuant to the earn-out). Dividends are solely PIK for the first five years — that is, they are payable solely by adding the amount of dividends to the stated value of each share. At the end of five years the preferred shares would be convertible into approximately 10,000,661 shares of Common Stock, which based on the currently outstanding shares would represent approximately 37.7% of the post-conversion shares outstanding. Please read “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Preferred Stock” in our Quarterly Report on Form 10-Q, filed with the SEC on October 30, 2009, which is incorporated herein by reference, for a description of the various arrangements with Ares.

•	Our executive officers, directors and their related entities owned or controlled approximately 17.6% of the outstanding shares of our Common Stock prior to the acquisition and approximately 14.5% of the outstanding Common Stock following the acquisition (prior to the issuance of any shares pursuant to the earn-out).

Accordingly, these parties collectively held a controlling vote and will have the ability to significantly influence our management and affairs. This concentration of ownership and the potential ability to significantly influence our management and affairs may have the effect of preventing or discouraging transactions involving a potential change of control or otherwise adversely affect us.

Risks Relating to the Business of the Live Earth Companies

If railway access to the Sunny Farms Landfill were limited or prohibited due to the termination of the current contract with a Class 1 railroad operator or otherwise, the operations of the landfill would suffer.

The majority of solid waste that is disposed of at the Sunny Farms Landfill and the future growth of the Sunny Farms Landfill will be dependent on maintenance of rail access to the Landfill. The rail disposal operations at the Sunny Farms Landfill are serviced currently by a national rail transportation company that operates a Class 1 railroad (the “Railroad”) pursuant to a written agreement between Sunny Farms Landfill LLC and the Railroad (the “Railroad Contract”). Live Earth has initiated discussions with the Railroad to renew and extend the Railroad Contract. If the Railroad Contract is not renewed and extended on substantially similar terms as are currently in effect, it would have a material adverse affect on the results of operations of the Sunny Farms Landfill.

In addition to the importance of securing the renewal and extension of the Railroad Contract and continued access to the Railroad’s direct rail line, other unforeseen events such as derailments, inclement weather and labor strikes could occur and interfere with access to the Railroad’s direct rail line. If any such disruption lasted for a protracted period of time, it could adversely impact the Sunny Farms Landfill’s results of operation.

If material disposed of at the Sunny Farms Landfill is reclassified by the Ohio Attorney General or another regulatory authority, we could face higher fees or civil money penalties that could negatively affect the profitability of our operations.

The Sunny Farms Landfill is subject to a consent decree with the Ohio Attorney General and a related settlement agreement with the local solid waste management district relating to the classification of the solid waste disposed of at the Sunny Farms Landfill as either municipal solid waste (“MSW”) or construction and demolition waste (“C&D Waste”). Waste that is classified as MSW is subject to higher environmental fees than C&D Waste that are payable to the Ohio EPA and the local solid waste management district, and these fees change periodically in response to regulatory budgeting needs. The consent order contains a dispute mechanism for addressing classification and fee matters with the Ohio EPA and Ohio Attorney General; however, in the event that any disputes or disagreements arise under the consent decree, settlement agreement or other applicable regulations, the Ohio Attorney General or the local solid waste management district could take action to reclassify waste that has been disposed of at the landfill as MSW and impose higher fees and civil money penalties.

The Live Earth Companies face environmental regulation which could adversely affect the results of operations by prohibiting or limiting certain operations or generating high compliance costs.

The Live Earth Companies face environmental regulation with respect to their operations. To the extent that these environmental risks remain unidentified or not fully addressed, we may experience additional compliance costs which would adversely impact our results of operations.

In order to operate the business of the Live Earth Companies, we must obtain regulatory permits and approvals, and the failure to obtain or maintain such permits and approvals could prevent or limit our business operations.

The Live Earth Companies’ landfill and transfer station sites depend on regulatory permits and approvals to operate. If these permits and approvals are not appropriately transferred to, obtained by and/or renewed by us, due to opposition from local constituents of such sites or otherwise, our operation of these sites may be at risk.

Other Risks Relating to WCA Waste Corporation and the Combined Company

Our limited experience with rail-based waste disposal may reduce the expected benefits of the acquisition.

The majority of solid waste that is disposed of at the Sunny Farms Landfill is disposed of through rail transportation. Although WCA has extensive management experience in solid waste collection, transportation and disposal, including prior management experience in rail-based operations, the proposed acquisition of the Live Earth Companies represents WCA’s first foray into rail-based solid waste transportation and disposal.

We may not be successful in our expansion into the geographic markets currently served by the Live Earth Companies and in addressing the new opportunities that we expect to arise out of the combination.

The proposed acquisition of the Live Earth Companies will expand WCA’s footprint into the midwest and northeastern areas of the United States. Historically, our operations have been focused on the southern United States. While we are confident that our extensive management and operations experience in the solid waste industry will enable us to effectively expand and compete in these new geographic markets, we may encounter operational and execution risks that are unique to these new markets.

If we are unable to identify and successfully acquire and integrate additional waste collection operations in the eastern United States that permit us to leverage the acquisition of the Live Earth Companies, the long-term benefits of the acquisition could be diminished.

We believe that the acquisition of the Live Earth Companies will improve our results of operations, further diversify our revenue stream, enhance our shareholder value, and provide us with a strategic opportunity to expand the reach of our footprint and acquisition pipeline. The implementation of this strategic opportunity will depend in part on additional acquisitions of transfer stations and other waste collection operations in the eastern United States that are conducive to rail-based disposal. There are no assurances that we will be successful in identifying or completing such potential acquisitions or in integrating any such completed acquisitions. Our failure to do so could adversely affect the long-term benefits of the proposed acquisition of the Live Earth Companies.

In order to be successful, we must retain and motivate key employees, which will be more difficult in light of uncertainty regarding the acquisition, and failure to do so could prevent us from realizing the expected benefits of the acquisition.

In order to be successful, the combined company must retain and motivate executives and other key employees. The market for highly skilled employees is limited, and the loss of key employees could have a significant impact on our operations. Employee retention may be a particularly challenging issue in connection with the acquisition. Employees of WCA Waste Corporation or the Live Earth Companies may experience uncertainty about their future role with the combined company until or after strategies with regard to the combined company are announced or executed. This circumstance may adversely affect our ability to attract and retain key management, marketing and technical personnel. We also must continue to motivate employees and keep them focused on the strategies and goals of the combined company, which may be particularly difficult due to the potential distractions of the acquisition. The loss of key personnel could lead to loss of customers and a decline in revenues and prevent us from realizing the expected benefits from the acquisition.

The current U.S. economic environment, as well as any future downturns, may reduce our volume and/or pricing on our combined services, preventing us from realizing the expected benefits of the acquisition.

Our business and the businesses of the Live Earth Companies is affected by changes in national and general economic factors that are outside of our control, including consumer confidence, interest rates and access to capital markets. Although our services are of an essential nature, a weak economy generally results in decreases in volumes of waste generated, which decreases our revenues.

Additionally, consumer uncertainty and the loss of consumer confidence may limit the number or amount of services requested by customers and our ability to increase customers’ pricing. During weak economic conditions we may also be adversely impacted by customers’ inability to pay us in a timely manner, if at all, due to their financial difficulties.

Increases in the costs of fuel may reduce our operating margins and the expected benefits of the acquisition.

The price and supply of fuel needed to run our collection and transfer trucks and our landfill equipment is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by OPEC and other oil and gas producers, war and unrest in oil producing countries, regional production patterns and environmental concerns. Any significant price escalations or reductions in the supply could increase our operating expenses or interrupt or curtail our operations. Failure to offset all or a portion of any increased fuel costs through increased fees or charges would reduce our operating margins.

There is no assurance that we will be able to continue or expand upon the Live Earth Companies’ past operations following the acquisition.

If we are unable to continue to develop or maintain the Live Earth Companies’ existing relationships with its customers, we may not achieve the growth of revenues we anticipate from the acquisition and our operating results may suffer.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement may contain certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements and any statements regarding the benefits of the acquisition, or WCA Waste Corporation’s or the Live Earth Companies’ future financial condition, results of operations and business are also forward-looking statements.

These forward-looking statements appear in a number of places and include statements with respect to, among other things:

•	projected operating or financial results;

•	the ability to integrate the operations of WCA Waste Corporation and the Live Earth Companies;

•	the amount and timing of any cost savings synergies or other efficiencies expected to result from the acquisition;

•	prospects for our products and services and expected activity in our areas of operations;

•	the effects of competition in our areas of operations;

•	the current recession and economic condition and expected trends in the industries we serve;

•	the effects of competition in our areas of operations;

•	the amount, nature and timing of capital expenditures, including future development costs, and availability of capital resources to fund capital expenditures;

•	the various risks and other factors considered by the Board of Directors of WCA Waste Corporation under “The Acquisition — Recommendation of the WCA Waste Corporation’s Board of Directors and Its Reasons for the Acquisition”;

•	the impact of political and regulatory developments;

•	future and pro forma financial condition or results of operations and future revenues and expenses; and

•	business strategy and other plans and objectives for future operations.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond our control. These include, but are not limited to, quarterly variations in operating results, adverse changes in economic conditions in the markets served by WCA Waste Corporation or by its customers, the ability to effectively compete for new projects, estimates and assumptions in determining financial results, and the other risks described herein and under the caption “Risk Factors” in WCA Waste Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following factors:

•	the ability to consummate the acquisition;

•	failure, difficulties and delays in obtaining regulatory clearances and approvals for the acquisition;

•	failure, difficulties and delays in achieving expected synergies and cost savings; and

•	failure, difficulties and delays in meeting conditions required for closing set forth in the acquisition agreement.

Should one or more of the risks or uncertainties described above or elsewhere occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement or the date of any document incorporated by reference in this proxy statement, as applicable.

All forward-looking statements, expressed or implied, included in this proxy statement are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that WCA Waste Corporation or persons acting on their behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section.

PROPOSAL 1: APPROVAL OF THE ISSUANCE OF WCA WASTE CORPORATION
COMMON STOCK AS CONSIDERATION IN CONNECTION WITH THE PROPOSED
ACQUISITION BY WCA WASTE CORPORATION OF THE LIVE EARTH COMPANIES

At the WCA Waste Corporation special meeting, our stockholders will be asked to consider and vote upon a proposal to approve the issuance of shares of our Common Stock in connection with our proposed acquisition of the Live Earth Companies. Set forth below in the sections entitled “The Acquisition” and “The Acquisition Agreement” is a discussion of the proposed transaction, including a description of the terms and conditions of the acquisition agreement. You should review these sections carefully in connection with your consideration of the proposal.

THE ACQUISITION

General

On December 9, 2009, the WCA Parties, on the one hand, and the Live Earth Parties, on the other hand, entered the acquisition agreement, to acquire the Live Earth Companies and certain assets and related liabilities.

Background of Acquisition

WCA continually reviews strategic options to improve its assets and its business opportunities. One of the areas for potential growth that WCA has considered is opportunistic acquisitions that offer geographic diversity, expand our footprint, broaden our acquisition pipeline, and strengthen our waste disposal capabilities.

Live Earth first contacted us in August 2009. On August 3, 2009, representatives of WCA and Live Earth met to discuss Live Earth’s business operations, history and prospects. Representatives of WCA conducted a site visit to the Sunny Farms Landfill on August 11, 2009. On August 31 and September 1, 2009, senior management of WCA and Live Earth met and commenced preliminary negotiations of the general terms and conditions of a potential transaction. Further discussions and due diligence between WCA and Live Earth took place during September and October. On October 27, 2009, the Board of Directors of WCA met and authorized WCA to enter into a non-binding letter of intent with Live Earth and to commence due diligence.

On October 25, 2009, WCA entered into a letter agreement with Messrs. LoConti, Clark and Skoda in connection with their purchase of shares of WCA Common Stock from certain of our affiliates. This letter was entered into as an condition to the waiver of the application of Section 203(a)(1) of the Delaware General Corporation Law (“DGCL”) by the WCA Board of Directors as to the purchase transaction by Messrs. LoConti, Clark and Skoda and/or their affiliates.

The parties entered into a non-binding letter of intent on October 29, 2009.

At various dates and times between November 10, 2009 and December 8, 2009, representatives from WCA and its attorneys from Andrews Kurth LLP conferred with Live Earth’s representatives and its attorneys from Baker and Hostetler LLP to negotiate the key terms of the acquisition agreement.

On December 8, 2009, our Board of Directors conducted a site visit at the Sunny Farms Landfill and held a regular meeting to discuss the proposed acquisition terms and the acquisition agreement. After extensive discussion and deliberation on the proposed transaction, our Board of Directors unanimously determined that the acquisition agreement and the acquisition were advisable and in the best interests of our stockholders, approved the acquisition agreement and its execution and resolved to recommend to our stockholders to approve the issuance of shares of our Common Stock in connection with the acquisition.

On December 9, 2009, the WCA Parties and the Live Earth Parties executed the acquisition agreement.

Recommendation of the WCA Waste Corporation Board of Directors and Its Reasons for the Acquisition

By unanimous vote at a meeting held on December 8, 2009, the Board of Directors determined that the acquisition agreement and the transactions contemplated by it are advisable and in the best interests of WCA Waste Corporation and its stockholders and approved and adopted the acquisition agreement and approved the issuance of up to 5,555,556 shares of WCA Waste Corporation Common Stock pursuant to the acquisition agreement. The WCA Waste Corporation Board of Directors recommends that WCA Waste Corporation stockholders vote FOR the approval of the issuance of WCA Waste Corporation Common Stock pursuant to the acquisition agreement.

In deciding to approve the acquisition agreement and to recommend that our stockholders vote to approve the issuance of our Common Stock pursuant to the acquisition agreement, the Board of Directors consulted with WCA Waste Corporation’s management and legal and financial advisors and considered several factors.

Many of the factors considered favored the conclusion of the WCA Waste Corporation’s Board of Directors that the acquisition is advisable and in the best interests of WCA and its stockholders, including the following:

•	that the acquisition would enhance its customer opportunities and service offerings by increasing its landfill, transfer station and rail-haul operations;

•	that the acquisition represents an opportunistic expansion into new geographic markets and further diversifies its revenue streams;

•	that the acquisition would enhance the assets of WCA and would lead to future business and potential acquisition opportunities;

•	that the addition of the Live Earth Companies’ operations make WCA more competitive for integrated operations and better able to compete with its largest competitors;

•	the continued strength of the balance sheet of the combined company post-acquisition in order to maintain business flexibility;

•	the ability of the WCA Parties and the Live Earth Parties to complete the acquisition, including their ability to obtain the necessary regulatory approvals and their respective obligations in connection with obtaining those approvals; and

•	the acquisition’s structure.

The WCA Waste Corporation’s Board of Directors also considered a variety of risks and other potentially negative factors concerning the acquisition agreement and the transactions contemplated by it, including the acquisition. These factors included:

•	that there are significant risks inherent in combining and integrating two or more companies, including that the companies may not be successfully integrated and that successful integration of the companies will require the dedication of significant management resources, which will temporarily detract attention from the day-to-day businesses of the combined company;

•	the effects on cash flows from operations and other financial measures under various modeling assumptions, and the uncertainties in timing and execution risk with respect to the anticipated benefits of the acquisition;

•	that the acquisition might not be completed as a result of a failure to satisfy the conditions contained in the acquisition agreement, including failure to receive necessary approvals;

•	the possibility of losing key employees and skilled workers as a result of the acquisition; and

•	other matters described under the caption “Risk Factors.”

This discussion of the information and factors considered by the WCA Waste Corporation’s Board of Directors in reaching its conclusion and recommendations includes the material factors considered by the Board of Directors but is not intended to be exhaustive and is not provided in any specific order or ranking. In view of the wide variety of factors considered by the WCA Waste Corporation’s Board of Directors in evaluating the acquisition agreement and the transactions contemplated by it, including the acquisition, and the complexity of these matters, the WCA Waste Corporation’s Board of Directors did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weight to those factors. In addition, different members of the WCA Waste Corporation’s Board of Directors may have given different weight to different factors. The WCA Waste Corporation’s Board of Directors did not reach any specific conclusion with respect to any of the factors considered and instead conducted an overall analysis of such factors.

In addition to the factors described above, in making its determination, our Board of Directors also considered the Live Earth Companies’ historical financial results, to the extent available and exclusively for the period commencing January 1, 2008 to October 31, 2009 when Live Earth’s current management group gained control over the Live Earth Companies, as well as financial analyses and estimated operating results for the Live Earth Companies’ business subsequent to the acquisition that were prepared by our management based upon their due diligence review of the Live Earth Companies’ financial information, projected operational results and business. The financial analyses and estimated results prepared by our management principally included:

•	a review of historical operating results for 2008 and the nine month period ended September 30, 2009;

•	a projection of near-term volume and operating results;

•	adjustments to the historical operating results which reflect the adoption of WCA operating, accounting and capital structure;

•	projected future volume and pricing changes and their associated operational changes and financial results;

•	projected future capital spending associated with maintaining current operations as well as implementing our future operating plan;

•	the tax implications of the proposed acquisition; and

•	anticipated returns resulting from projected operating results of the proposed acquisition.

Our management prepared these analyses using only data provided to us by Live Earth and informal methodologies. Our management did not attempt a comprehensive valuation using a broad set of data for many comparable companies or transactions, nor did our management represent to the Board of Directors that these analyses constituted a formal valuation analysis of the type that would be prepared by independent appraisers or valuation experts. Rather, they were presented in order to demonstrate that the proposed purchase price that management was negotiating was within a range of valuations using simple data points. They were prepared using financial data through October 31, 2009, considering available information at the time we were negotiating the acquisition of the Live Earth Companies and have not been updated since then.

The financial analyses and operating results estimates prepared by our management were prepared from limited sources of information, particularly with respect to periods prior to January 1, 2008, and cannot be considered representative of actual future revenues and expenses attributable to the acquired business. The analyses and estimates were prepared for the purpose of providing our Board of Directors an indication of how the acquired business operations might look if viewed on a stand-alone basis in light of assumptions deemed reasonable when management prepared them. Subsequent to the acquisition, we intend to fully integrate the operations of the Live Earth Companies with our own, and results will be reported on a combined basis as a single business segment. We do not intend to provide disclosure of future operating results in the manner implied by the information prepared by management for use by our Board of Directors. The foregoing information contains “forward-looking statements.” Please refer to the disclosure and disclaimer regarding “forward-looking statements” contained elsewhere in this proxy statement under the heading “CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS.”

Our Board of Directors considered the financial analyses prepared by our management, along with the potential benefits and negative factors described above. After careful consideration of the overall benefits and risks presented by the proposed acquisition of the Live Earth Companies, our Board of Directors resolved unanimously that the transactions contemplated by the acquisition agreement are advisable and in the best interests of the stockholders of WCA Waste Corporation and approved the acquisition agreement, the acquisition, the issuance of shares of our Common Stock in connection with the acquisition and the other transactions contemplated by the acquisition agreement. The WCA Waste Corporation Board of Directors recommends that the stockholders of WCA Waste Corporation vote “FOR” approval of the issuance of shares of our Common Stock in connection with the acquisition.

Interests of WCA Waste Corporation’s Officers and Directors in the Acquisition

Our directors and officers will receive no extra or special benefit that is not shared on a pro rata basis by all other holders of our Common Stock in connection with the acquisition.

Interests of Live Earth’s Related Parties in the Acquisition

Certain related parties of Live Earth have interests in the acquisition, in addition to Live Earth’s receipt of the closing consideration.

Certain members of Live Earth and/or Live Earth Funding, LLC, Joseph E. LoConti, Daniel J. Clark, Gregory J. Skoda and the Patricia A. Skoda Revocable Trust, beneficially own (excluding purchase rights) approximately 10.8% of our Common Stock. These parties also have a right to acquire up to 747,014 additional shares of our Common Stock pursuant to an agreement with one of our stockholders. Pursuant to a voting agreement entered into with WCA, these parties have agreed to vote all shares of WCA Common Stock that they own as of the record date in favor of the proposal submitted to our stockholders under this proxy statement to approve the issuance of the shares in the acquisition.

In connection with the acquisition, Mr. LoConti, Mr. Clark, Mr. Skoda and the Patricia A. Skoda Revocable Trust, could collectively acquire beneficial ownership of approximately 1,495,000 shares of our Common Stock at the closing and up to an additional 777,778 shares of Common Stock pursuant to the earn-out provisions. The

Earn-Out Shares provide for payment in full of outstanding indebtedness owed by Live Earth to Live Earth Funding, LLC.

Following the acquisition, these individuals will collectively beneficially own (excluding purchase rights) approximately 16.3% of our Common Stock and, in the event all shares issuable pursuant to the earn-out and the purchase right are issued, they could beneficially own approximately 21.8% of our Common Stock. These parties will enter into a stockholders’ agreement relating to their WCA Common Stock ownership rights, which may include matters relating to the purchase and sale of WCA Common Stock and certain voting matters.

Mr. LoConti, Mr. Clark and other members of Live Earth, LLC and Live Earth Funding, LLC have an ownership interest in Evergreen Indemnity Company (“Evergreen”), which issues substantially all of the closure and post-closure bonds that provide the required financial assurance for WCA’s obligations with respect to our landfill and transfer station operations, as well as certain other financial assurance instruments such as performance bonds with respect to our municipal waste collection contracts. In connection with the acquisition, WCA will assume the obligations of the Live Earth Parties to Evergreen under certain closure and post-closure bonds issued to the Live Earth Parties with respect to the Sunny Farms Landfill and Brockton Transfer Station.

Christopher Valerian is the manager and president of Live Earth and has served in such capacity since the acquisition of the operations which comprise the Live Earth Companies from Regus Industries, LLC. As a member Live Earth, he will receive a portion of the acquisition consideration. We have appointed Mr. Valerian as President of WCA of Massachusetts, LLC and WCA of Ohio, LLC. Accordingly, Mr. Valerian will have an affiliation with WCA at the time this proxy statement is filed. Following the closing of the acquisition, we will engage Mr. Valerian as a management consultant or employed as a management official.

Regulatory Approvals and Stockholder Approval

We believe the acquisition and the transactions contemplated by the acquisition agreement are not subject to any federal or state regulatory requirement or approval, except for the application for listing the shares issuable in connection with the acquisition with Nasdaq, the stockholder approval required by Nasdaq Listing Rule 5635, and the approval of the Ohio EPA. Ohio law requires that the ownership of the Sunny Farms Landfill by WCA of Ohio be approved by the Ohio EPA. As part of the required approval process, WCA of Ohio and certain other affiliates of WCA must satisfy a state required background investigation. Because the Ohio approval may not be received prior to the closing date, Ohio law requires that the acquisition agreement expressly state that the transactions contemplated by the acquisition agreement are subject to the approval of the Director of the Ohio EPA and contain specific provisions negating such sale in the event that the required Ohio approval is ultimately denied by the Director of the Ohio EPA. For additional information, please see the section entitled “The Acquisition Agreement — Unwinding of Transaction.”

Material Federal Income Tax Consequences of the Acquisition

WCA Waste Corporation stockholders will not exchange their Common Stock in the acquisition and accordingly will not recognize any taxable gain or loss as a result of the acquisition.

The issuance of Common Stock associated with the closing of this transaction or other transactions plus the potential issuance of Earn-Out Shares combined with the future issuance of payment-in-kind dividends on our convertible preferred stock may limit our ability to utilize our existing net operating loss carry-forwards or any other built in losses under Section 382 of the Internal Revenue Code. These net operating losses already, in part, are subject to Section 382 limits from prior changes in the Company’s stock ownership. At present, the Company believes that these limitations are not expected to have a significant impact on our future income taxes payable.

Tax matters are very complicated. The tax consequences to Live Earth will depend on its particular circumstances and actual facts. Although we are not mailing this proxy statement to Live Earth interest holders, we strongly urge Live Earth interest holders to consult with their own tax advisors.

Accounting Treatment

The acquisition of the assets of Live Earth will be accounted for under the purchase method of accounting as a business combination in accordance with ASC Topic 805. Under the purchase method of accounting, the assets acquired and liabilities assumed from Live Earth as of the date of acquisition will be recorded in our books at their respective fair values. Any excess of purchase price over the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed will be recorded as goodwill.

Federal Securities Law Consequences

The shares of our Common Stock to be issued in the acquisition to the holders of Live Earth interests will be issued in a transaction exempt from the registration requirements under Section 5 of the Securities Act of 1933 pursuant to Section 4(2) and Rule 506 under Regulation D. Therefore, these shares of our Common Stock will be “restricted securities” and will not be registered under the Securities Act upon issuance and will not be freely transferable. Live Earth interest holders may not sell their shares of our Common Stock acquired in connection with the merger except pursuant to:

•	an effective registration statement under the Securities Act covering the resale of those shares; or

•	an exemption under the Securities Act.

Under Rule 144 of the Securities Act, Live Earth interest holders who are not affiliates of ours at the time of a proposed sales of our stock (and have not been affiliates for the prior 90 days) will be permitted to sell their stock without registration if they sell the stock for their own account after holding it for at least six months, provided that we have made available adequate current public information concerning WCA. If they have held their WCA Common Stock for a full year, they will be permitted to sell the stock for their own account without restrictions. Live Earth interest holders who are affiliates of ours (or who have been affiliates within 90 days prior to a proposed resale of their shares) will be permitted to sell their shares of our stock if they satisfy certain requirements of Rule 144, including with respect to volume limitations, manner of sale and the filing of a Form 144 with the SEC, and further provided that we have made available adequate current public information concerning WCA.

Certain Live Earth interest holders have entered, or will enter into prior to closing, a stockholders’ agreements relating to their WCA Common Stock ownership rights, which may include matters relating to the purchase and sale of WCA Common Stock and certain voting matters.

No Appraisal or Dissenters’ Rights

No stockholder of WCA Waste Corporation will be entitled to exercise appraisal rights or demand payment for their shares in connection with the acquisition of the Live Earth Companies.

Source of Funding for Acquisition

The cash portion of the acquisition consideration will be approximately $18.8 million. Additionally, WCA will fund the estimated working capital adjustment which is expected to be approximately $700,000. This cash will be funded through our Revolving Credit Agreement dated July 5, 2006. As of November 30, 2009, there was approximately $114.0 million of available borrowing capacity on our credit facility.

THE ACQUISITION AGREEMENT

Structure of the Acquisition

Pursuant to the acquisition agreement, WCA of Massachusetts, an indirect, wholly-owned subsidiary of WCA, will purchase all of the outstanding equity interests of New Amsterdam & Seneca Railroad Company, LLC, Champion City Recovery, LLC and Boxer Realty Redevelopment, LLC, as well as certain assets and liabilities of Live Earth LLC that relate to those entities. WCA of Ohio, an indirect, wholly-owned subsidiary of WCA, will purchase all of the outstanding equity interests of Sunny Farms Landfill LLC, as well as certain assets and liabilities of Live Earth LLC that relate to that entity.

Acquisition Consideration

In exchange for the purchase of the equity interests in the Live Earth Companies and the assets of Live Earth that WCA is acquiring, we will pay the following consideration:

•	$2,000,000 in cash payable to Live Earth;

•	payment of $16,750,000 in satisfaction of indebtedness of the Live Earth Parties;

•	3,555,556 shares of WCA Common Stock issuable to Live Earth or its designated parties (the “Closing Shares”); and

•	up to 2,000,000 shares of WCA Common Stock that may be issuable to certain parties (the “Earn-Out Shares”) pursuant to the Earn-Out provisions set forth below.

For a discussion of the allocation of the consideration we will pay, please see Note 3 to our Unaudited Pro Forma Condensed Combined Financial Statements below.

Upon execution of the acquisition agreement, the parties agreed to enter into a registration rights agreement, whereby WCA will agree to give piggy-back registration rights with respect to the Closing Shares and, if issued, the Earn-Out Shares.

Working Capital Adjustment

Prior to closing, Live Earth will prepare an estimate of the current assets and current liabilities of Live Earth as of the closing date which will be used to determine the estimated working capital (current assets less current liabilities) of Live Earth. On the closing date, we will pay Live Earth an amount in cash equal to 90% of their working capital. Within 120 days following the closing date, we will deliver to Live Earth a calculation of the actual working capital of Live Earth as of the closing date. In the event that the actual working capital of Live Earth is greater than the estimated working capital payment paid on closing, we will pay Live Earth an amount in cash equal to the difference. In the event that the actual working capital of Live Earth is less than the estimated working capital payment paid on closing, Live Earth will pay us an amount in cash equal to the difference.

Earn-Out

Up to 2,000,000 shares (the “Earn-Out Shares”) of WCA Common Stock may be issuable to lenders of Live Earth (one of which is a related party of Live Earth) pursuant to the following earn-out provisions of the acquisition agreement (the “Earn-Out”). If the Live Earth Companies (and related assets) acquired by WCA achieve $6.25 million in EBITDA for any four consecutive fiscal quarters prior to December 31, 2012 beginning with the first full fiscal quarter following the closing of the acquisition, 777,778 shares of WCA Common Stock will be issuable to HBK Master Fund L.P. (“HBK Master”), Bernard Global Loan Investors, Ltd. (“Bernard Global”) and Bernard National Loan Investors, Ltd. (“Bernard National” and, together with Bernard Global and HBK Master, “HBK/Bernard”) and 777,778 shares of WCA Common Stock will be issuable to Live Earth Funding, LLC. If the Live Earth Companies (and related assets) acquired by WCA achieve $7.0 million in EBITDA for any four consecutive fiscal quarters prior to December 31, 2012 beginning with the first full fiscal quarter following the closing of the acquisition then 444,444 shares of WCA Common

Stock will be issuable to Brian Fenwick-Smith (“Fenwick-Smith”). PCRL Investments L.P., acting as an agent on behalf of HBK/Bernard as the lenders, and Fenwick-Smith, an individual lender, have provided financing to Live Earth and the Live Earth Companies in the aggregate outstanding amounts of $18.4 million and $9.0 million, respectively, as of September 30, 2009. The repayment of such amounts is subordinated to arrangements with Comerica and Live Earth Funding, LLC and guaranteed by the Live Earth Companies and secured by Live Earth’s interests in the Live Earth Companies and substantially all of its assets. The obligations to HBK/Bernard and Fenwick-Smith will be settled in full and all security interests will be released at the closing and such parties may receive shares of WCA Common Stock pursuant to the earn-out provisions described above.

In the event neither of these Earn-Out targets is met on or before December 31, 2012, the 2,000,000 shares of WCA Common Stock will not be issued. Additionally, until such time as the WCA Parties obtain the approval the Ohio EPA to operate the Sunny Farms Landfill, the Earn-Out Shares may not be issued, regardless of the achievement of the EBITDA thresholds (see “-Unwinding of Transaction” below). At the closing, the right to the Earn-Out Shares will be placed in escrow pursuant to the terms of an escrow agreement. Prior to the issuance of the Earn-Out Shares pursuant to the terms of the Earn-Out, the Earn-Out Shares will not be entitled to vote on any matters submitted to the WCA stockholders, nor will the Earn-Out Shares be included in determining any per share data unless and until they are issued upon achievement of the earn-out conditions. For purposes of calculating the Earn-Out, EBITDA is defined as consolidated net income for such period determined in accordance with U.S. generally accepted accounting principles plus, (A) without duplication and only to the extent reflected as a charge or reduction in the statement of such consolidated net income for such period, the sum of (a) income taxes expense, (b) interest and amortization expense, (c) restructuring charges and (d) any corporate office overhead allocations, such as management fees and acquisition costs but excluding operating cost pass-through expenses such as insurance premiums.

Representations and Warranties

The acquisition agreement generally contains customary representations and warranties made by each of the parties regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the acquisition. These representations and warranties were made in some cases subject to the qualifications, limitations and exceptions, described in the disclosure schedule or elsewhere in the acquisition agreement.

Each of the Live Earth Parties made representations and warranties concerning the matters listed below, among others, subject in some cases to exceptions set forth in a disclosure schedule to the acquisition agreement:

•	due organization and good standing of Live Earth and the Live Earth Companies;

•	authority to enter into and carry out the obligations under the acquisition agreement and the enforceability and validity of the acquisition agreement;

•	absence of any conflict or violation of organizational documents;

•	governmental, regulatory or other third party approvals or consents required to complete the acquisition;

•	capitalization of the Live Earth Companies;

•	absence of subsidiaries;

•	accuracy and completeness of the disclosed list of predecessors;

•	accuracy of the Live Earth Parties’ financial statements and, since January 1, 2008 their preparation in accordance with generally accepted accounting principals, or GAAP for the periods commencing after December 31, 2007;

•	absence of undisclosed liabilities and obligations;

•	accuracy and completeness of the Live Earth Companies’ disclosed list of accounts and notes receivable;

•	permits, titles, franchises and certificates;

•	accuracy and completeness of the Live Earth Companies’ disclosed list of personal property and leases for equipment;

•	customer lists;

•	material contracts;

•	title to real property;

•	validity and effectiveness of Live Earth Companies’ insurance policies and the absence of any undisclosed claims under those policies;

•	accuracy of the Live Earth Companies’ disclosures concerning its employees and the Live Earth Companies’ compliance with labor laws;

•	accuracy and completeness of the Live Earth Companies’ disclosures regarding parachute provisions;

•	employee benefit plans and compliance with the Employee Retirement Income Security Act of 1974, as amended;

•	compliance with applicable law, including the Foreign Corrupt Practices Act;

•	tax matters;

•	government relations and contracts;

•	accuracy and completeness of the Live Earth Companies’ disclosure regarding deposit accounts and financial assurance instruments;

•	absence of general or special powers of attorney;

•	absence of a material adverse effect to the Live Earth Companies’ business or certain significant events since September 30, 2009;

•	intellectual property matters;

•	environmental matters;

•	brokers and finders fees;

•	absence of undisclosed litigation or threatened claims;

•	the accuracy of information provided by the Live Earth Parties for use in this proxy statement; and

•	the accuracy and completeness of disclosures.

We and the Acquisition Subsidiaries made representations and warranties concerning the matters listed below, among others, subject in some cases to exceptions set forth in a disclosure schedule to the acquisition agreement:

•	due organization and good standing of the WCA Parties;

•	authority to enter into and carry out the obligations under the acquisition agreement and the enforceability and validity of the acquisition agreement;

•	absence of any conflict or violation of organizational documents;

•	governmental, regulatory or other third party approvals or consents required to complete the acquisition;

•	capitalization;

•	compliance of our SEC filings with applicable federal securities laws and regulations and the accuracy of the information contained in such filings;

•	government relations;

•	material contracts;

•	absence of a material adverse effect to the WCA Parties’ business or certain significant events since September 30, 2009;

•	absence of undisclosed litigation or threatened claims;

•	insurance matters;

•	compliance with applicable law;

•	material compliance of this proxy statement with applicable federal securities laws and regulations;

•	sufficiency of stockholder approval;

•	financial capability of WCA;

•	due authorization and valid issuance of shares issuable in connection with the acquisition; and

•	exemption of the issuance from registration under federal securities laws.

Conduct of Business Pending the Acquisition

From the date of the acquisition agreement until the earlier of the termination of the acquisition agreement or the effective time of the acquisition, the Live Earth Parties have agreed to use commercially reasonable efforts to preserve intact its relationships with suppliers, customers, employees, creditors and other third parties; maintain in full force and effect its existing policies of insurance which affect the Live Earth Companies; preserve, protect and maintain the assets to be acquired; continue performance in the ordinary course of its obligations; and take no action which would interfere with or prevent performance and consummation of the acquisition agreement. The Live Earth Parties have also agreed not to take specific actions without our prior written consent, including, among others:

•	incur, commit to incur or permit to be incurred any debt or other obligation or liability, which increases the assumed liabilities or results in the creation of a lien, subject to certain exceptions, on any asset of a Live Earth Company;

•	sell, assign, transfer, license or otherwise dispose of any interest in any asset of a Live Earth Company other than in the ordinary course of business;

•	enter into any lease of real or personal property or any renewals thereof involving a rental obligation other than in the ordinary course of business;

•	permit any lien, subject to certain exceptions, or claims against any assets of a Live Earth Company;

•	enter into any transaction, contract or commitment outside of the ordinary course of business, waive any right, cancel any debt or claim, or voluntarily suffer any extraordinary loss;

•	make any capital expenditure or commitments for additions to property, plant or equipment constituting capital assets on behalf of the Live Earth Companies in an aggregate amount exceeding $100,000; or

•	enter into any agreement to do or engage in any of the foregoing.

Additional Covenants and Agreements

The acquisition agreement contains customary covenants of the parties concerning confidentiality, reasonable access to information before closing, public disclosure of the transactions contemplated by the acquisition agreement, cooperation with respect to regulatory filings and legal requirements, and reasonable efforts to consummate the transactions contemplated by the acquisition agreement. The parties have further agreed to the following additional covenants, among others:

•	the Live Earth Parties agreed to prepare or cause to be prepared and file or cause to be filed all the tax returns for the Live Earth Companies for all periods prior to closing;

•	we agreed to take all commercially reasonable steps to obtain consents or approvals of governmental or regulatory authorities or any other person required to consummate the transactions contemplated by the acquisition agreement;

•	we agreed to prepare and file a proxy statement with the SEC and to give notice of and convene a meeting of our stockholders;

•	we agreed to list, prior to closing, on Nasdaq the shares to be issued pursuant to the acquisition agreement;

•	the Live Earth Parties agreed, except as may be required by law, to refrain from taking certain actions with respect to employees’ benefit plans and compensation;

•	we agreed that, prior to December 31, 2012, in the event any transaction results in a change in control of the Live Earth Companies, we will cause such acquirer to assume certain obligations under the acquisition agreement;

•	we agreed that, prior to December 31, 2012, we would prepare separate financials for the Live Earth Companies sufficient to calculate the EBITDA thresholds for the Earn-Out Shares;

•	the Live Earth Parties and the WCA Parties agreed to give prompt written notice to the other party in the event of a material adverse effect and other circumstances;

•	the Live Earth Parties agreed not to solicit, initiate or encourage the submission of any proposal or offers from any person other than the WCA Parties relating to the acquisition of all or substantially all of the assets of any Live Earth Company;

•	we agreed to use commercial reasonable efforts to obtain the requisite consent of the lenders under our credit facility;

•	the Live Earth Parties and the WCA Parties agreed that in the event the approval of the Ohio EPA necessary to transfer the Sunny Farms Landfill is not received, the parties shall take all necessary and appropriate action to unwind or reverse the acquisition. For additional information, please see the section entitled “The Acquisition Agreement — Unwinding of Transaction”;

•	the parties receiving the Closing Shares agreed not to sell, assign, transfer or otherwise distribute such 3,555,556 shares of WCA Common Stock and to place such shares into an escrow account until WCA receives the approval of the Ohio EPA necessary to operate the Sunny Farms Landfill. For additional information, please see the section entitled “The Acquisition Agreement — Unwinding of Transaction”;

•	the Live Earth Parties and the WCA Parties agreed that the WCA Parties shall succeed to all the closure obligations and liabilities associated with the Sunny Farms Landfill and the Brockton Transfer Station;

•	we agreed to obtain all performance bonds, collection bonds and other types of bonds related to the Sunny Farms Landfill and the Brockton Transfer Station;

•	Live Earth agreed to deliver to WCA the internal monthly unaudited financial statements (balance sheet, statement of operations and statement of cash flows) of the Live Earth Companies for each month on or before the twentieth day of the following month;

•	we agreed to obtain a commitment for title insurance covering the Live Earth Companies’ real properties located in Brockton, Massachusetts and Fostoria, Ohio, together with copies of all documents evidencing title exceptions thereon, and an updated survey of such real properties; and

•	the Live Earth Parties and the WCA Parties agreed to use commercially reasonable efforts to enter into an intercreditor agreement pursuant to which in the event the acquisition is unwound, certain payments made to Comerica Bank by WCA on behalf of Live Earth shall be repaid and the secured credit arrangement between Live Earth and Comerica Bank would be re-established.

Conditions to Consummation of Acquisition

The obligations of the WCA Parties to consummate the transaction contemplated by the acquisition agreement are subject to the fulfillment or waiver by WCA in writing of each of the following conditions on or before the closing:

•	that the representations and warranties of the Live Earth Parties in the acquisition agreement shall be true and correct on and as of the closing with the same effect as though such representations and warranties had been made on and as of the date of the closing, with certain exceptions;

•	that the Live Earth Parties shall have performed and complied with all agreements, obligations and conditions contained in the acquisition agreement that are required to be performed or complied with by such parties on or before the closing, with certain exceptions;

•	that there be no pending or threatened action before any governmental or regulatory authority which presents a substantial risk of the restraint or prohibition of the transactions contemplated by the acquisition agreement;

•	other than approval of the Ohio EPA, that all authorizations, permits, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental or regulatory authority necessary for the consummation of the transactions contemplated by the acquisition agreement shall have been filed, occurred or been obtained;

•	that the required consent of the lenders under our Revolving Credit Agreement, dated as of July 5, 2006, as amended, has been obtained;

•	that the issuance of all of the shares of our Common Stock issuable pursuant to the acquisition agreement, shall have been approved by a vote (and not rescinded) by a majority of our stockholders who vote on the matter;

•	that we shall have received from the Live Earth Companies financial statements of the Live Earth Companies for the three and nine-month periods ended September 30, 2009, which have been reviewed by their independent auditors;

•	that we shall have received executed copies of certain closing certificates and other documents, including a stockholders’ agreement with certain Live Earth equity holders, a consulting services or employment agreement with Chris Valerian, escrow agreements with respect to the Closing Shares and the Earn-Out Shares, and a pay-off letter from certain of Live Earth’s lenders that confirms the satisfaction, release and termination of Live Earth’s indebtedness to such parties upon consummation of the transactions contemplated under the acquisition agreement;

•	that the titles to the Live Earth Companies’ real properties located in Brockton, Massachusetts and Fostoria, Ohio are reasonably satisfactory to us, and the title insurer is prepared to issue at closing, subject to the payment of the appropriate premium therefor, title insurance policies in a form reasonably satisfactory to us insuring the titles to such properties;

•	that we have received documentation reasonably acceptable to us, evidencing that certain liens have been released; and

•	WCA, Live Earth and Comerica Bank shall have entered into an intercreditor agreement pursuant to which the repayment of indebtedness owed by Live Earth to Comerica Bank at closing will be repaid to WCA in the event the transaction is unwound and the secured credit arrangement between Live Earth and Comerica Bank would be reestablished.

The obligations of the Live Earth Parties to consummate the transaction contemplated by the acquisition agreement are subject to the fulfillment or waiver by Live Earth in writing of each of the following conditions on or before the closing:

•	that the representations and warranties of the WCA Parties in the acquisition agreement shall be true and correct on and as of the closing with the same effect as though such representations and warranties had been made on and as of the date of the closing, with certain exceptions;

•	that the WCA Parties shall have performed and complied with all agreements, obligations and conditions contained in the acquisition agreement that are required to be performed or complied with by the WCA Parties on or before the closing;

•	that there be no pending or threatened action before any governmental or regulatory authority which presents a substantial risk of the restraint or prohibition of the transactions contemplated by the acquisition agreement;

•	other than approval of the Ohio EPA, that all authorizations, permits, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental or regulatory authority necessary for the consummation of the transactions contemplated by the acquisition agreement shall have been filed, occurred or been obtained;

•	that the issuance of the shares of our Common Stock to be issued in connection with the acquisition shall have been approved (and not rescinded) by our stockholders;

•	WCA, Live Earth and Comerica Bank shall have entered into an intercreditors agreement pursuant to which the repayment of indebtedness owed by Live Earth to Comerica Bank at closing will be repaid to WCA in the event the transaction is unwound and the secured credit arrangement between Live Earth and Comerica Bank would be reestablished;

•	that the Live Earth Parties shall have received executed copies of certain closing certificates and other documents and deliveries, including a registration rights agreement, a stockholder agreement and voting agreement; and

•	that the WCA Parties shall have received a notification from the Ohio EPA exempting the WCA Parties from compliance with Section 3734.42(F)(1) of the Ohio Revised Code and Rule 109:6-1-02(A)(3) of the Ohio Administrative Code (the “Ohio Waiver”).

Transaction Expenses

The parties shall pay their respective expenses (including, without limitation, the fees, disbursements and expenses of their attorneys and accountants) in connection with the negotiation and preparation of the acquisition agreement and the consummation of the transactions contemplated hereby, whether or not the acquisition is consummated.

Unwinding of Transaction

In order for WCA to own and operate the Sunny Farms Landfill, WCA and certain subsidiaries (including WCA Ohio) must satisfy a state required background investigation in connection with, and obtain approval of the Ohio EPA of, the acquisition by WCA Ohio of Sunny Farms. Subject to receipt of the Ohio Waiver, we will not be able to obtain these approvals prior to the closing date but we will be able to operate Sunny Farms while this approval is pending. In the event that we are ultimately unable to obtain these approvals, Ohio law requires that the purchase agreement contain specific provisions negating the sale of the Live Earth Companies and Live Earth assets to the WCA Parties. In that event, the parties would be required to unwind the transaction. As security for this potential obligation, the parties receiving the Closing Shares have agreed to retain such shares issued to them at closing in an escrow account under the terms of an escrow agreement until such time as WCA Ohio receives the approval to own and operate Sunny Farms. Additionally, the Earn-Out Shares may not be issued pursuant to the terms of the Earn-Out until such time as WCA Ohio receives the approval to operate Sunny Farms.

If WCA Ohio does not receive the approval to own and operate Sunny Farms, all shares of WCA Common Stock issuable at closing will be returned to WCA and the Earn-Out Shares will never become issuable. All cash amounts paid at Closing, including the amounts used to repay Live Earth indebtedness, will be refunded by Live Earth to WCA, less the cash flow, if any, earned by WCA from the operation of the Live Earth Companies from the closing date to the unwind date. Prior to closing, WCA, Live Earth and Comerica Bank will, as a condition to closing, enter into an agreement to facilitate any required unwinding of the settlement and termination of the secured credit arrangement between these parties occurring at the closing of the acquisition.

Termination of Acquisition Agreement

The bases on which the acquisition agreement may be terminated and the transactions contemplated thereby may be abandoned are as follows:

•	at any time before the closing, by mutual written agreement of the Live Earth Parties and the WCA Parties;

•	at any time before the closing, by the Live Earth Parties or the WCA Parties, in the event (i) of a material breach of the acquisition agreement by the non-terminating party if such non-terminating party fails to cure such breach within five (5) business days following notification thereof by the terminating party or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party’s obligations under the acquisition agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach thereof by the terminating party; or

•	at any time after April 30, 2010 by the Live Earth Parties or the WCA Parties upon notification of the non-terminating party by the terminating party if the closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of the acquisition agreement by the terminating party.

Notwithstanding any termination, the Live Earth Parties will remain liable to the WCA Parties for any willful breach of the acquisition agreement by the Live Earth Parties existing at the time of such termination, and the WCA Parties will remain liable to the Live Earth Parties for any willful breach of this Agreement by the WCA Parties existing at the time of such termination, and the Live Earth Parties or the WCA Parties may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in the acquisition agreement or as are otherwise available at law or in equity.

Indemnification

Live Earth and certain other parties have agreed to, from and after closing, defend, indemnify and hold harmless the WCA Parties and each of their respective subsidiaries, shareholders, affiliates, officers, directors, employees, counsel, accountants, agents, successors, assigns, heirs and legal and personal representatives (the WCA Parties and all such Persons are collectively referred to as “WCA Indemnified Persons”) from and against, and shall reimburse the WCA Indemnified Persons for, each and every loss paid, imposed on or incurred by the WCA Indemnified Persons relating to, resulting from or arising out of:

•	any inaccuracy in any representation or warranty of any Live Earth Party under the acquisition agreement;

•	any breach or non-fulfillment of any covenant, agreement or other obligation of any Live Earth Party under the acquisition agreement or any transaction agreement delivered pursuant thereto;

•	all third party-claims, including employee benefit, environmental, litigation, tax or title claims, arising with respect to facts, conditions, events, operations and circumstances existing prior to the closing; provided, however, that in the event any claim arises with respect to facts, conditions, events, operations and circumstances arising both before and after the closing, the obligation of Live Earth to indemnify the WCA Indemnified Persons shall be limited to such matters arising with respect to facts, conditions, events, operations and circumstances on or prior to the closing; and

•	any liabilities retained by Live Earth.

WCA has agreed to, from and after closing, defend, indemnify and hold harmless the Live Earth Parties and each of their respective subsidiaries, shareholders, affiliates, officers, directors, employees, counsel, accountants, agents, successors, assigns, heirs and legal and personal representatives (the Live Earth Parties and all such Persons are collectively referred to as “Live Earth Indemnified Persons”) from and against, and shall reimburse Live Earth Indemnified Persons for, each and every loss paid, imposed on or incurred by Live Earth Party Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of:

•	any inaccuracy in any representation or warranty of any WCA Party under the acquisition agreement;

•	any breach or non-fulfillment of any covenant, agreement or other obligation of any WCA Party under the acquisition agreement or any other transaction agreement delivered pursuant thereto; and

•	the liabilities of Live Earth expressly assumed by WCA.

The representations and warranties contained in the acquisition agreement shall survive the closing of the acquisition and will continue in full force and effect for the earlier of (a) two years following the closing, or (b) the date upon which the liability to which any such claim may relate is barred by all applicable statutes of limitation, taking into account any extensions or waivers thereof, and thereafter shall terminate.

Except in certain circumstances and in the case of fraud or intentional misconduct of the WCA Parties, the liability of the WCA Parties to the Live Earth Parties under the acquisition agreement shall not exceed $5,000,000, and except in the case of fraud or intentional misconduct of the Live Earth Parties, the liability of the Live Earth Parties to the WCA Parties under the acquisition agreement shall not exceed $5,000,000, and with respect to indemnification liabilities of parties other than Live Earth, such liability will not exceed such party’s portion of the 1,111,111 shares to be held in escrow. In addition, except in certain circumstances, no party shall be obligated to provide indemnification under the acquisition agreement for any damage until the aggregate indemnifiable losses exceed $100,000.

The parties receiving the Closing Shares have agreed that of the 3,555,556 Closing Shares placed in escrow pursuant to the terms of an escrow agreement pending receipt of the approval of the Ohio EPA for WCA Ohio to own the Sunny Farms Landfill, 1,111,111 of the Closing Shares will be retained in escrow following the receipt of such approval to satisfy any indemnification claims arising prior to the two year period following closing. Following this two year period, any Closing Shares remaining in escrow will be released.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

Selected Historical Consolidated Financial Information of Live Earth

The following table sets forth certain of Live Earth’s selected consolidated financial data. The consolidated financial data as of and for the year ended December 31, 2008 is derived from Live Earth’s audited consolidated financial statements for the year ended December 31, 2008. The consolidated financial information as of September 30, 2009 and for the nine month period ended September 30, 2009 and 2008 is derived from Live Earth’s unaudited consolidated financial statements, which are included elsewhere in this proxy statement and which, in Live Earth’s opinion, include all the adjustments (consisting of normal recurring adjustments) necessary for a fair statement of Live Earth’s financial position and results of operations for such period. Interim results for the nine month period ended September 30, 2009 are not necessarily indicative of results for the remainder of the fiscal year or for any period.

The consolidated financial data as of and for the years ended December 31, 2007, 2006, 2005 and 2004 is derived from the Predecessor Operations’ unaudited consolidated financial information. The unaudited consolidated financial statements of the Predecessor Operations for the years ended December 31, 2007 and 2006 are included elsewhere in this proxy statement. The selected balance sheet data as of December 31, 2006, 2005 and 2004 and selected statements of operations data of the Predecessor Operations for the years ended December 31, 2005 and 2004 are derived from the Predecessor Operations’ unaudited financial information not included in this proxy statement.

The unaudited financial data and financial statements included below for the Predecessor Operations for the periods prior to January 1, 2008 precede Live Earth’s existence and/or ownership of the Live Earth Companies and related assets and liabilities. Such data and statements are derived from financial information and records obtained by Live Earth in connection with its acquisition of certain subsidiary operations from Regus Industries, LLC (“Regus”), which was formed in 2000 for the purpose of operating in the non-hazardous waste industry. As more fully described in “Live Earth’s Business — Predecessor Operations,” by late 2007, Regus was in serious financial distress and had been served with a complaint from the Ohio environmental authorities, jeopardizing its permits with respect to the Sunny Farms Landfill. Evergreen Indemnity Company, which had issued bonds securing the closure and post-closure obligations with respect to the landfill and the Brockton, Massachusetts transfer station was concerned that it could become obligated under these instruments. To avoid possible foreclosure or revocation of permits, Live Earth was formed to acquire the entities and related assets (referred to as the “Predecessor Operations” with respect to periods prior to January 1, 2008) that now constitute the core operating assets of Live Earth.

Live Earth has prepared the unaudited financial data and financial statements included in this proxy statement and the summary information below for the Predecessor Operations for the years ended December 31, 2007, 2006, 2005 and 2004 solely for the purposes of complying with the informational requirements applicable to this proxy statement. Live Earth has the general ledgers for the Predecessor Operations and audited financial statements of Regus for the years ended December 31, 2005 and 2004, which included supplementary information that contained balance sheets and statements of operations by subsidiary. Live Earth has prepared unaudited financial information relating to the Predecessor Operations included herein, basing certain allocations upon certain estimates, assumptions and judgments that it considers reasonable in all material respects to prepare the financial information. Other allocations, including corporate overhead allocated by Regus, could not be determined from the financial records available to Live Earth.

The selected historical financial data below should be read in conjunction with the consolidated financial statements and related notes and “Live Earth’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. As to the financial information concerning the Predecessor Operations and the estimates, assumptions and judgments relating to such information, please read Notes 1 and 2 to the Consolidated Financial Statements of Live Earth and of the Predecessor Operations and “Live Earth Management’s Discussion and Analysis of Financial Condition and Results of Operations — Special Note Concerning Information for Periods Prior to January 1, 2008.” For cautions in using or evaluating information, including financial information, relating to the Predecessor Operations prior to January 1,2008, please read “Risk Factors — Risks Relating to the Acquisition.”

	Predecessor Operations to				The Live Earth Companies
	the Live Earth Companies				Year Ended	Nine Months Ended
	Year Ended December 31,				December 31,	September 30,
	2007	2006	2005	2004	2008	2009	2008
	(In thousands)				(In thousands)
Consolidated Statements of Operations Data:
Revenue	$23,134	$25,487	$21,902	$14,978	$30,381	$22,569	$22,469
Expenses:
Cost of services(1)	17,696	15,756	10,892	9,795	26,831	16,689	20,034
Depreciation and amortization	4,635	5,303	3,938	2,323	4,225	3,948	3,126
General and administrative	1,764	1,550	884	727	2,777	2,455	2,001

	24,095	22,609	15,714	12,845	33,833	23,092	25,161

Operating income (loss)	(961)	2,878	6,188	2,133	(3,452)	(523)	(2,692)

Other income (expense):
Interest expense, net	(7,644)	(4,975)	(4,991)	(3,724)	(2,966)	(2,113)	(2,242)
Other expense, net	—	—	(157)	(11)	—	—	—

	(7,644)	(4,975)	(5,148)	(3,735)	(2,966)	(2,113)	(2,242)

Non-controlling interest in net loss	—	—	—	—	50	54	43
Net income (loss)	$(8,605)	$(2,097)	$1,040	$(1,602)	$(6,368)	$(2,582)	$(4,891)

	Predecessor Operations to
	the Live Earth Companies				The Live Earth Companies
	December 31,				December 31,	September 30,
	2007	2006	2005	2004	2008	2009
	(In thousands)				(In thousands)
Consolidated Balance Sheets Data:
Cash and cash equivalents	$31	$21	$43	$18	$124	$215
Working capital	(19,906)	(9,887)	(5,462)	(5,329)	(1,639)	(1,010)
Total assets	39,570	41,268	38,925	36,830	51,783	53,022
Long-term debt, including current maturities	44,299	44,693	35,601	39,504	44,977	47,613
Members’ deficit	—	—	—	—	(6,418)	(9,054)
Net liabilities in excess of assets	(29,481)	(17,393)	(5,751)	(8,704)	—	—

(1)	For comparative purposes, accretion of landfill closure and post-closure liabilities has been included in cost of services.

Selected Historical Financial Information of WCA Waste Corporation

The following table sets forth certain of our consolidated financial data. The consolidated financial data as of and for the years ended December 31, 2008, 2007, 2006, 2005 and 2004, is derived from our audited consolidated financial statements. The selected balance sheet data as of December 31, 2008 and 2007 and selected statements of operations data for the years ended December 31, 2008, 2007 and 2006 are derived from our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 incorporated by reference into this proxy statement. The selected balance sheet data as of December 31, 2006, 2005 and 2004 and selected statements of operations data for the years ended December 31, 2005 and 2004 are derived from our audited financial statements not included in this proxy statement. The consolidated financial information as of and for the nine month periods ended September 30, 2009 and 2008 is derived from our unaudited consolidated financial statements, which are included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 incorporated by reference into this proxy statement and which, in our opinion, include all adjustments (consisting of normal recurring adjustments) necessary for a fair statement of our financial position and results of operations for such period. Interim results for the nine months ended September 30, 2009 are not necessarily indicative of results for the remainder of the fiscal year or for any future period.

The selected historical financial data below should be read in conjunction with the consolidated financial statements for those periods and their accompanying notes.

						Nine Months Ended
	Year Ended December 31,					September 30,
	2008	2007	2006	2005	2004	2009	2008
	(In thousands, except per share data)

Consolidated Statements of Operations Data:
Revenue	$208,009	$184,940	$149,497	$114,143	$73,461	$147,910	$154,365
Expenses:
Cost of services	142,129	121,853	95,991	73,933	50,387	97,907	106,694
Depreciation and amortization	27,151	24,234	19,070	14,795	8,828	20,087	20,138
Impairment of goodwill	41,725	—	—	—	—	—	—
General and administrative	12,335	12,768	11,010	8,311	16,283	9,714	8,962

	223,340	158,855	126,071	97,039	75,498	127,708	135,794

Operating income (loss)	(15,331)	26,085	23,426	17,104	(2,037)	20,202	18,571

Other income (expense):
Interest expense, net	(18,560)	(16,765)	(15,385)	(10,201)	(4,449)	(13,525)	(13,785)
Write-off of deferred financing costs and debt discount	—	—	(3,240)	(1,308)	(618)	—	—
Impact of interest rate swap	(7,547)	(4,442)	340	(165)	(4)	(1,748)	(1,869)
Other expense, net	(62)	387	192	286	268	91	(105)

	(26,169)	(20,820)	(18,093)	(11,388)	(4,803)	(15,182)	(15,759)

Income (loss) before income taxes	(41,500)	5,265	5,333	5,716	(6,840)	5,020	2,812
Income tax (provision) benefit	13,737	(2,343)	(2,313)	(2,248)	2,476	(2,797)	(1,568)

Net income (loss)	(27,763)	2,922	3,020	3,468	(4,364)	2,223	1,244
Accrued payment-in-kind dividend on preferred stock	(4,076)	(3,876)	(1,603)	—	—	(3,192)	(3,041)

Net income (loss) available to common stockholders	$(31,839)	$(954)	$1,417	$3,468	$(4,364)	$(969)	$(1,797)

Net income (loss) available to common stockholders
Earnings per share — basic	$(1.96)	$(0.06)	$0.09	$0.22	$(0.38)	$(0.06)	$(0.11)

Earnings per share — diluted	$(1.96)	$(0.06)	$0.09	$0.22	$(0.38)	$(0.06)	$(0.11)

Weighted average shares outstanding — basic	16,257	16,460	16,360	15,579	11,599	15,801	16,425

Weighted average shares outstanding — diluted	16,257	16,460	16,385	15,641	11,599	15,801	16,425

	December 31,					September 30,
	2008	2007	2006	2005	2004	2009
	(In thousands)

Consolidated Balance Sheets Data:
Cash and cash equivalents	$955	$1,138	$52,207	$678	$272	$7,465
Working capital	(2,298)	1,459	54,610	6,587	(1,481)	(3,581)
Total assets	387,958	426,723	371,249	291,538	163,767	391,019
Long-term debt, including current maturities	200,359	198,848	166,874	176,263	73,243	200,993
Stockholders’ equity	139,503	170,364	167,779	91,707	74,573	142,853

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined consolidated financial statements are based on the historical financial statements of WCA Waste Corporation and the Live Earth Companies after giving effect to the agreement for our acquisition of the Live Earth Companies, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of September 30, 2009 and the statements of operations for the nine months ended September 30, 2009, and year ended December 31, 2008, are presented as if the acquisition of the Live Earth Companies had occurred on January 1, 2008 with recurring acquisition-related adjustments reflected in each of the periods.

Determination of the acquisition purchase price and allocations of such purchase price used in the unaudited pro forma condensed combined financial statements are based upon preliminary estimates and assumptions. Any change could result in material variances between our future financial results and the amounts presented in these unaudited condensed combined financial statements, including variances in fair values recorded, as well as expenses associated with these items.

The unaudited pro forma condensed combined financial statements are prepared for illustrative purposes only and are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and associated cost savings that we may achieve with respect to the combined companies.

The unaudited pro forma condensed combined financial statements should be read in conjunction with our historical consolidated financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, the historical financial statements of Live Earth for the year ended December 31, 2008, included elsewhere herein, the historical unaudited financial statements of Live Earth as of and for the nine months ended September 30, 2009, included elsewhere herein, and other information pertaining to WCA Waste Corporation and the Live Earth Companies contained in this proxy statement.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2009

	Historical		Pro Forma
	WCA Waste	The Live Earth	Adjustments		Pro Forma
	Corporation	Companies	(Note 4)		Combined
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$7,465	$215	$(465)	(a, b)	$7,215
Accounts receivable, net	19,211	3,908	(3,908)	(a)	19,211
Deferred tax assets	3,354	—	—		3,354
Prepaid expenses and other	3,385	592	(592)	(a)	3,385

Total current assets	33,415	4,715	(4,965)		33,165

Property and equipment, net	280,739	36,310	5,815	(c)	322,864
Goodwill, net	65,318	11,797	(11,797)	(a)	65,318
Intangible assets, net	7,266	—	—		7,266
Deferred financing costs, net	3,944	—	—		3,944
Restricted cash	—	200	(200)	(a)	—
Deferred tax assets	197	—	100	(b)	297
Other assets	140	—	—		140

Total assets	$391,019	$53,022	$(11,047)		$432,994

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,596	$3,465	$(3,465)	(a)	$8,596
Accrued liabilities and other	20,311	953	(953)	(a)	20,311
Interest rate swap	7,589	—	—		7,589
Current maturities of long-term debt	500	1,307	(1,307)	(a)	500

Total current liabilities	36,996	5,725	(5,725)		36,996

Long-term debt, less current maturities and discount	200,493	46,306	(27,556)	(a, d)	219,243
Interest rate swap	639	—	—		639
Accrued closure and post-closure liabilities	8,223	10,045	(5,701)	(e)	12,567
Other long-term liabilities	1,815	—	—		1,815

Total liabilities	248,166	62,076	(38,982)		271,260

Commitments and contingencies
Stockholders’ equity:
Preferred stock, common stock, treasury stock and additional paid-in capital of WCA stockholders	171,967	—	19,031	(f)	190,998
Retained earnings (deficit) of WCA stockholders	(29,114)	—	(150)	(b)	(29,264)
Equity of Live Earth	—	(9,054)	9,054	(f)	—

Total stockholders’ equity	142,853	(9,054)	27,935		161,734

Total liabilities and stockholders’ equity	$391,019	$53,022	$(11,047)		$432,994

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2008

	Historical		Pro Forma
	WCA Waste	The Live Earth	Adjustments		Pro Forma
	Corporation	Companies	(Note 4)		Combined
	(In thousands, except per share data)

Revenue	$208,009	$30,381	$—		$238,390
Expenses:
Cost of services	142,129	26,831	2,901	(g)	171,861
Depreciation and amortization	27,151	4,225	(1,454)	(h)	29,922
Impairment of goodwill	41,725	—	—		41,725
General and administrative	12,335	2,777	(2,777)	(g)	12,335

	223,340	33,833	(1,330)		255,843

Operating loss	(15,331)	(3,452)	1,330		(17,453)

Other income (expense):
Interest expense, net	(18,560)	(2,966)	2,372	(i)	(19,154)
Impact of interest rate swap	(7,547)	—	—		(7,547)
Other expense, net	(62)	—	—		(62)

	(26,169)	(2,966)	2,372		(26,763)

Loss before income taxes	(41,500)	(6,418)	3,702		(44,216)
Income tax benefit	13,737	—	(1,481)	(j)	12,256
Net loss	(27,763)	(6,418)	2,221		(31,960)
Accrued payment-in-kind dividend on preferred stock	(4,076)	—	—		(4,076)

Net loss available to common stockholders	$(31,839)	$(6,418)	$2,221		$(36,036)

Net loss available to common stockholders
Earnings per share — basic	$(1.96)				$(1.82)

Earnings per share — diluted	$(1.96)				$(1.82)

Weighted average shares outstanding — basic	16,257		3,556	(k)	19,813

Weighted average shares outstanding — diluted	16,257		3,556	(k)	19,813

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2009

	Historical		Pro Forma
	WCA Waste	The Live Earth	Adjustments		Pro Forma
	Corporation	Companies	(Note 4)		Combined
	(In thousands, except per share data)

Revenue	$147,910	$22,569	$—		$170,479
Expenses:
Cost of services	97,907	16,689	2,583	(g)	117,179
Depreciation and amortization	20,087	3,948	(1,442)	(h)	22,593
General and administrative	9,714	2,455	(2,455)	(g)	9,714

	127,708	23,092	(1,314)		149,486

Operating income (loss)	20,202	(523)	1,314		20,993

Other income (expense):
Interest expense, net	(13,525)	(2,113)	1,658	(i)	(13,980)
Impact of interest rate swap	(1,748)	—	—		(1,748)
Other expense, net	91	—	—		91

	(15,182)	(2,113)	1,658		(15,637)

Income (loss) before income taxes	5,020	(2,636)	2,972		5,356
Income tax provision	(2,797)	—	(1,189)	(j)	(3,986)

Net income (loss)	2,223	(2,636)	1,783		1,370
Accrued payment-in-kind dividend on preferred stock	(3,192)	—	—		(3,192)

Net loss available to common stockholders	$(969)	$(2,636)	$1,783		$(1,822)

Net loss available to common stockholders
Earnings per share — basic	$(0.06)				$(0.09)

Earnings per share — diluted	$(0.06)				$(0.09)

Weighted average shares outstanding — basic	15,801		3,556	(k)	19,357

Weighted average shares outstanding — diluted	15,801		3,556	(k)	19,357

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Preliminary Fair Value of Consideration Transferred

On December 9, 2009 we entered into an Equity Interest and Asset Purchase Agreement with Live Earth LLC and its subsidiaries. The value of the consideration to be paid at the closing date as specified in the acquisition agreement is approximately $18.8 million in cash and 3,555,556 shares of WCA Waste Corporation Common Stock. Additionally, certificates representing the right to receive up to 2,000,000 shares of our Common Stock will be placed into escrow for issuance upon achievement of two future earn-out payments.

The earn-out payments are based on the achievement of specified EBITDA targets for any four consecutive fiscal quarters from the closing date to December 31, 2012 as described in the acquisition agreement. If on or before December 31, 2012, the acquired business achieves $6.25 million in EBITDA for any four consecutive fiscal quarters, then 1,555,556 of the Earn-Out Shares will be issued subject to the terms of Earn-Out 1. If on or before December 31, 2012, the acquired business achieves $7.0 million in EBITDA for any four consecutive fiscal quarters, then 444,444 of the Earn-Out Shares will be issued subject to the terms of Earn-Out 2.

For the purposes of the preparation of these pro forma condensed combined financial statements, we applied a price of $4.42 per common share which is the average closing price for the 20-day period ending on November 30, 2009.

The following table illustrates the value of the purchase consideration assuming all earn out conditions are met and assuming a $4.42 stock price (dollars in thousands):

Cash	$18,750
Shares at closing (3,555,556)	15,716

Closing consideration	34,466

Earn-Out 1 (1,555,556)	6,876
Earn-Out 2 (444,444)	1,964

Contingent consideration (Earn-Out 1 and Earn-Out 2)	8,840

Total consideration	$43,306

2.	Preliminary Purchase Price Determination

The acquisition date fair value of the total consideration, assuming a $4.42 stock price, is estimated as follows (in thousands):

Payment to Live Earth in cash	$18,750
Payment to Live Earth in stock	15,716
Acquisition-related contingent consideration	3,315

Total consideration	$37,781

In accordance with ASC Topic 805, an equity instrument will be recognized for the estimated merger date fair value of the acquisition-related contingent consideration based on the probability of the achievement of the EBITDA target. The fair value estimate assumes probability-weighted EBITDA is achieved over the earn-out period. Actual achievement of EBITDA below the target for Earn-Out 2 during the measurement period would result in the Earn-Out 2 shares not being issued. Actual achievement of EBITDA below the target for Earn-Out 1 during the measurement period would result in the Earn-Out 1 and Earn-Out 2 shares not being issued.

The estimated contingent consideration was based on our probability assessment of the Live Earth assets achieving the Earn-Out 1 and/or Earn-Out 2 EBITDA targets during the earn-out period. In developing these estimates, we considered, historical results, the EBITDA projections of Live Earth management, industry

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

trends and the general economic environment. This fair value measurement is based on significant inputs not observed in the market and thus represents a Level 3 measurement as defined by ASC Topic 820. Level 3 instruments are valued based on unobservable inputs that are supported by little or no market activity and reflect our own assumptions in measuring fair value. We assumed the likelihood of achieving the EBITDA target during the earn-out period and then applied a probability-weighting to each of our earn-out scenarios to determine the fair value of the equity instrument. The application of these assumptions resulted in an earn-out value of $3.3 million.

3.	Preliminary Allocation of Consideration Transferred

The acquisition of the Live Earth assets will be accounted for as a business combination under ASC Topic 805. The estimated total purchase price of $37.8 million was allocated to the net tangible assets acquired and liabilities assumed based on their fair values as of the date of acquisition as follows (in thousands):

Property, plant and equipment	$42,125
Accrued closure and post-closure liabilities	(4,344)

Total	$37,781

Property, plant and equipment include estimated landfill permitted airspace as well as an estimate of probable expansion airspace that the Company believes is likely to be permitted.

Asset retirement obligation is an amount equal to the discounted cash flow associated with the fair value of closure and post-closure obligations.

Upon completion of the fair value assessment after the closing of the acquisition, which will be performed by management as well as third party professionals, we anticipate that the final purchase price allocation will differ from the preliminary allocation outlined above. Additionally, the fair value of assets acquired and liabilities assumed may be materially impacted by the results of Live Earth’s operations up to the date of closing. The actual amounts recorded may differ materially from the information presented herein. Any changes to the initial estimates of fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities. Any residual amount may result in the establishment of goodwill.

4.	Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined consolidated balance sheet and statements of operations are as follows (in thousands):

(a) To record the elimination of assets of Live Earth not being acquired and liabilities not being assumed by WCA. The only assets and liabilities being acquired are property and equipment and landfill closure and post closure liabilities, as well as the equity interests in Live Earth subsidiary companies. The assets and liabilities not being acquired include cash, accounts receivable (net) prepaid expenses and other, goodwill (net) restricted cash, accounts payable, accrued liabilities and other long-term debt, and members’ equity of Live Earth.

(b) To record estimated transaction costs of $250, their income tax impact ($100) and the associated retained earnings (deficit) impact ($150).

(c) To record the adjustment of property and equipment, including landfill airspace and asset retirement cost balances to their fair values at the acquisition date.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

(d) To record the borrowing of $18,750 of cash for the cash portion of the purchase consideration.

Cash consideration to seller	$2,000
Repayment of seller’s indebtedness	16,750
Elimination of long-term debt on seller’s balance sheet	(46,306)

Pro forma long-term debt adjustment	$(27,556)

(e) To record the adjustment of the accrued closure and post-closure liabilities to their fair values at the acquisition date in accordance with ASC Subtopic 410.20.

(f) To record the common stock and additional paid-in capital of the common shares issued and fair value of the earn-out agreements associated with the acquisition.

(g) To record the reclassification of general and administrative costs of $2,455 to be consistent with WCA’s accounting classification. Under WCA’s organizational structure, these costs are considered a cost of operations. Additionally, $113 of consulting fees to retain the Live Earth operations management and $15 of additional accretion expense associated with the adjusted fair value of the accrued closure and post-closure liabilities (see note (e)) for the nine months ended September 30, 2009 are included in this adjustment. And to record the reclassification of general and administrative costs of $2,777 to be consistent with WCA’s accounting classification and the addition of $150 of consulting fees to retain the Live Earth operations management and a reduction of $26 of accretion expense associated with the adjusted fair value of the accrued closure and post-closure liabilities (see note (e)) for the year ended December 31, 2008.

(h) To record the adjustment of depreciation and amortization expense to reflect the revalued property, plant and equipment and to consistently depreciate the acquired equipment and landfill assets using WCA’s methodologies (see note (c)).

(i) To record the adjustment of interest expense consistent with the post-acquisition capital structure (see note (d)).

(j) To record the reduction in income tax benefit associated with the pro forma loss before income taxes.

(k) To record the WCA common shares to be issued at the closing of the acquisition transaction.

Comparative Historical and Pro Forma Per Share Data

The following table sets forth certain historical and pro forma per share data for WCA Waste Corporation and Live Earth. The historical data for WCA is derived from and should be read together with our audited consolidated financial statements and related notes thereto contained in our Form 10-K for the fiscal year ended December 31, 2008, and our unaudited condensed consolidated financial statements and related notes thereto contained in our Form 10-Q for the period ended September 30, 2009, parts of which are incorporated by reference into this proxy statement and are described under the section entitled “Where You Can Find More Information; Incorporation By Reference.” The historical data for Live Earth is derived from Live Earth’s audited financial statements for the year ended December 31, 2008 and unaudited financial statements for the period ended September 30, 2009, which are included elsewhere in this proxy statement and shares used in calculation of basic and diluted data prepared by Live Earth management.

The pro forma data for WCA and equivalent pro forma data for Live Earth are derived from and should be read together with the unaudited pro forma condensed combined financial statements of WCA, which are included elsewhere in this proxy statement, shares used in calculation of basic and diluted data for WCA prepared by our management, and shares used in calculation of basic and diluted data for Live Earth prepared by Live Earth management.

This summary of comparative historical and pro forma per share data is being provided for illustrative purposes only. The business of WCA and the Live Earth Companies may have performed differently had the acquisition occurred prior to the period presented. In addition, since the unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of purchase consideration and fair values of assets acquired and liabilities assumed, the actual amounts recorded may differ materially from the information presented. You should not rely on the pro forma per share data presented as being indicative of the results that would have been achieved had WCA and the Live Earth Companies been combined during the period presented or of the future results of WCA following the acquisition.

	Historical	Historical	Pro Forma
	WCA	Live Earth	Combined

Earnings per share — basic and diluted:
Net income (loss) available to common stockholders
Year ended December 31, 2008	$(1.96)	$—	$(1.82)
Nine months ended September 30, 2009	$(0.06)	$—	$(0.09)
Net asset value per share:
At September 30, 2009	$8.66	$—	$8.06
Shares used in net asset per share calculation (in thousands)	16,504	—	20,060

Historical Common Stock Market Price and Dividends

Historical market price data for the Live Earth Companies has not been presented as there is no established trading market in the Live Earth or Live Earth Companies’ common stock. The Live Earth Companies have not made any distributions or dividends to its members and do not anticipate making any such distributions or dividends in the foreseeable future.

Shares of our Common Stock are traded on the NASDAQ Stock Exchange Global Market under the symbol “WCAA”. The following table sets forth, for the periods indicated, the intra-day high and low per share sale prices of our Common Stock, as reported on the NASDAQ Global Market. WCA has never paid cash dividends on our Common Stock, and we do not anticipate paying any cash dividends in the foreseeable future.

	Price Range per Share
	High	Low

2007
First Quarter	$8.29	$6.33
Second Quarter	$9.30	$7.50
Third Quarter	$9.00	$7.06
Fourth Quarter	$8.17	$5.58
2008
First Quarter	$7.95	$5.27
Second Quarter	$6.72	$4.57
Third Quarter	$6.44	$4.40
Fourth Quarter	$5.25	$2.29
2009
First Quarter	$3.06	$1.42
Second Quarter	$4.21	$1.46
Third Quarter	$5.10	$3.29
Fourth Quarter (through December 17, 2009)	$4.70	$3.72

LIVE EARTH’S BUSINESS

Overview

Live Earth is a fully-integrated, non-hazardous, solid waste rail disposal company providing non-hazardous solid waste transfer by rail, processing, and disposal services serving the northeast and great lakes regions of the United States. As of September 30, 2009, Live Earth served approximately 275 landfill and transfer station customers in Connecticut, Indiana, Massachusetts, Maine, New Jersey, New York, Ohio, Pennsylvania, Rhode Island and West Virginia.

Live Earth’s revenue is generated primarily from its transfer station in Massachusetts and its waste disposal by rail operations. All collected waste must ultimately be processed or disposed of, with landfills being the main depository for such waste. Due to the population concentration in the Brockton Transfer Station, the cost to dispose of waste in a landfill located within the region is significantly higher than the cost to dispose of the same waste in less populated regions. The difference in cost is large enough to allow for the shipment of the waste by rail to less populated regions.

The Live Earth Companies are in the business of:

•	operating the Sunny Farms Landfill site, which is permitted to accept municipal solid waste, industrial waste and construction and demolition debris located in Seneca County, Ohio and is owned and operated by SF;

•	operating the Brockton Transfer Station, which is permitted to accept 1,000 tons a day located south of Boston, Massachusetts, which is operated by CC and located on real property owned by BR or leased by CC; and

•	operating a rail haul operation over a Class 1 railroad transporting waste from the east coast to the above-mentioned landfill, which is operated by SF.

The Sunny Farms Landfill may have expansion capacity. The useful life of the current facility boundaries of the Sunny Farms Landfill is four to six years (based upon estimates of business volume and compaction rate) and proposed potential expansion encompasses 160 acres with the capacity for between 30 and 35 million cubic yards of air space and an estimated life of 25 years; however, this expansion is subject to the receipt of appropriate permits and there are no assurances that the permit application for expansion of the Sunny Farms Landfill will be granted.

The majority of the waste that is disposed of at the Sunny Farms Landfill and the future growth of the Sunny Farms Landfill will be dependent on maintenance of rail access to the landfill. The rail disposal operations at the Sunny Farms Landfill are serviced currently by the Railroad’s direct rail line pursuant to a written agreement between Sunny Farms Landfill, LLC and the Railroad.

Predecessor Operations

Live Earth acquired its core assets and operations when it purchased certain subsidiary operations from Regus Industries, LLC (“Regus”). Regus was formed in 2000 for the purpose of operating in the non-hazardous waste industry. By late 2007 Regus was in serious financial distress, was in default under its secured lending facility with Comerica and other lenders and had been served with a complaint from the Ohio Attorney General and Ohio Environmental Protection Agency, jeopardizing its permits with respect to the Sunny Farms Landfill. Evergreen Indemnity Company, which had issued bonds securing the closure and post-closure obligations relating to the Sunny Farms Landfill and the Brockton Transfer Station was concerned that it would become obligated under these instruments. To avoid possible foreclosure or revocation of permits, Live Earth was formed to acquire the membership interests in Champion City Recovery, LLC, Boxer Realty Redevelopment, LLC, Sunny Farms Landfill, LLC and New Amsterdam and Seneca Railroad, LLC. In addition, Live Earth assumed a portion of the secured lending facility with Comerica and other lenders and certain payables and other operating liabilities directly associated with the acquired assets. However, Live Earth did not acquire all of the subsidiaries or assets of Regus Industries, LLC. Moreover, Live Earth did not

retain the management or key accounting personnel of the Predecessor Operations, but rather retained only billing and payable clerks and landfill and transfer station operations personnel.

Since January 1, 2008, Live Earth has retained new management (who will continue to have operating roles after the acquisition by WCA), took action to address the complaint pending with the Ohio Attorney General and Ohio Environmental Protection Agency, restructured indebtedness and contracts with customers and suppliers, and arranged for additional funding for its operations. Live Earth believes that its operations since January 1, 2008 are materially different from the operations of the Predecessor Operations.

As to the unaudited financial data and financial statements of Live Earth for the periods prior to January 1, 2008 (referred to as the Predecessor Operations) and the cautions that you should observe in evaluating such data and information, please read “Risk Factors — Risks Relating to the Acquisition” and Notes 1 and 2 to the Live Earth and Predecessor Operations Consolidated Financial Statements.

Employees

As of September 30, 2009, Live Earth had approximately 50 employees.

Legal and Regulatory Matters

Live Earth is subject to various legal proceedings in the ordinary course of business, including continued discussions with the Ohio Attorney General and a local agency regarding the settlement of the compliance matters arising from the operation of the Sunny Farms Landfill prior to January 1, 2008.

The Sunny Farms Landfill is subject to a consent decree with the Ohio Attorney General and a related settlement agreement with the local solid waste management district relating to the classification of the waste disposed of at the Sunny Farms Landfill as either MSW or C&D Waste. Waste that is classified as MSW is subject to higher environmental fees than C&D Waste that are payable to the Ohio EPA and the local solid waste management district and these fees change periodically in response to regulatory budgeting needs. The consent order contains a dispute mechanism for addressing classification and fee matters with the Ohio EPA and Ohio Attorney General; however, in the event that any disputes or disagreements arise under the consent decree, settlement agreement or other applicable regulations, the Ohio Attorney General or local solid waste management district could take action to reclassify solid waste that has been disposed of at the landfill as MSW and impose higher fees and civil money penalties.

The Live Earth Companies face other environmental regulation which could adversely affect the results of operations by prohibiting or limiting certain operations or generating high compliance costs.

LIVE EARTH MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Live Earth is a fully-integrated, non-hazardous, solid waste rail disposal company providing non-hazardous solid waste transfer by rail, processing, and disposal services serving the northeast and great lakes regions of the United States. As of September 30, 2009, Live Earth served approximately 275 landfill and transfer station customers in Connecticut, Indiana, Massachusetts, Maine, New Jersey, New York, Ohio, Pennsylvania, Rhode Island and West Virginia. Live Earth currently owns one landfill in Fostoria, Ohio, and one transfer station in Brockton, Massachusetts.

Live Earth’s operations consist of the transfer, processing and disposal by rail of non-hazardous solid waste. Live Earth’s revenue is generated primarily from its transfer station in Massachusetts and its waste disposal by rail operations. All collected waste must ultimately be processed or disposed of, with landfills being the main depository for such waste. Due to the population concentration in the northeastern region of the United States, the cost to dispose of waste in a landfill located within the region is significantly higher than the cost to dispose of the same waste in less populated regions. The difference in cost is large enough to allow Live Earth to charge its customers to ship waste by rail to its landfill in Ohio.

Critical Accounting Estimates and Assumptions

Live Earth makes several estimates and assumptions during the course of preparing its financial statements. Since some of the information that Live Earth must present depends on future events, it cannot be readily computed based on generally accepted methodologies, or may not be appropriately calculated from available data. Some estimates require Live Earth to exercise substantial judgment in making complex estimates and the assumptions and, therefore, have the greatest degree of uncertainty. This is especially true with respect to estimates made in accounting for landfills, environmental remediation liabilities and asset impairments. Live Earth describes the process of making such estimates in Notes 2 and 3 to the Consolidated Financial Statements of Live Earth included with this proxy statement. For a description of other significant accounting policies, see Notes 1 and 2 to the Consolidated Financial Statements of Live Earth included with this proxy statement.

In summary, Live Earth’s landfill accounting policies include the following:

Capitalized Landfill Costs

At September 30, 2009, Live Earth owned one landfill. Capitalized landfill costs include expenditures for the acquisition of land and airspace, engineering and permitting costs, cell construction costs and direct site improvement costs. As of September 30, 2009, no capitalized interest was included in capitalized landfill costs. However, in the future interest could be capitalized on landfill construction projects but only during the period the assets are undergoing activities to prepare them for their intended use. Capitalized landfill costs are amortized ratably using the units-of-production method over the estimated useful life of the site as airspace of the landfill is consumed. Landfill amortization rates are determined periodically (not less than annually) based on aerial and ground surveys and other density measures and estimates made by Live Earth’s internal and/or third-party engineers.

Total available airspace includes the total of estimated permitted airspace plus an estimate of probable expansion airspace that Live Earth believes is likely to be permitted. The criteria Live Earth uses to determine if permit expansion is probable include but, are not limited to, whether:

•	Live Earth believes that the project has fatal flaws;

•	the land is owned or controlled by Live Earth, or under option agreement;

•	Live Earth has committed to the expansion;

•	financial analysis has been completed, and the results indicate that the expansion has the prospect of a positive financial and operational impact;

•	personnel are actively working to obtain land use, local and state approvals for an expansion of an existing landfill;

•	Live Earth believes the permit is likely to be received; and

•	Live Earth believes that the timeframe to complete the permitting is reasonable.

At the time of Live Earth’s acquisition of the landfill from Regus Industries, Live Earth determined that, based upon the criteria above, it is probable that it will obtain permit expansions for two unpermitted areas at the existing landfill. Accordingly, Live Earth valued these permit expansions at the present value of the expected future cash flows related to these areas and then discounted them back to the date of acquisition based upon the estimated date the expansion areas will be placed into operation.

Live Earth may be unsuccessful in obtaining expansion permits for airspace that has been considered probable. If unsuccessful in obtaining these permits, the previously capitalized costs will be charged to expense. As of September 30, 2009, Live Earth has not included any amount of expansion airspace nor the capitalized value of the expansion areas in its calculation of the rates used for the amortization of landfill costs.

Closure and Post-Closure Obligations

Live Earth has material financial commitments for the costs associated with its future obligations for final closure, which is the closure of the landfill, the capping of the final uncapped areas of a landfill and post-closure maintenance of the facility, which is expected to be for a period of 30 years.

Standards related to accounting for obligations associated with the retirement of long-lived assets and the associated asset retirement costs require that Live Earth record closure and post-closure obligations as follows:

•	Landfill closure and post-closure liabilities are calculated by estimating the total obligation in current dollars. Cost estimates equate the costs of third parties performing the work. Any portion of the estimates which are based on activities being performed internally are increased to reflect a profit margin a third party would receive to perform the same activity. This profit margin will be taken to income once the work is performed internally.

•	The total obligation is carried at the net present value of future cash flows, which is calculated by inflating the obligation based upon the expected date of the expenditure using an inflation rate and discounting the inflated total to its present value using a discount rate. The discount rate represents Live Earth’s credit-adjusted risk-free rate. The resulting closure and post-closure obligation is recorded as liability.

•	Accretion expense is calculated based on the discount rate and is charged to cost of services and increases the related closure and post-closure obligation.

During the nine months ended September 30, 2009 and 2008 Live Earth recorded $2.7 million and $2.1 million of landfill depletion and amortization expense, respectively. During the nine months ended September 30, 2009 and 2008 Live Earth recorded $0.3 million of accretion expense.

The impact of changes determined to be changes in estimates, based on an annual update, is accounted for on a prospective basis. Live Earth’s ultimate liability for such costs may increase in the future as a result of changes in estimates, legislation, or regulations.

Estimates, Assumptions and Judgments Relating to Periods Prior to January 1, 2008

Live Earth has made a number of estimates, assumptions and judgments with respect to the unaudited financial information relating to its Predecessor Operations for periods prior to January 1, 2008. Please refer to “Special Note Concerning Information for Periods Prior to January 1, 2008.”

Special Note Concerning Information for Periods Prior to January 1, 2008

The unaudited financial data and financial statements included in this proxy statement presented with respect to Live Earth for the periods prior to January 1, 2008 precede Live Earth’s existence and/or ownership of the Live Earth Companies and related assets and liabilities. Such data and statements are derived from financial information and records obtained by Live Earth in connection with its acquisition of certain subsidiary operations from Regus Industries, LLC (“Regus”), which was formed in 2000 for the purpose of operating in the non-hazardous waste industry. As more fully described in “Live Earth’s Business — Predecessor Operations,” by late 2007, Regus was in serious financial distress and had been served with a complaint from the Ohio environmental authorities, jeopardizing its permits with respect to the Sunny Farms Landfill. Evergreen Indemnity Company, which had issued bonds securing the closure and post-closure obligations with respect to the Sunny Farms Landfill and the Brockton Transfer Station was concerned that it could become obligated under these instruments. To avoid possible foreclosure or revocation of permits, Live Earth was formed to acquire the entities and related assets (referred to as the “Predecessor Operations” with respect to periods prior to January 1, 2008) that now constitute the core operating assets of Live Earth. In addition, Live Earth assumed a portion of the secured lending facility with Comerica and other lenders and certain payables and other operating liabilities directly associated with the acquired assets. However, Live Earth did not acquire all of the subsidiaries or assets of Regus. Moreover, Live Earth did not retain the management or key accounting personnel of the Predecessor Operations, but rather retained only billing and payable clerks and landfill and transfer station operations personnel.

In preparing the unaudited financial data and financial statements included in this proxy statement for the Predecessor Operations for the periods prior to January 1, 2008, Live Earth has general ledgers for the Predecessor Operations (though not all supporting documentation) and audited financial statements of Regus for the years ended December 31, 2005 and 2004, which included supplementary information that contained balance sheets and statements of operations by subsidiary. This information corresponds in all material respects the information in the general ledgers available to Live Earth. In order to prepare the financial statements and financial information for the periods preceding January 1, 2008 required to be included in this proxy statement Live Earth has prepared unaudited financial information relating to the Predecessor Operations included herein, basing certain allocations upon certain estimates, assumptions and judgments that it considers reasonable in all material respects to prepare the financial information. Most particularly,

•	The balance sheets and statements of operations for the years ended December 31, 2007, 2006, 2005 and 2004 represent the combination of the balance sheets and statements of operations of each of the Predecessor Operations adjusted for any known intercompany transactions.

•	From the Regus general ledger, Live Earth was able to determine the balances at each year end prior to January 1, 2008 for the debt assumed by Live Earth in connection with its acquisition of the Predecessor Operations. Live Earth also calculated an average interest rate for each year based upon the interest expense and the average of the beginning and ending debt balances as indicated on the general ledger. Based upon this information, Live Earth adjusted the combined balance sheets and statements of operations to reflect the assumed debt and estimated interest expense. The amount of debt added to the combined unaudited balance sheets and statements of operations for periods prior to January 1, 2008 represents the lesser of the amount of debt from each lender assumed at the time of purchase or the balance for each lender as listed in the general ledger as of the specific date. Live Earth also calculated the estimated interest expense for each year by using the average interest rate as determined above and the average of the debt added to the beginning and ending combined balance sheets for the respective year.

•	Live Earth was also able to prepare summary cash flow statements for the 2006 and 2007 years set forth in this proxy statement based upon the adjusted combined balance sheets and statements of operations and the general ledger.

•	Corporate overhead of Regus that might have been allocated to Predecessor Operations for the years ended December 31, 2007 and 2006 was not reflected in the general ledger or other records available to Live Earth.

Although Live Earth does not know of any information that would make the financial statements or financial data for the periods prior to January 1, 2008 included herein incorrect in any material respect, it notes that the audited financial information for the year ended December 31, 2008 and the unaudited information for the quarter and nine months ended September 30, 2009 reflect the financial condition, results and trends of Live Earth under the operation and control of Live Earth’s current management.

For a more complete description of such estimates, assumptions and judgments please read Notes 1 and 2 to the Consolidated Financial Statements of Live Earth and the Predecessor Operations and “Live Earth Management’s Discussion and Analysis of Financial Condition and Results of Operations — Special Note Concerning Information for Periods Prior to January 1, 2008.” For cautions in using or evaluating information, including financial information, relating to the Predecessor Operations prior to January 1,2008, please read “Risk Factors— Risks Relating to the Acquisition.”

General Review of Results for the Three and Nine Months Ended September 30, 2009

The following table reflects Live Earths’ percentages of revenue by source (before elimination of intercompany revenue) for the three and nine months ended September 30, 2009 and 2008:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Disposal by rail	69.3%	72.2%	67.2%	68.2%
Transfer station	22.6%	24.3%	26.9%	27.4%
Other	8.1%	3.5%	5.9%	4.4%

Total revenue before intercompany elimination	100.0%	100.0%	100.0%	100.0%

The following table reflects Live Earth’s total revenue by source for the three and nine months ended September 30, 2009 and 2008 (dollars in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Disposal by rail	$6,657	$7,707	$16,916	$16,530
Less Intercompany	783	698	2,583	1,757

Disposal by rail, net	5,874	7,009	14,333	14,773
Transfer	2,173	2,600	6,762	6,637
Other	774	369	1,474	1,059

Total revenue	$8,821	$9,978	$22,569	$22,469

Cost of services include, but are not limited to, labor, fuel and other operating expenses, equipment maintenance, disposal fees paid to third-party disposal facilities, insurance premiums and claims expense, wages and salaries of field personnel located at operating facilities, third-party transportation expense and state and local waste taxes. Other than periodic volatility in fuel prices, inflation has not materially affected Live Earth’s operations. For comparative purposes, accretion of landfill closure and post-closure liabilities has been included in cost of services.

General and administrative expenses include the salaries and benefits of Live Earth’s corporate management, certain centralized reporting, information technology and cash management costs and, for 2008, other overhead costs associated with Live Earth’s corporate office. WCA intends to keep these operations intact as a regional office and will treat these expenses as costs of services consistent with the current operating structure.

Depreciation and amortization expense includes depreciation of fixed assets over their estimated useful lives using the straight-line method and amortization of landfill costs and asset retirement costs based on the consumption of airspace.

Results of Operations

Three Months Ended September 30, 2009 Compared to Three Months Ended September 30, 2008

The following table sets forth the components of operating income (loss) for the three months ended September 30, 2009 and 2008 (dollars in thousands):

	Total	% of Revenue

Three months ended September 30, 2009:
Revenue	$8,821	100.0
Cost of services	6,170	69.9
Depreciation and amortization	1,560	17.7
General and administrative	890	10.1

Operating income	$201	2.3

Three months ended September 30, 2008:
Revenue	$9,978	100.0
Cost of services	8,637	86.5
Depreciation and amortization	1,205	12.1
General and administrative	626	6.3

Operating loss	$(490)	(4.9)

Increase/(decrease) in 2009 compared to 2008:
Revenue	$(1,157)
Cost of services	(2,467)
Depreciation and amortization	355
General and administrative	264

Operating income (loss)	$691

Revenue.  Total revenue for the three months ended September 30, 2009 decreased by 11.6% to $8.8 million from $10.0 million for the three months ended September 30, 2008. Volume increases of $1.6 million were offset by disposal price decreases of $1.4 million and rail freight price decreases of $1.4 million due to lower fuel surcharges.

Cost of services.  Total cost of services for the three months ended September 30, 2009 decreased $2.5 million, or 28.6%, to $6.2 million from $8.6 million for the three months ended September 30, 2008. The primary causes of the decreases in cost of services were reduction in fuel costs and a reduction in the number of rail cars being leased offset by the costs associated with the increase in volumes.

Overall cost of services decreased to 69.9% of revenue for the three months ended September 30, 2009 from 86.5% during the same period last year. Decreases in operating costs as a percentage of revenue were primarily attributable to lower fuel prices and a reduction in the number of rail cars being leased. Through better utilization of Live Earth’s rail car fleet, the number of rail cars needed to meet its expected volumes has declined. Accordingly, Live Earth has not renewed certain rail car leases as their terms have ended.

Depreciation and amortization.  Depreciation and amortization for the three months ended September 30, 2009 increased $0.4 million or 29.5% from $1.2 million for the three months ended September 30, 2008. The primary causes of the increase were increased landfill airspace amortization due to higher volumes and increased depreciation due to the addition of equipment.

General and administrative.  General and administrative expenses for the three months ended September 30, 2009 increased $0.3 million or 42.2% from $0.6 million for the three months ended September 30, 2008. The primary causes for the increase were increases in allowance for doubtful accounts and in salary expense due to additional management personnel.

The following table sets forth items below operating income (loss) in Live Earth’s condensed consolidated statement of operations and as a percentage of revenue for the three months ended September 30, 2009 and 2008 (dollars in thousands):

	Three Months Ended September 30,
	2009		2008

Operating income (loss)	$201	2.3%	$(490)	(4.9)%
Interest expense	(233)	(2.7)	(308)	(3.1)
Accretion of long-term debt discount	(488)	(5.5)	(451)	(4.5)
Interest income	—	—	3	—

Net loss	$(520)	(5.9)%	$(1,246)	(12.5)%

Interest expense.  Interest expense for the three months ended September 30, 2009 decreased $0.1 million, or 24.3%, to $0.2 million from $0.3 million for the three months ended September 30, 2008. This decrease was due to a decrease in interest rates partially offset by increased borrowings.

Accretion of long-term debt discount.  Accretion for long-term debt discount for the three months ended September 30, 2009 remained substantially the same as for the three months ended September 30, 2008. The amount of the accretion has grown only as a result of the increase in the debt due to the accretion.

Nine Months Ended September 30, 2009 Compared to Nine Months Ended September 30, 2008

The following table sets forth the components of operating loss for the nine months ended September 30, 2009 and 2008 (dollars in thousands):

	Total	% of Revenue

Nine months ended September 30, 2009:
Revenue	$22,569	100.0
Cost of services	16,689	73.9
Depreciation and amortization	3,948	17.5
General and administrative	2,455	10.9

Operating loss	$(523)	(2.3)

Nine months ended September 30, 2008:
Revenue	$22,469	100.0
Cost of services	20,034	89.2
Depreciation and amortization	3,126	13.9
General and administrative	2,001	8.9

Operating loss	$(2,692)	(12.0)

Increase/(decrease) in 2009 compared to 2008:
Revenue	$100
Cost of services	(3,345)
Depreciation and amortization	822
General and administrative	454

Operating loss	$2,169

Revenue.  Total revenue for the nine months ended September 30, 2009 increased by 0.4% to $22.6 million from $22.5 million for the nine months ended September 30, 2008. Disposal volume increases of $4.3 million and rail freight revenue increases of $0.9 million were partially offset by disposal price decreases of $5.1 million.

Cost of services.  Total cost of services for the nine months ended September 30, 2009 decreased $3.3 million, or 16.7%, to $16.7 million from $20.0 million for the nine months ended September 30, 2008. The primary causes of the decreases in cost of services were reduction in fuel costs and a reduction in the number of rail cars being leased offset by the costs associated with the increase in volumes.

Overall cost of services decreased to 73.9% of revenue for the nine months ended September 30, 2009 from 89.2% during the same period last year. Decreases in operating costs as a percentage of revenue were primarily attributable to lower fuel prices and a reduction in the number of rail cars being leased. Through better utilization of Live Earth’s rail car fleet, the number of rail cars needed to meet its expected volumes has declined. Accordingly, Live Earth has not renewed certain rail car leases as their terms have ended.

Depreciation and amortization:  Depreciation and amortization for the nine months ended September 30, 2009 increased $0.8 million or 26.3% from $3.1 million for the nine months ended September 30, 2008. The primary causes of the increase were increased landfill airspace amortization due to higher volumes and increased depreciation due to the addition of equipment.

General and administrative:  General and administrative expenses for the nine months ended September 30, 2009 increased $0.5 million or 22.7% from $2.0 million for the nine months ended September 30, 2008. The primary causes for the increase were increases in allowance for doubtful accounts and in salary expense due to additional management personnel.

The following table sets forth items below operating loss in Live Earth’s condensed consolidated statement of operations and as a percentage of revenue for the nine months ended September 30, 2009 and 2008 (dollars in thousands):

	Nine Months Ended September 30,
	2009		2008

Operating loss	$(523)	(2.3)%	$(2,692)	(12.0)%
Interest expense	(677)	(3.0)	(929)	(4.1)
Accretion of long-term debt discount	(1,438)	(6.4)	(1,328)	(5.9)
Interest income	2	—	15	0.1

Net loss	$(2,636)	(11.7)%	$(4,934)	(21.9)%

Interest expense.  Interest expense for the nine months ended September 30, 2009 decreased $0.2 million, or 27.1%, to $0.7 million from $0.9 million for the nine months ended September 30, 2008. This decrease was due to a decrease in interest rates partially offset by increased borrowings.

Accretion of long-term debt discount.  Accretion for long-term debt discount for the nine months ended September 30, 2009 remained substantially the same as for the nine months ended September 30, 2008. The amount of the accretion has grown only as a result of the increase in the debt due to the accretion.

Cautionary Note Regarding Financial Information of Predecessor Entity

As more fully described in “Special Note Concerning Information for Periods Prior to January 1, 2008” in this Management’s Discussion and Analysis and in “Live Earth’s Business — Predecessor Operations,” Live Earth purchased the Predecessor Operations on January 1, 2008. The unaudited financial data and financial statements included in this proxy statement for the Predecessor Operations for the periods prior to January 1, 2008 precede Live Earth’s existence and/or ownership of the Live Earth Companies and related assets and liabilities and are subject to the estimates, assumptions, judgments and cautions described in such sections, in “Risk Factors — Risks Relating to the Acquisition,” and Notes 1 and 2 to the Consolidated Financial Statements of Live Earth and the Predecessor Operations included with this proxy statement, and “Live Earth

Management’s Discussion and Analysis of Financial Condition and Results of Operations — Special Note Concerning Information for Periods Prior to January 1, 2008.”

General Review of Results for the Years Ended December 31, 2008 and 2007

The following table reflects revenue by source (before elimination of intercompany revenue) for year ended December 31, 2008 for Live Earth and for the year ended December 31, 2007 for the Predecessor Operations:

	Year Ended
	December 31,
	2008	2007

Disposal by rail	68.3%	54.1%
Transfer station	27.1%	40.8%
Other	4.6%	5.1%

Total revenue before intercompany elimination	100.0%	100.0%

The following table reflects total revenue by source for year ended December 31, 2008 for Live Earth and for the year ended December 31, 2007 for the Predecessor Operations (dollars in thousands):

	Year Ended
	December 31,
	2008	2007

Disposal by rail	$22,443	$14,417
Less Intercompany	2,470	3,509

Disposal by rail, net	19,973	10,908
Transfer	8,885	10,870
Other	1,523	1,356

Total revenue	$30,381	$23,134

Cost of services include, but are not limited to, labor, fuel and other operating expenses, equipment maintenance, disposal fees paid to third-party disposal facilities, insurance premiums and claims expense, wages and salaries of field personnel located at operating facilities, third-party transportation expense and state and local waste taxes. For comparative purposes accretion of landfill closure and post-closure liabilities has been included in cost of services.

General and administrative expenses include the salaries and benefits of Live Earth’s or the Predecessor Operations’, as applicable, corporate management, certain centralized reporting, information technology and cash management costs, and for 2008 other overhead costs associated with Live Earth’s corporate office. WCA intends to keep these operations intact as a regional office and will consistently treat these expenses as costs of services.

Depreciation and amortization expense includes depreciation of fixed assets over their estimated useful lives using the straight-line method and amortization of landfill costs and asset retirement costs based on the consumption of airspace.

Results of Operations

Year Ended December 31, 2008 Compared to Year Ended December 31, 2007

The following table sets forth the components of operating loss for year ended December 31, 2008 for Live Earth and for the year ended December 31, 2007 for the Predecessor Operations (dollars in thousands):

	Total	% of Revenue

Year ended December 31, 2008:
Revenue	$30,381	100.0
Cost of services	26,831	88.3
Depreciation and amortization	4,225	13.9
General and administrative	2,777	9.2

Operating loss	$(3,452)	(11.4)

Year ended December 31, 2007:
Revenue	$23,134	100.0
Cost of services	17,696	76.5
Depreciation and amortization	4,635	20.0
General and administrative	1,764	7.6

Operating loss	$(961)	(4.1)

Increase/(decrease) in 2008 compared to 2007:
Revenue	$7,247
Cost of services	9,135
Depreciation and amortization	(410)
General and administrative	1,013

Operating loss	$(2,491)

Revenue.  Total revenue for the year ended December 31, 2008 increased by 31.3% to $30.4 million from $27.1 million for the year ended December 31, 2007. Volume increases of $3.8 million and a new revenue source for 2008, rail transportation, which totaled $7.4 million in 2007, was partially offset by disposal price decreases of $4.0 million.

Cost of services.  Total cost of services for the year ended December 31, 2008 increased $9.1 million, or 51.6%, to $26.8 million from $17.7 million for the year ended December 31, 2007. The primary causes of the increase in cost of services were the costs associated with the new revenue source in 2008, rail transportation, and the costs associated with the increase in volumes.

Overall cost of services increased to 88.3% of revenue for the year ended December 31, 2008 from 76.5% for the year ended December 31, 2007. The primary cause of the increase was the lower profit margin of the new revenue source in 2008, rail transportation.

Depreciation and amortization.  Depreciation and amortization for the year ended December 31, 2008 decreased $0.4 million or 8.8% from $4.6 million for the year ended December 31, 2007. The primary cause of the increase was the increased landfill airspace amortization due to higher volumes. In addition, the assets of the acquired companies, including the landfill, were revalued at the time of the acquisition by Live Earth on January 1, 2008 which resulted in changes in the depreciable basis of the assets.

General and administrative.  General and administrative expenses for the year ended December 31, 2008 increased $1.0 million or 57.4% from $1.8 million for the year ended December 31, 2007. The primary cause for the increase is due to the lack of allocation of Regus corporate overhead to the acquired subsidiaries in 2008 as compared to 2007. See Note 1 and Note 2 to the Consolidated Financial Statements of Live Earth and the Predecessor Operations included in this proxy statement.

The following table sets forth items below operating loss in Live Earth’s condensed consolidated statement of operations and as a percentage of revenue for the year ended December 31, 2008 for Live Earth and for the year ended December 31, 2007 for the Predecessor Operations (dollars in thousands):

	Year Ended December 31,
	2008		2007

Operating loss	$(3,452)	(11.3)%	$(961)	(4.1)%
Interest expense	(1,193)	(3.9)	(7,644)	(33.1)
Accretion of long-term debt discount	(1,788)	(5.9)	—	—
Interest income	15	—	—	—

Net loss	$(6,418)	(21.1)%	$(8,605)	(37.2)%

Interest expense.  Interest expense for the year ended December 31, 2008 decreased $6.5 million, or 84.4%, to $1.2 million from $7.6 million for the year ended December 31, 2007. This decrease was due to the reduction of interest expense associated with the elimination of $27.4 million of subordinated debt at the time of the purchase of the Regus subsidiaries by Live Earth on January 1, 2008 and decreases in interest rates during 2007.

Accretion of long-term debt discount.  Accretion for long-term debt discount for the year ended December 31, 2008 increased $1.8 million, or 100.0%, to $1.8 million from $0.0 million for the year ended December 31, 2007. Accretion expense was recognized in 2007 to reflect the cost of capital on the $27.4 million of subordinated debt that does not accrue interest.

General Review of Results for the Years Ended December 31, 2007 and 2006

On January 1, 2008, Live Earth purchased its subsidiaries and certain related assets and liabilities from Regus and began its business operations. The financial information for 2007 and 2006 is based on unaudited financial statements prepared solely for the purposes of this proxy statement and may not be in conformance with GAAP due to the lack of information available from Regus. See Notes 1 and 2 to the Consolidated Financial Statements of Live Earth and of the Predecessor Operations included with this proxy statement.

The following table reflects the Predecessor Operations’ revenue by source (before elimination of intercompany revenue) for years ended December 31, 2007 and 2006:

	Year Ended
	December 31,
	2007	2006

Disposal by rail	54.1%	51.8%
Transfer station	40.8%	42.9%
Other	5.1%	5.3%

Total revenue before intercompany elimination	100.0%	100.0%

The following table reflects the Predecessor Operations’ total revenue by source for the years ended December 31, 2007 and 2006 (dollars in thousands):

	Year Ended
	December 31,
	2007	2006

Disposal by rail	$14,417	$15,208
Less Intercompany	3,509	3,847

Disposal by rail, net	10,908	11,361
Transfer	10,870	12,569
Other	1,356	1,557

Total revenue	$23,134	$25,487

Cost of services include, but are not limited to, labor, fuel and other operating expenses, equipment maintenance, disposal fees paid to third-party disposal facilities, insurance premiums and claims expense, wages and salaries of field personnel located at operating facilities, third-party transportation expense and state and local waste taxes.

General and administrative expenses include the salaries and benefits of the Predecessor Operations’ management, certain centralized reporting, information technology and cash management costs and other overhead costs.

Depreciation and amortization expense includes depreciation of fixed assets over their estimated useful lives using the straight-line method and amortization of landfill costs and asset retirement costs based on the consumption of airspace.

Results of Operations

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

The following table sets forth the Predecessor Operations’ components of operating income (loss) for the years ended December 31, 2007 and 2006 (dollars in thousands):

	Total	% of Revenue

Year ended December 31, 2007:
Revenue	$23,134	100.0
Cost of services	17,696	76.5
Depreciation and amortization	4,635	20.0
General and administrative	1,764	7.6

Operating loss	$(961)	(4.1)

Year ended December 31, 2006:
Revenue	$25,487	100.0
Cost of services	15,756	61.8
Depreciation and amortization	5,303	20.8
General and administrative	1,550	6.1

Operating income	$2,878	11.3

Increase/(decrease) in 2007 compared to 2006:
Revenue	$(2,353)
Cost of services	1,940
Depreciation and amortization	(668)
General and administrative	214

Operating income (loss)	$(3,839)

Revenue.  Total revenue for the year ended December 31, 2007 decreased by 9.2% to $23.1 million from $25.5 million for the year ended December 31, 2006. Volume decreases of $7.0 million were partially offset by disposal price increases of $4.6 million.

Cost of services.  Total cost of services for the year ended December 31, 2007 increased $1.9 million, or 12.3%, to $17.7 million from $15.8 million for the year ended December 31, 2006. The primary causes of the increase in cost of services were increases in costs associated with rail transportation, rail car leases, external disposal and maintenance department payroll and parts offset by the costs associated with decreases in volume.

Overall cost of services increased to 76.5% of revenue for the year ended December 31, 2007 from 61.8% for the year ended December 31, 2006. The primary causes of the increase in cost of services were increases in costs associated with rail transportation, rail car leases, external disposal and maintenance department payroll and parts.

Depreciation and amortization.  Depreciation and amortization for the year ended December 31, 2007 decreased $0.7 million or 12.6% from $5.3 million for the year ended December 31, 2006. The primary cause of the increase was the decreased landfill airspace amortization due to lower volumes.

General and administrative.  General and administrative expenses for the year ended December 31, 2007 decreased $0.2 million or 13.8% from $1.6 million for the year ended December 31, 2006.

The following table sets forth items below operating income (loss) in the Predecessor Operations’ condensed consolidated statement of operations and as a percentage of revenue for the years ended December 31, 2007 and 2006 (dollars in thousands):

	Year Ended December 31,
	2007		2006

Operating income (loss)	$(961)	(4.1)%	$2,878	11.3%
Interest expense, net	(7,644)	(33.1)	(4,975)	(19.5)

Net loss	$(8,605)	(37.2)%	$(2,097)	(8.2)%

Interest expense.  Interest expense for the year ended December 31, 2007 increased $2.6 million, or 53.6%, to $7.6 million from $5.0 million for the year ended December 31, 2006. This increase was due to increases in interest rates during 2007.

Liquidity and Capital Resources

Live Earth’s business and industry is capital intensive, requiring capital for equipment purchases, landfill construction and development, and landfill closure activities in the future. Live Earth plans to meet its future capital needs primarily through cash on hand, cash flow from operations and borrowing capacity under Live Earth’s credit facility. The availability and level of Live Earth’s financing sources cannot be assured, particularly in light of the current market conditions. Recent disruptions in the credit markets have resulted in greater volatility, less liquidity, widening of credit spreads and more limited availability of financing. In addition, the availability under Live Earth’s credit facility is limited by compliance with certain covenants and ratios. Live Earth’s inability to obtain funding necessary for its business on acceptable terms would have a material adverse impact on Live Earth.

To address potential credit and liquidity issues, Live Earth considered several items. Through increases in sales volume and diligent cost controls, Live Earth’s net cash from operating activities increased $4.1 million to a net cash provided by operating activities of $2.2 million for the nine months ended September 30, 2009 compared to a net cash (used by) operating activities of $(1.9) million for the nine months ended September 30, 2008. Since Live Earth is dependent upon a small number of customers for a large portion of its sales, Live Earth seeks to maintain a strong working relationship with them and to be their best low-cost/high-service option for their disposal needs. Live Earth is also dependent on one individual vendor to meet the needs of its operations. Live Earth seeks to maintain a strong working relationship with this vendor and has negotiated a long-term contract with them. Furthermore, Live Earth had approximately $7.7 million in available capacity under its affiliated revolving promissory note as of September 30, 2009 subject to customary covenant compliance.

A portion of Live Earth’s capital additions is discretionary, giving it the ability to modify the timing of such expenditures to preserve cash if appropriate in the future. Live Earth has evaluated its insurance carriers and bond providers and has not seen any indication that such providers would be unable to continue to meet their obligations to Live Earth or provide coverage to Live Earth in the future.

As of September 30, 2009, Live Earth had total outstanding long-term debt of approximately $50.2 million, consisting of a $15.3 million senior note, $6.8 million outstanding under its affiliated revolving promissory note, a $18.4 million subordinated note, a $9.0 million unsecured promissory note and approximately $0.7 million of various seller notes. This represented an increase of $1.2 million over Live Earth’s total debt outstanding as of December 31, 2008. The increase in outstanding debt since December 31, 2008 was primarily due to an increase of $1.5 million under Live Earth’s affiliated revolving promissory note and net increases in equipment notes of $0.3 million partially offset by repayment of $0.6 million on the senior note. As of September 30, 2009, Live Earth had $7.7 million available under the affiliated revolving promissory note. With $0.2 million cash on hand and an unused $0.1 million letter of credit available at September 30, 2009, Live Earth’s total capacity was approximately $8.0 million.

The outstanding indebtedness amounts and obligations under the warrants and preferred return kicker described in more detail below are to be fully settled through allocation of the closing consideration received in the acquisition of the Live Earth Companies and related assets and liabilities by WCA Waste Corporation.

Senior Note

The senior note, which had a balance outstanding of $15.3 million at September 30, 2009, represents the assumption by Live Earth of a portion of the outstanding debt of Regus and its subsidiaries with Comerica Bank at the time of the purchase of the certain assets and subsidiaries of Regus Industries, LLC by Live Earth. The note is a 3-year term loan with interest payable monthly at prime plus 3/4%, monthly principal payments ranging from $40,000 to $125,000 and has a final balloon payment of the remaining outstanding principal and interest on December 1, 2010.

The is secured by a first mortgage on all of Live Earth’s real property and a first priority collateral interest on all other tangible and intangible assets of Live Earth.

The note also supports a $0.1 million letter of credit, which expires on December 1, 2010. This letter of credit had not been utilized as of September 30, 2009.

Affiliated Revolving Promissory Note

The affiliated revolving promissory note, which had a balance outstanding of $6.8 million on September 30, 2009, was issued by Live Earth Funding, LLC in January 2008 and is used for capital additions and working capital. The note provides for maximum borrowing of $14.5 million, however effective October 2008 the lender is not obligated to advance the final $2.5 million except for the purpose of reimbursing the principals of Live Earth for certain advances made by the principals to or on behalf of Live Earth. The note requires quarterly interest payments of prime plus 3/4% and has a final maturity date of December 1, 2010.

The affiliated revolving promissory note is secured by all tangible and intangible assets of Live Earth. This collateral interest is junior and subordinate to the collateral interest of the senior note, but otherwise senior to Live Earth’s other indebtedness.

Subordinated Note

The subordinated note, which had an outstanding balance of $18.4 million at September 30, 2009, represents the assumption by Live Earth of the outstanding debt of Regus Industries, LLC and subsidiaries with PCRL Investments, L.P., acting as agent for HBK Master Fund L.P., Bernard Global Loan Investors, Ltd and Bernard National Loan Investors Ltd., as lenders, in relation to the purchase of certain assets and subsidiaries of Regus Industries, LLC by Live Earth in January 2008. The loan agreement stipulates that interest will not accrue and no principal payments are due during the loan period. The note has a final maturity of December 19, 2010.

The subordinated note is secured by all tangible and intangible assets of Live Earth. This collateral interest is junior and subordinate to the collateral interests for the senior note and the affiliated revolving promissory note.

Unsecured Promissory Note

The unsecured promissory note, which had an outstanding balance of $9.0 million at September 30, 2009, represents the assumption by Live Earth of the outstanding debt of Regus and subsidiaries with Brian Fenwick-Smith in relation to the purchase of certain assets and subsidiaries of Regus by Live Earth in January 2008. The loan agreement stipulates that interest will not accrue and no principal payments are due during the loan period. The loan has a final maturity of December 19, 2010.

Equipment Notes

The equipment notes, which had an outstanding balance of $0.7 million at September 30, 2009, were used for the acquisition of certain pieces of equipment. The notes have various interest rates which vary from 3.5% to 9.2% are all due within 5 years and have first priority lien interests in the respective equipment that was purchased with the proceeds.

Debt Covenants

Live Earth’s credit facilities are subject to various financial and other covenants including, but not limited to, limitations on debt, consolidations, mergers, and sales of assets. The credit facility also contains financial covenants requiring Live Earth to limit leverage (both in terms of senior secured debt and total leverage), maintain specified debt service ratios, and limit capital expenditures. Each of the financial covenants incorporates specially defined terms that would not correspond to GAAP or Non-GAAP measures disclosed in this report and that in certain instances are based on determinations and information not derived from or included in Live Earth’s financial statements. The financial covenants include the following:

•	Live Earth maintains a “Consolidated Debt Service Coverage Ratio” (as defined in the agreement) for the trailing 12-month reporting period on each quarterly reporting date is at least 1.10 to 1.00;

•	Live Earth’s maximum fixed asset debt and capital lease amount (as defined in the agreement) is $2,500,000; and

•	Live Earth’s maximum unsecured indebtedness (as defined in the agreement) is $500,000.

As of September 30, 2009, Live Earth was in compliance with all covenants under the credit facility.

Warrants to Purchase Preferred Return Interest

In October 2008, Live Earth entered into agreements with the lenders of both the senior note and the affiliated revolving promissory note that provide these lenders with a preferred return interest payment upon a “change in control” (as defined in the agreements) of Live Earth. Upon a change in control, the lenders are due an amount equal to the product of (i) each month’s average daily principal amount outstanding from the date of the agreement to the date of the change in control time and (ii) 0.10833%. The potential sale of Live Earth contemplated in this proxy statement may trigger these warrants; however, the parties to this obligation expect full settlement at the closing.

Preferred Return Kicker

In October 2008, Live Earth entered into agreements with the lenders of the affiliated revolving promissory note, the subordinated term loan and the unsecured promissory note and the members of Live Earth which grants the lender of the affiliated revolving promissory note a preferred return kicker upon the dissolution or a “change in control” (as defined in the agreements) of Live Earth. The value of the preferred return kicker is equal to the total of 25% of the amount, if any, repaid on the subordinated term loan and 25% of the amount, if any, repaid on the unsecured promissory note. The potential sale of Live Earth contemplated in this proxy statement may trigger this kicker; however, the parties to this obligation expect full settlement at the closing.

Members’ Equity

Live Earth is authorized to issue up to 1,000 units. As of September 30, 2009, the number of units issued was 1,000.

Contractual Obligations

As discussed in the Liquidity and Capital Resources section of this analysis, Live Earth is dependent on one vendor for a significant portion of its business. This vendor supplies rail transportation services which directly relate to 67.2% of Live Earth’s revenue for the nine months ended September 30, 2009. Live Earth entered into long-term contracts with the vendor. The current contract was entered into in April 2008 and expires in 2011. The contract commits the vendor to provide rail transportation services and establishes the cost for these services.

Included in this contract is a fuel surcharge which varies depending upon price of diesel fuel. While this fuel surcharge is passed through to the majority of Live Earth’s customers, the price of the surcharge could increase to such a point that it would no longer be economically feasible to ship the waste to Live Earth’s landfill.

Live Earth leases various items under several operating leases including rail cars, a modular office building and two acres of land at its’ Massachusetts facility. With the exception of the lease on the land, all of the leases expire on various dates through 2017. The lease on the land expires in December 2099 and is indexed for inflation. The minimum future annual rental payments for the operating leases as of September 30, 2009, are as follows:

Remainder of 2009	$248,046
2010	963,219
2011	903,999
2012	906,579
2013	697,547
2014	504,384
2015 and Thereafter	5,337,320

Total future lease commitments	$9,561,094

The aggregate future maturities of long-term debt as of September 30, 2009, are as follows:

Remainder of 2009	$291,945
2010	49,408,414
2011	165,088
2012	175,940
2013	165,586
2014	—

Total future debt payments	$50,206,973

Cash Flows

Net cash provided by (used in) operating activities for the nine months ended September 30, 2009 and 2008 was $2.2 million and $(1.9) million, respectively. The increase in cash flows from operating activities was primarily due to the decrease in net loss offset by changes in the components of working capital from period to period. Other items impacting operating cash flows included depreciation and amortization, accretion of landfill closure and post-closure liabilities and accretion of long-term debt discount, all of which were non-cash expenses.

Net cash used in investing activities consists primarily of cash used for capital expenditures. Cash used for capital expenditures was $2.8 million and $1.7 million for the nine months ended September 30, 2009 and 2008, respectively. Cash used for acquisitions of business, net of cash acquired, was $0.2 million during the nine months ended September 30, 2008.

Net cash provided in financing activities for the nine months ended September 30, 2009 and 2008 was $0.6 million and $4.1 million, respectively. Net cash provided in financing activities principally includes borrowing under Live Earth’s credit facility and repayments of the senior notes and equipment debt.

Off-Balance Sheet Arrangements

As of September 30, 2009, we had no off-balance sheet arrangements, other than as described above.

Quantitative and Qualitative Disclosures About Market Risk

In the normal course of business, Live Earth is exposed to market risk, including changes in interest rates. At September 30, 2009, $22.1 million, or 44.0%, of Live Earth’s outstanding debt was based upon a prime interest rate. The prime interest rate is subject to change on a daily basis and therefore in a rising rate environment, would increase the amount of interest Live Earth is paying.

BENEFICIAL OWNERSHIP OF WCA WASTE CORPORATION COMMON STOCK

The information provided below indicates the beneficial ownership, as of December 10, 2009, of Common Stock by each director, by all directors and executive officers as a group and by each person known by us to beneficially own more than 5% of the outstanding shares of Common Stock or Preferred Stock.

For purposes of the tables below, the amounts and percentages of Common Stock and Preferred Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, including through the exercise of options or warrants. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Percentage of Common Stock beneficially owned “Pre-Acquisition” is based on 16,497,686 shares of Common Stock outstanding as of December 10, 2009. Percentage of Common Stock owned “Post-Acquisition” assumes that the maximum of 5,555,556 shares that we would issue as acquisition consideration were issued as of the record date and thus is based on 22,053,242 shares of Common Stock outstanding.

Owners of More Than 5% of Our Common Stock or Preferred Stock

Based solely upon filings made with the SEC and inquiries made by our officers and directors, the following persons are the only persons known by us to own beneficially more than 5% of the outstanding shares of Common Stock or Preferred Stock as of December 10, 2009 (other than Mr. Tom J. Fatjo, Jr., whose beneficial ownership of our Common Stock is set forth below under “Security Ownership of Certain Beneficial Owners and Management — Directors and Executive Officers”).

	Amount and		Amount and
	Nature of		Nature of
	Beneficial	Percent of	Beneficial	Percent of
	Ownership	Class of	Ownership	Class of
	of Common	Common	of Common	Common
	Stock (Pre-	Stock (Pre-	Stock (Post-	Stock (Post-
Name and Address of Beneficial Owner	Acquisition)(1)	Acquisition)(1)	Acquisition)(1)	Acquisition)(1)

Ares Corporate Opportunities Fund II, L.P.(2)	9,278,844	36.0%	9,278,844	31.20%
River Road Asset Management, LLC(3)	2,256,608	13.7%	2,256,608	10.2%
Dimensional Fund Advisors LP(4)	1,468,638	8.9%	1,468,638	6.7%
Joseph E. LoConti(5)	1,761,386	10.7%	3,114,164	14.1%
Daniel J. Clark(6)	648,827	3.9%	1,937,716	8.8%
Patricia A. Skoda Revocable Trust(7)	462,160	2.8%	1,648,827	7.5%
All Live Earth Related Parties as a group	2,525,359	15.3%	4,798,137	21.8%

(1)	Percentage of Common Stock beneficially owned “Pre-Acquisition” is based on 16,497,686 shares of Common Stock outstanding as of December 10, 2009. Percentage of Common Stock owned “Post-Acquisition” assumes that the maximum of 5,555,556 shares that we would issue as acquisition consideration were issued as of the record date and thus is based on 22,053,242 shares of Common Stock outstanding.

(2)	The following information is based on the Schedule 13D filed with the SEC on August 4, 2006 by ACOF II and certain affiliated entities. The general partner of ACOF II is ACOF Management II, L.P. (“ACOF Management II”) and the general partner of ACOF Management II is ACOF Operating Manager II, L.P. (“ACOF Operating Manager II”). ACOF Operating Manager II is indirectly controlled by Ares Management LLC, a private investment management firm, which, in turn, is indirectly controlled by Ares Partners Management Company LLC. Each of the foregoing entities (collectively and together with Ares Management, LLC, the “Ares Entities”) and the partners, members and managers thereof, other than ACOF II, disclaims beneficial ownership of the shares of Common Stock owned by ACOF II, except to the extent of any pecuniary interest therein. The address of each Ares Entity is 1999 Avenue of the Stars, Suite 1900, Los Angeles, CA 90067.

Jeffrey S. Serota, who serves on our Board of Directors as a director designee of Ares II, is a Senior Partner in the Private Equity Group of Ares Management LLC (“Ares Management”), an alternative asset investment management firm that indirectly controls ACOF II. Mr. Serota disclaims beneficial ownership of the shares owned by ACOF II, except to the extent of any pecuniary interest therein.

Jeffrey B. Schwartz, who serves on our Board of Directors as a director designee of Ares II, is a Principal in the Private Equity Group of Ares Management. Mr. Schwartz disclaims beneficial ownership of the shares owned by ACOF II, except to the extent of any pecuniary interest therein.

The 869,770 outstanding shares of Preferred Stock together with accrued PIK dividends as of December 10, 2009 are immediately convertible at ACOF II’s discretion into 9,240,948 shares of Common Stock, which, as of December 10, 2009, would represent approximately 36.0% of the outstanding Common Stock on a post-conversion basis. ACOF II can convert the Preferred Stock into Common Stock at any time at a conversion price of $9.60 per share, with conversion being calculated by taking the stated value (initially $100.00 per share) plus any amount added to stated value by way of dividends, then dividing by $9.60 to produce the number of shares of Common Stock issuable.

Dividends on the Preferred Stock are payable in-kind (the “PIK Dividends”) for the first five years, meaning that they are payable solely by adding the amount of dividends to the stated value of each share. At the end of five years of PIK dividends, the Preferred Stock would be convertible into approximately 10,000,661 shares of Common Stock. In the event that one of the “acceleration events” (as defined in the certificate of designations for the Preferred Stock) were to occur prior to the end of the fifth year, five years of PIK dividends would accelerate at that time and the Preferred Stock would be immediately convertible into 10,000,661 shares of Common Stock. Based on the outstanding shares as of December 10, 2009, 10,000,661 shares of Common Stock would represent approximately 37.7% of the outstanding Common Stock on a post-conversion basis.

The amount reported also includes 25,264 shares of restricted Common Stock held by Mr. Serota and 12,632 shares of restricted Common Stock held by Mr. Schwartz. These shares are held by Messrs. Serota and Schwartz for the benefit of Ares Management and certain entities managed by or affiliated with the Ares Entities. Messrs. Serota and Schwartz are associated with Ares Management and certain of the other Ares Entities. Pursuant to the policies of the Ares Entities, Messrs. Serota and Schwartz must hold these securities as a nominee on behalf of, and for the sole benefit of, the Ares Entities. Messrs. Serota and Schwartz each disclaim beneficial ownership of these shares.

(3)	Based on the amended Schedule 13G filed with the SEC on February 12, 2009, River Road Asset Management, LLC has sole voting power with respect to 1,664,770 shares of Common Stock and sole dispositive power with respect to 2,256,608 shares of Common Stock. The address of River Road Asset Management, LLC is 462 S. 4th Street, Suite 1600, Louisville, KY 40202.

(4)	Based on the Schedule 13G filed with the SEC on February 9, 2009, Dimensional Fund Advisors LP has sole voting power with respect to 1,459,488 shares of Common Stock and sole dispositive power with respect to 1,468,638 shares of Common Stock. The address for Dimensional Fund Advisors LP is 6300 Bee Caves Road, Austin, TX 78746.

(5)	Based on the Schedule 13D filed with the SEC on October 30, 2009, Mr. LoConti beneficially owns 1,720,386 shares, which includes an option to purchase up to 400,000 shares. The number of shares beneficially owned by Mr. LoConti does not include, and he does not beneficially own and disclaims beneficial ownership of, any of the 211,491 shares held as collateral for a loan by Something Better, LLC, in which he owns membership interests. Pursuant to the Form 4 filed on November 5, 2009, Mr. Conti purchased an additional 41,000 shares of Common Stock. Mr. LoConti’s beneficial ownership on a post-acquisition basis is based on the following: (i) his current beneficial ownership of 1,761,386 shares, plus (ii) the estimated 575,000 shares, of the 3,555,556 shares that we would issue as acquisition consideration to Live Earth at closing, that Mr. LoConti could beneficially own as a result of Tower 1 Partnership, LLC’s (“Tower 1”) membership interest in Live Earth, plus (iii) the up to 777,778 Earn-Out Shares we would issue to Live Earth Funding LLC if the earn-out conditions are achieved, based on Mr. LoConti’s relationship to the Live Earth Funding LLC members. Tower 1 is a family limited partnership of which Mr. LoConti is a 1%

beneficial owner and one of the managing members. The distribution of any Closing Shares or Earn-Out Shares to Mr. LoConti and his affiliates is subject to certain restrictions, distribution determinations and membership allocations that will impact the timing of any such distribution and, accordingly, the post-acquisition amounts are estimates. Mr. LoConti disclaims beneficial ownership of such Closing Shares or Earn-Out Shares. The address for Mr. LoConti is 6140 Parkland Blvd., Suite 300, Mayfield Heights, Ohio 44124.

(6)	Based on the Schedule 13D filed with the SEC on October 30, 2009, Mr. Clark beneficially owns 648,827 shares, which includes an option to purchase up to 347,014 shares held jointly with the Patricia A. Skoda Revocable Trust. The number of shares beneficially owned by Mr. Clark does not include, and he does not beneficially own and disclaims beneficial ownership of, any of the 211,491 shares held as collateral for a loan by Something Better, LLC, in which he owns membership interests. Mr. Clark’s beneficial ownership on a post-acquisition basis is based on the following: (i) his current beneficial ownership of 648,827 shares, plus (ii) the estimated 511,111 shares, of the 3,555,556 shares that we would issue as acquisition consideration to Live Earth at closing, that Mr. Clark could beneficially own as a result of his membership interest in Live Earth, plus (iii) the up to 777,778 Earn-Out Shares we would issue to Live Earth Funding LLC if the earn-out conditions are achieved, based on Mr. Clark’s membership interest in Live Earth Funding LLC. The distribution of any Closing Shares or Earn-Out Shares to Mr. Clark is subject to certain restrictions, distribution determinations and membership allocations that will impact the timing of any such distribution and, accordingly, the post-acquisition amounts are estimates. Mr. Clark disclaims beneficial ownership of such Closing Shares or Earn-Out Shares. The address for Mr. Clark is 6140 Parkland Blvd., Suite 300, Mayfield Heights, Ohio 44124.

(7)	Based on the Schedule 13D filed with the SEC on October 30, 2009, the Patricia A. Skoda Revocable Trust (the “Trust”) beneficially owns 462,160 shares, which includes an option to purchase up to 347,014 shares held jointly with the Mr. Clark. Patricia A. Skoda is the trustee of the Trust, and Gregory J. Skoda is the husband of Ms. Skoda. The number of shares beneficially owned by the Trust and its affiliates does not include, and such reporting persons do not beneficially own and disclaim beneficial ownership of, any of the 211,491 shares held as collateral for a loan by Something Better, LLC, in which Mr. Skoda owns membership interests. The beneficial ownership of the Trust and its affiliates on a post-acquisition basis is based on the following: (i) their current beneficial ownership of 462,160 shares, plus (ii) the estimated 408,889 shares, of the 3,555,556 shares that we would issue as acquisition consideration to Live Earth at closing, that the Trust could beneficially own as a result of the Trust’s and its affiliates membership interests in Live Earth, plus (iii) the up to 777,778 Earn-Out Shares we would issue to Live Earth Funding, LLC if the earn-out conditions are achieved, based on affiliate of the Trust’s membership interest in Live Earth Funding LLC. The distribution of any Closing Shares or Earn-Out Shares to the Trust or its affiliates is subject to certain restrictions, distribution determinations and membership allocations that will impact the timing of any such distribution and, accordingly, the post-acquisition amounts are estimates. The Trust and its affiliates disclaim beneficial ownership of such Closing Shares or Earn-Out Shares. The address for the Trust is 6685 Beta Drive, Mayfield Village, Ohio 44143.

(8)	Represents the beneficial ownership of Messrs. LoConti and Clark and the Trust, and their respective affiliates, but excludes the duplicate attribution to the group of (i) the 347,014 shares for which Mr. Clark and the Trust hold an option, and (ii) the 777,778 Earn-Out Shares in which each of Messrs. LoConti and Clark and the Trust may be deemed to have a beneficial interest, and, therefore, such shares are only counted once in determining such beneficial ownership on both a current and post-acquisition basis. We have included this line item due to the fact that Messrs. LoConti and Clark and the Trust, and their respective affiliates filed a Schedule 13D with the SEC on October 30, 2009 as a group. The group and its affiliates disclaim beneficial ownership of the Closing Shares or Earn-Out Shares.

Directors and Executive Officers

Except under applicable community property laws or as otherwise indicated in the footnotes to the table below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned. The address of all directors and executive officers in this table is c/o WCA Waste Corporation, One Riverway, Suite 1400, Houston, Texas 77056. Ownership amounts are as of December 10, 2009, the record date for the Special Meeting of stockholders to which this proxy relates.

			Amount and
	Amount and		Nature of
	Nature of		Beneficial
	Beneficial		Ownership	Percentage
	Ownership of	Percentage of	of Common	of Common
	Common Stock	Common Stock	Stock (Post	Stock (Post-
Name of Beneficial Owner	(Pre-Acquisition)	(Pre-Acquisition)(1)	Acquisition)	Acquisition)(1)

Tom J. Fatjo, Jr.(2)	1,008,476	6.1%	1,008,476	4.6%
Jerome M. Kruszka(3)	681,185	4.1%	681,185	3.1%
Charles A. Casalinova(4)	363,967	2.2%	363,967	1.7%
Tom J. Fatjo, III(5)	491,806	3.0%	491,806	2.2%
Richard E. Bean(6)	140,725	*	140,725	*
Roger A. Ramsey(7)	55,580	*	55,580	*
Ballard O. Castleman(8)	83,123	*	83,123	*
Preston R. Moore, Jr.	73,630	*	73,630	*
Honorable John V. Singleton	25,264	*	25,264	*
Jeffrey S. Serota(9)	25,264	*	25,264	*
Jeffrey B. Schwartz(9)	12,632	*	12,632	*
All directors and executive officers as a group (11 persons)	2,899,378	17.6%	2,899,378	13.1%

*	Represents beneficial ownership of less than 1%.

(1)	Percentage of Common Stock beneficially owned “Pre-Acquisition” is based on 16,497,686 shares of Common Stock outstanding as of December 10, 2009. Percentage of Common Stock owned “Post-Acquisition” assumes that the maximum of 5,555,556 shares that we would issue as acquisition consideration were issued as of the record date and thus is based on the shares of Common Stock outstanding on December 10, 2009.

(2)	Includes: (a) 98,368 shares owned by Tom J. Fatjo, Jr. Trust; (b) 12,296 shares owned by Jacqueline Fatjo 1998 Gift Trust; and (c) 12,296 shares owned by Channing Fatjo 1998 Gift Trust. Mr. Fatjo, Jr. is the trustee of each of these trusts, and as such, he has voting and investment power over the assets of such trusts, including shares of Common Stock. Also includes: (w) 211,491 shares owned by Fatjo WCA Partners, L.P., a limited partnership, controlled by Mr. Fatjo, Jr.; (x) 58,131 shares owned by First Sugar Hill Partners, LP, a limited partnership, the sole general partner of which is a corporation controlled by Mr. Fatjo, Jr. (“FSH Partners”); and (y) 100,000 shares underlying options currently exercisable. Mr. Fatjo, Jr. disclaims beneficial ownership of the securities held by Fatjo WCA Partners, L.P. and FSH Partners except to the extent of his pecuniary interest therein. Includes 81,705 shares of restricted Common Stock that will not be vested within 60 days of December 10, 2009.

(3)	Includes 100,000 shares underlying options currently exercisable. Includes 81,705 shares of restricted Common Stock that will not be vested within 60 days of December 10, 2009.

(4)	Includes 75,000 shares underlying options currently exercisable. Includes 58,277 shares of restricted Common Stock that will not be vested within 60 days of December 10, 2009.

(5)	Includes: (a) 3,074 shares owned by Thomas J. Fatjo, IV Descendant’s Trust; (b) 3,074 shares owned by Berkeley E. Fatjo Descendant’s Trust; (c) 3,074 shares owned by Travis C. Fatjo Descendant’s Trust; (d) 3,074 shares owned by Justin D. Ruud Descendant’s Trust; (e) 3,074 shares owned by Landon C. Ruud Descendant’s Trust; (f) 12,296 shares owned by Jacqueline Fatjo 1998 Gift Trust; and (g) 12,296 shares owned by Channing Fatjo 1998 Gift Trust. Mr. Fatjo, III is the trustee of each of these trusts, and as such, he has voting and investment power over the assets of such trusts, including their shares of Common Stock. Also includes: (v) 3,000 shares held by Tom J. Fatjo, III IRA; (w) 11,510 shares held by Mr. Fatjo, III as a limited partner of FSH Partners; (x) 26,172 shares held by Mr. Fatjo, III as a limited partner of Fatjo WCA Partners, L.P., and (y) 65,000 shares underlying options currently exercisable. Includes 55,225 shares of restricted Common Stock that will not be vested within 60 days of December 10, 2009.

(6)	Includes 20,000 shares underlying options currently exercisable.

(7)	Includes 20,000 shares underlying options currently exercisable.

(8)	Includes: (a) includes 44,175 shares owned by BRAv Ventures, L.P., a family limited partnership of which Mr. Castleman is the sole general partner; and (b) 20,000 shares underlying options currently exercisable.

(9)	These shares are held by Messrs. Serota and Schwartz for the benefit of certain of the Ares Entities. Messrs. Serota and Schwartz are associated with Ares Management and certain of the other Ares Entities. Pursuant to the policies of the Ares Entities, Messrs. Serota and Schwartz must hold these shares as nominees on behalf of, and for the sole benefit of, the Ares Entities. Accordingly, Messrs. Serota and Schwartz each disclaim beneficial ownership of these shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transaction with Live Earth

Business Combinations with Interested Stockholders

Waste Corporation of America, LLC (“WCA LLC”) owned all of the outstanding capital stock of WCA prior to our initial public offering in June 2004. In anticipation of and in connection with the initial public offering, we completed an internal corporate reorganization, pursuant to which WCA briefly became the parent of WCA LLC and pursuant to which WCA spun off WCA LLC as a separate company with operations in Florida, Colorado and New Mexico. Shares of our Common Stock were issued to WCA LLC in connection with the reorganization and our acquisition of a 227-acre landfill located in Ft. Meade, Florida from WCA LLC on September 30, 2005. On July 14, 2009, WCA LLC sold all of the shares it owned in WCA to Joseph E. LoConti (300,611 shares), Daniel J. Clark (141,000 shares), the Patricia A. Skoda Revocable Trust (the “Trust”) (50,000) and United Nations Insurance Agency (100,00 shares). Mr. LoConti is special counsel to United Nations Insurance Agency and the shares acquired by United Nations Insurance Agency have since been distributed to Messrs. LoConti and Clark. All of these purchasers also own interests in Live Earth. Although certain of our directors and officers held membership interests in WCA LLC, they did not independently have voting or dispositive power over the shares of our Common Stock held by WCA LLC, including the shares sold to Mr. LoConti, Mr. Clark, the Trust and United Nations Insurance Agency. WCA LLC is in the process of liquidating its assets.

Mr. LoConti, Mr. Clark, Mr. Skoda and the Trust, of which Patricia A. Skoda is trustee, are non-managing members of Live Earth LLC and will receive a substantial portion of the acquisition consideration that would be paid by WCA Waste Corporation in the proposed acquisition. On October 28, 2009, Mr. LoConti, Mr. Clark and the Trust entered into privately negotiated transaction with a third party group, including William P. Esping and certain of his affiliates (the “Third Party Group”), whereby Mr. LoConti and the Trust purchased 681,002 and 56,622 shares of Common Stock, respectively, and Mr. LoConti, Mr. Clark and the Trust entered into an option agreement to purchase up to an additional 747,014 shares of Common Stock prior to December 25, 2009 (the “Option Shares”). As of the date of this proxy statement, Mr. LoConti beneficially owns 1,761,386 shares of Common Stock, including the right to purchase up to 400,000 shares of the Option Shares. Mr. Clark beneficially owns 301,813 shares of Common Stock, the Trust and its affiliates own 115,146 shares of Common Stock, and jointly the two parties hold the right to purchase up to 347,014 shares of the Option Shares. Collectively, Messrs. LoConti, Clark and the Trust, along with their affiliates, beneficially own 2,525,359 shares of WCA Common Stock, assuming exercise of the Option Shares in full, which represents approximately 15.3% of the total issued and outstanding shares of the WCA Common Stock as of the date of the proxy statement.

On October 25, 2009, prior to the transaction disclosed above Messrs. LoConti, Clark and Skoda entered into a letter agreement with WCA Waste Corporation with respect to their desire to enter into the transaction with the Third Party Group, pursuant to which they, as a group, would be beneficial owners of more than 15% of the outstanding WCA Common Stock. The letter agreement confirmed that WCA’s Board of Directors approved the transaction solely for the purposes of Section 203(a)(1) of the DGCL, in order to provide that the restrictions on business combinations with interested stockholders set forth in Section 203 of the DGCL shall not apply to WCA and Messrs. LoConti, Clark and Skoda and such parties agreed not to pursue a business combination without the further approval of WCA’s Board of Directors.

Voting Agreement

In connection with the execution of the acquisition agreement, Mr. LoConti, Mr. Clark and the Trust, who are each stockholders of WCA and limited liability company interest holders of Live Earth, entered into a Voting Agreement pursuant to which they have agreed to vote all shares of our Common Stock held by them, which is an aggregate of approximately 1,778,345 shares of our Common Stock, excluding options held by such parties, or approximately 10.8% of the shares of Common Stock eligible to vote at the Special Meeting, in favor of the proposal to issue up to a maximum of 5,555,556 shares of our Common Stock as consideration in connection with the proposed acquisition by us of the Live Earth Companies. They have also agreed not to revoke their consent, as holders of limited liability company interests of Live Earth, to the proposed acquisition.

Stockholders’ Agreement

As a condition to closing, Mr. LoConti, Mr. Clark and the Trust will enter into a stockholders’ agreement with WCA relating to their WCA Common Stock ownership rights, which may include matters relating to the purchase and sale of WCA Common Stock and certain voting matters.

Performance Bonds

Mr. LoConti, Mr. Clark and other members of Live Earth LLC and Live Earth Funding, LLC are members, officers or otherwise related to Evergreen Indemnity Company. Evergreen issues substantially all of the closure and post-closure bonds that provide the required financial assurance for WCA’s obligations with respect to our landfill and transfer station operations, as well as certain other financial assurance instruments such as performance bonds with respect to our municipal waste collection contracts. In connection therewith WCA has paid the following amounts to Evergreen for the last two fiscal years and year to date for 2009: $1,094,000 for the year ended December 31, 2007, $1,288,000 for the year ended December 31, 2008, and $1,337,000 for the year to date.

Gecko Transaction

In 2005, we acquired the Eagle Ridge landfill in Missouri from Gecko Investments, LLC. Both Messrs. LoConti and Clark had an interest in that transaction and received a portion of the approximate $12 million in consideration that we paid in that transaction.

Valerian’s Management Interests in Acquisition Subsidiaries

Christopher Valerian is the President of Live Earth and has served in such capacity since the acquisition of the operations which comprise the Live Earth Companies from Regus Industries, LLC. As a member of Live Earth, he will receive a portion of the acquisition consideration. We appointed Mr. Valerian as President of WCA of Massachusetts, LLC and WCA of Ohio, LLC. Accordingly, Mr. Valerian will have an affiliation with WCA at the time this proxy statement is filed. Following the closing of the acquisition, we will engage Mr. Valerian as a management consultant or employ him as a management official.

Policies and Procedures with Respect to Related Party Transactions

While the Company has not adopted written procedures for review of, or written standards for approval of, related party transactions, the policies and procedures followed are evidenced by the audit committee charter, memorandas, and documentation of review and approvals of any such transactions.

FUTURE STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and form of proxy and for consideration at our next annual meeting of stockholders. In order for a stockholder proposal to be eligible for inclusion in the proxy statement and form of proxy for the 2010 annual meeting pursuant to Rule 14a-8(e) of the Exchange Act, the proposal must be received by the Secretary of WCA Waste at One Riverway, Suite 1400, Houston, Texas 77056 not later than December 26, 2009, the date that is at least 120 days prior to April 25, 2009, the anniversary date of the mailing of the proxy statement in connection with the 2009 annual meeting. Such proposals must meet all of the requirements of applicable Delaware law and the rules and regulations promulgated by the SEC (including the requirements of Rule 14a-8) to be eligible for inclusion in our 2010 proxy materials. While the Board of Directors will consider stockholder proposals, we reserve the right to omit from our proxy statement and form of proxy stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Alternatively, under our amended and restated bylaws, proposals of stockholders intended to be presented at the 2010 annual meeting that do not comply with the procedure mentioned above must be received by the Secretary of WCA Waste at its principal executive office in Houston, Texas not more than 10 days following the first date that we publicly announce the date of such meeting, to be considered timely and must contain the information required by our amended and restated bylaws (set forth below) and Regulation 14A under the Exchange Act. We will not entertain any proposals at the annual meeting that do not meet these requirements. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such stockholder proposal.

Our amended and restated bylaws require any proposal to include the following information: (i) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption and any supporting statement, which proposal and supporting statement shall not in the aggregate exceed 500 words, and the stockholder’s reasons for conducting such business at the annual meeting, (ii) any material interest of the stockholder in such business, (iii) the name, principal occupation and record address of the stockholder, (iv) the class and number of shares of WCA Waste which are held of record or beneficially owned by the stockholder, (v) the dates upon which the stockholder acquired such shares of stock and documentary support for any claims of beneficial ownership, (vi) such other matters as may be required by our amended and restated certificate of incorporation, (vii) a representation that the stockholder is a holder of record of stock of WCA Waste entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (viii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of a least the percentage of our outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of each proposal.

Stockholders may contact the Secretary at our principal executive office in Houston, Texas for a copy of the relevant amended and restated bylaw provisions regarding the requirements for making stockholder proposals.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

The SEC allows WCA Waste Corporation to “incorporate by reference” certain information into this proxy statement, which means that WCA Waste Corporation can disclose important information to its stockholders by referring its stockholders to other documents that WCA Waste Corporation filed separately with the SEC. WCA Waste Corporation stockholders should consider the incorporated information as if WCA

Waste Corporation reproduced it in this proxy statement, except for any information directly superseded by information contained in this proxy statement.

WCA Waste Corporation incorporates by reference into this proxy statement the following financial statements and other information, which contain important information about WCA Waste Corporation and its business and financial results:

•	The financial statements, selected financial data, selected quarterly financial data, management’s discussion and analysis of financial condition and results of operations and market risk disclosures and risk factors contained in WCA Waste Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 12, 2009, and WCA Waste Corporation’s Quarterly Reports on Form 10-Q for the period ended March 31, 2009, filed with the SEC on May 1, 2009, for the period ended June 30, 2009, filed with the SEC on July 31, 2009, and for the period ended September 30, 2009, filed with the SEC on October 30, 2009.

WCA Waste Corporation may file additional documents with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this proxy statement and before the special meeting. The SEC allows WCA Waste Corporation to incorporate by reference into this proxy statement such documents. WCA Waste Corporation stockholders should consider any statement contained in this proxy statement (or in a document incorporated into this proxy statement) to be modified or superseded to the extent that a statement in a subsequently filed document modifies or supersedes such statement.

This proxy statement is accompanied by a copy of each of the following documents, which are incorporated by reference into this proxy statement to the extent set forth above:

—  Annual Report on Form 10-K, filed with the SEC on March 12, 2009;

—  Quarterly Report on Form 10-Q, filed with the SEC on May 1, 2009;

—  Quarterly Report on Form 10-Q, filed with the SEC on July 31, 2009; and

—  Quarterly Report on Form 10-Q, filed with the SEC on October 30, 2009.

OTHER BUSINESS

Management does not intend to present and does not have any reason to believe that others will present at the Special Meeting any item of business other than those set forth herein. However, if other matters are properly presented for a vote, the proxies will be voted upon such matters at the discretion and in accordance with the judgment of the person acting under the proxy.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

By Order of the Board of Directors

/s/  Tom J. Fatjo, III

Tom J. Fatjo, III
Senior Vice President-
Finance and Secretary

Houston, Texas
December 18, 2009

INDEX TO LIVE EARTH FINANCIAL STATEMENTS

Live Earth LLC and Subsidiaries
At December 31, 2008 and December 31, 2007 (unaudited) and
For each of the Three Years in the Period Ended December 31, 2008
(unaudited with respect to 2007 and 2006)

Contents
Consolidated Financial Statements
Independent Auditor’s Report	F-2
Consolidated Balance Sheet	F-3
Consolidated Statement of Operations and Members’ Deficit	F-4
Consolidated Statement of Cash Flows	F-5
Notes to the Consolidated Financial Statements	F-6

Predecessor Operations to Live Earth At December 31, 2007 and For the Years Ended December 31, 2007 and 2006

Contents
Consolidated Financial Statements (unaudited)
Consolidated Balance Sheet	F-15
Consolidated Statements of Operations	F-16
Consolidated Statements of Cash Flows	F-17
Notes to the Consolidated Financial Statements	F-18

Live Earth LLC and Subsidiaries At September 30, 2009 and December 31, 2008 and For Each of the Three and Nine Months Ended September 30, 2009 and September 30, 2008

Contents
Consolidated Financial Statements (unaudited)
Consolidated Balance Sheets	F-24
Consolidated Statements of Operations and Members’ Deficit	F-25
Consolidated Statements of Cash Flows	F-26
Notes to the Consolidated Financial Statements	F-27

INDEPENDENT AUDITORS’ REPORT

To the Members of Live Earth LLC

We have audited the accompanying consolidated balance sheet of Live Earth LLC (a limited liability company) and subsidiaries (collectively, the “Company”) as of December 31, 2008, and the related consolidated statements of operations and members’ deficit and of cash flows for the period from January 1, 2008 (commencement of operations) through December 31, 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Live Earth LLC and subsidiaries as of December 31, 2008, and the consolidated results of their operations and cash flows for the period from January 1, 2008 through December 31, 2008 in conformity with accounting principles generally accepted in the United States.

As discussed in Note 13 to the accompanying consolidated financial statements, subsequent to year end the Company entered into a letter of intent to sell substantially all of its net assets.

/s/  Weber O’Brien Ltd.
Sylvania, Ohio

November 10, 2009

LIVE EARTH LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2008

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$124,379
Accounts receivable — net	2,456,490
Prepaid expenses and supplies	275,125

2,855,994
PROPERTY AND EQUIPMENT — NET	35,500,471
OTHER ASSETS
Restricted cash	200,000
Permits	1,429,305
Goodwill	11,796,765

13,426,070

$51,782,535

LIABILITIES
CURRENT LIABILITIES
Current portion of long-term debt	$1,054,318
Accounts payable	2,378,517
Accrued expenses	1,061,706

4,494,541
NON-CURRENT LIABILITIES
Long-term debt — principal amount, net of current portion	47,953,900
Less unaccreted discount	(4,031,194)

Long-term debt less unaccreted discount	43,922,706
Landfill closure and post-closure liabilities	9,783,685

53,706,391

58,200,932

MEMBERS’ DEFICIT
NON-CONTROLLING INTEREST	(50,414)

MEMBERS’ DEFICIT	(6,367,983)

$51,782,535

The accompanying notes are an integral part of these financial statements.

LIVE EARTH LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND MEMBERS’ DEFICIT
PERIOD FROM JANUARY 1, 2008 (COMMENCEMENT OF OPERATIONS) THROUGH
DECEMBER 31, 2008

		Percentage of
		Revenues

REVENUES	$30,380,586	100.0%
COST OF REVENUES	26,436,694	87.0

GROSS PROFIT	3,943,892	13.0

OPERATING EXPENSES
Selling, general and administrative	2,776,500	9.1
Accretion of landfill closure and post-closure liabilities	394,553	1.3
Depreciation and amortization	4,224,819	13.9

	7,395,872	24.3

INCOME (LOSS) FROM OPERATIONS	(3,451,980)	(11.3)

OTHER INCOME (EXPENSE)
Interest income	14,495	—
Interest expense	(1,192,845)	(3.9)
Accretion of long-term debt discount	(1,788,067)	(5.9)

	(2,966,417)	(9.8)

NON-CONTROLLING INTEREST IN NET LOSS	50,414	0.2

NET LOSS	(6,367,983)	(20.9)%

MEMBERS’ DEFICIT — BEGINNING OF PERIOD	—

MEMBERS’ DEFICIT — END OF PERIOD	$(6,367,983)

The accompanying notes are an integral part of these financial statements.

LIVE EARTH LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
PERIOD FROM JANUARY 1, 2008 (COMMENCEMENT OF OPERATIONS) THROUGH
DECEMBER 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,367,983)
Adjustments to reconcile net loss to net cash used in operating activities:
Add back (deduct): Items not affecting cash
Depreciation and amortization	4,224,819
Accretion of landfill closure and post-closure liabilities	394,553
Accretion of long-term debt discount	1,788,067
Non-controlling interest in net loss	(50,414)
Increase in allowance for doubtful accounts	109,160
Cash provided by (used in) changes in the following items, net of effect from acquisition of certain net assets from Regus Industries, LLC:
Increase in accounts receivable	(1,608,095)
Decrease in prepaid expenses and supplies	95,849
Increase in restricted cash	(200,000)
Decrease in accounts payable	(406,102)
Decrease in accrued expenses	(49,869)

Net cash used in operating activities	(2,070,015)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment	(2,198,174)
Business acquisition costs	(413,939)
Cash acquired in purchase of business	195,279

Net cash used in investing activities	(2,416,834)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt principal	(740,172)
Proceeds from note payable — related party	5,351,400

Net cash provided by financing activities	4,611,228

NET INCREASE IN CASH AND CASH EQUIVALENTS	124,379
CASH AND CASH EQUIVALENTS — BEGINNING OF PERIOD	—

CASH AND CASH EQUIVALENTS — END OF PERIOD	$124,379

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID DURING THE PERIOD FOR:
INTEREST	$1,069,635
NON-CASH INVESTING AND FINANCING ACTIVITIES:
The Company financed its opening balance sheet with the assumption of $51,765,352 of liabilities in the acquisition of the net assets of Regus Industries, LLC
The Company incurred long-term debt of $97,705 during the period to directly finance the acquisition of equipment

The accompanying notes are an integral part of these financial statements.

LIVE EARTH LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 —	COMPANY AND BUSINESS ACTIVITY

Live Earth LLC and Subsidiaries (hereinafter collectively referred to as “Live Earth”) are engaged in the provision of non-hazardous waste management services primarily to waste transportation and disposal companies. Live Earth LLC is an Ohio limited liability company formed in December 2007. Operations commenced on January 1, 2008.

Live Earth operates a waste transfer facility located in Brockton, Massachusetts, and a landfill located in Fostoria, Ohio.

The Brockton transfer facility is a licensed 1,000 tons per day construction and demolition debris (“C&D”) rail transfer station.

The Fostoria landfill is a licensed 3,000 tons per day municipal solid waste (“MSW”) and unlimited C&D landfill. As of December 31, 2008, the developed cells had a remaining capacity of approximately 965,000 tons. The potential additional permitted capacity, once developed, is approximately 3,905,000 tons.

Live Earth owns the real property associated with both the Brockton transfer station and the Fostoria landfill.

NOTE 2 —	SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation — The consolidated financial statements include the accounts of Live Earth LLC and its majority owned subsidiaries, Sunny Farms Landfill, LLC, Champion City Recovery, LLC, Boxer Realty Redevelopment, LLC, and New Amsterdam & Seneca Railroad Company, LLC. All significant intercompany balances and transactions have been eliminated.

Revenue Recognition — Revenue is recognized when disposable materials are accepted from third parties and weighed at Live Earth’s waste transfer facility or landfill facility.

Cash and Cash Equivalents — Live Earth classifies as cash equivalents all highly liquid investments with maturities of three months or less when purchased. Live Earth maintains its cash in bank deposits, which at times may exceed federally insured limits. Live Earth has not experienced any losses in such accounts.

Accounts Receivable — Accounts receivable are recorded at the time revenue is recognized and represent claims against third parties. The carrying value of the receivables, net of allowance for doubtful accounts, represents management’s estimate of their net realizable value. The allowance for doubtful accounts is based upon historical collection trends and other relevant factors. Past-due accounts are written off when Live Earth’s collection efforts have been unsuccessful. The allowance for doubtful accounts as of December 31, 2008, was $109,160.

Property and Equipment — Property and equipment, including landfill assets, is recorded at cost. Expenditures for major additions and improvements, including construction period interest, are capitalized. Minor replacements and repairs are charged to expense as incurred. Capitalized landfill costs also include final capping and post-closure assets accrued in accordance with Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (SFAS 143), as discussed below. Depreciation on property and equipment, with the exception of landfill assets, is provided over the estimated useful lives of the related assets using the straight-line method. Amortization of landfill assets is provided based on the utilization of available airspace, using engineering estimates of tonnage capacity and taking into account the type of waste, rate of compaction, and other factors.

Landfill Closure And Post-Closure Costs — The estimated future costs of closure and post-closure activities are presented in the accompanying balance sheet as long-term liabilities and are based on Live Earth’s estimates of the timing and amounts of the future cost outlays required by current and anticipated legal and contractual provisions. The closure and post-closure costs represent management’s estimates of the costs

LIVE EARTH LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

related to performing the final closing and monitoring of the landfill at the end of its permitted life, and are recorded in accordance with the provisions of SFAS 143. These costs include the installation of final permanent capping of the landfill, construction of the final monitoring and collection systems required by current and anticipated regulations, and the monitoring and maintenance of the landfill for a period of 30 years subsequent to final closing. Those expected outlays are adjusted for the assumed effects of inflation and are then discounted to present value, using Live Earth’s estimate of the appropriate discount rates. The corresponding capitalized costs are amortized on a per-ton basis as waste is accepted at the landfill. Since the estimates and assumptions used in this process are fairly complex, they are subject to frequent changes and corresponding adjustments.

Live Earth recognizes the period to period increase in the carrying value of landfill closure and post-closure liabilities. The changes to the carrying amount of the landfill closure and post-closure liabilities for the period are as follows:

Balance at January 1, 2008	$—
Acquisition of business	9,389,132
Accretion expense	394,553

Balance at December 31, 2008	$9,783,685

Intangible Assets — Intangible assets consist of the Brockton waste transfer facility operating permit, the Fostoria landfill operating permit and the goodwill acquired with the purchase of certain net assets from Regus Industries, LLC and Subsidiaries (Note 12). The operating permits, which have an indefinite life, and the goodwill are only adjusted when it has been determined that it has been impaired. If the operating permits or goodwill are determined to be impaired, they will be written down to their fair value with a corresponding impairment charge to operations in the year such impairment is determined.

Asset Impairments — Long-lived assets include property and equipment (including landfill assets), operating permits and goodwill. The property and equipment are presented at cost less related accumulated depreciation and amortization. The operating permits and goodwill are presented at fair value. The recoverability of these assets is tested whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. The goodwill is tested at least annually for impairment. Management believes that, based on its impairment tests, goodwill has not been impaired. However, there can be no assurance that goodwill will not be impaired at any time in the future.

Income Taxes — Live Earth, with the consent of its members, has elected under the Internal Revenue Code to be taxed as a partnership. In lieu of corporate Federal and state income taxes, the members of a limited liability company are taxed on their proportionate share of Live Earth’s taxable income. Therefore, no provision for Federal or state income taxes has been included in these financial statements.

In July 2006, FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48). FIN 48 clarifies the accounting for uncertain tax positions as described in Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, disclosure and transition. Pursuant to a FASB Staff release on December 30, 2008, Live Earth has elected to defer the requirements of FIN 48, which are now effective for fiscal years beginning after December 15, 2008. Live Earth’s current accounting policy for uncertain tax positions uses the tax judgments reflected in its tax returns under various taxing authority requirements and generally does not reflect possible amendments which could result during an examination by the taxing authorities. Live Earth does not expect that the adoption of FIN 48 will have a material effect on its financial position, results of operations or cash flows.

LIVE EARTH LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Accounting Estimates — The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. These estimates and assumptions, which require significant subjective judgment, include the accounting for long-lived assets, the allowance for doubtful accounts receivable, the estimates of fair values of the assets and liabilities acquired from Regus, landfill capacities, closure and post-closure costs, amortization rates, compaction rates, and future annual volumes, revenues, costs and discount rates use for present value calculations as it relates to the valuation of the landfill assets and closure and post-closure liabilities.

Environmental — Live Earth’s operations are subject to a variety of U.S., state, and local regulations, laws, and reporting requirements. In connection with their responsibilities regarding compliance with the various laws and regulations, the regulatory oversight agencies carry out various activities from time to time, including inquiries, requesting and reviewing documents, and inspections of the facilities. The potential impact on the financial statements, if any, of legislation or regulatory oversight cannot be quantified. However, it is the opinion of management that Live Earth has complied with the present laws and regulations.

NOTE 3 —	PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2008 consisted of the following:

	2008	Estimated Useful Life

Land — waste transfer facility	$2,422,928	N/A
— landfill	27,736	N/A
Landfill airspace and development costs	25,973,223	As Consumed
Buildings and other improvements	3,447,148	30 Years
Equipment	7,306,872	5-10 Years
Office furniture and equipment	75,353	3 Years
Construction in progress	470,362	N/A

	39,723,622
Less: Accumulated depreciation	1,435,303
Accumulated amortization — landfill	2,787,848

	$35,500,471

For the year ended December 31, 2008, depreciation expense totaled $1,435,303 and landfill amortization expense amounted to $2,787,848.

The landfill airspace and development costs at December 31, 2008, consist of an operating landfill with a basis of $21,310,088 and an unpermitted expansion landfill with a basis of $4,663,135.

The basis of the operating landfill is the combination of landfill airspace created as a result of the recording of landfill closure and post-closure costs of $9,389,132 (see Note 2) and the present value of the expected future cash flows related to the operating landfill at the date of acquisition and the costs that have been incurred subsequent to the acquisition to make the landfill ready to accept waste.

Live Earth owns land adjacent to the existing landfill and is actively in the process of obtaining the necessary permits to allow for the disposal of waste on this land. It is management’s belief that the necessary permits will be granted since the land is substantially similar to the existing landfill, and there are no known environmental, technical, legal, community, or political issues that could impair the success of obtaining an

LIVE EARTH LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

expansion permit. The fair value of the unpermitted expansion landfill was determined by calculating the present value of estimated future cash flows related to this expansion landfill and then discounting back to the date of acquisition based upon the estimated date the expansion landfill will be placed into operation.

NOTE 4 —	INTANGIBLE ASSETS

Intangible assets at December 31, 2008 consisted of a waste transfer facility operating permit with a cost basis of $1,300,000, a landfill operating permit with a cost basis of $129,305 and goodwill with a cost basis of $11,796,765.

Live Earth’s Massachusetts construction and demolition debris waste transfer facility is licensed under an operating permit issued by the Massachusetts Department of Environmental Protection. The operating permit is presented at cost, has a base term of five years (through 2012) and is generally renewable, provided the facility is operated and maintained in compliance with the terms of the permit and in accordance with all applicable laws.

Live Earth’s Ohio municipal solid waste landfill is licensed under an operating permit issued by the Ohio Department of Environmental Protection. The operating permit is presented at cost and is effective for the permitted capacity of the landfill.

The goodwill represents the difference between the purchase price paid for certain net assets to Regus and the fair values assigned to those net assets (see Note 12).

The cost, if any, of renewing or extending the life of an intangible asset (except for goodwill) is amortized over the expected life of the extension.

NOTE 5 —	LONG-TERM DEBT

At December 31, 2008, long-term debt consisted of the following:

	Principal	Unaccreted Discount

Three-Year Term Loan Dated December 2007 and Amended and Restated October 2008
$16,350,000 loan payable to a bank, interest payable monthly at the bank’s prime rate + 3/4% (4.0% at December 31, 2008), principal payable in specified monthly installments	$15,855,000
Affiliated Revolving Promissory Note Dated January 2008 and Amended and Restated October 2008
Revolving promissory note payable to a related entity. Interest only payable quarterly at a prime + 3/4% based rate (4.0% at December 31, 2008). December 2010 maturity	5,351,400
Three-Year Subordinated Term Loan Dated December 2007
Payable to a partnership; interest does not accrue during the loan term and the entire principal is payable at loan maturity in December 2010. (discount is based on imputed interest rate of 8%)	18,362,360	$2,705,258
Three-Year Unsecured Promissory Note Dated December 2007
Payable to an individual; interest does not accrue during the note term and the entire principal is payable at note maturity in December 2010. The note is subordinate to the term loans and the revolving promissory note. (discount is based on imputed interest rate of 8%)	9,000,000	1,325,936

LIVE EARTH LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Principal	Unaccreted Discount

Equipment Acquisition Installment Notes — payable to various financing companies
Two, three-year non-interest bearing installment notes, $18,380 payable monthly, April and August 2009 maturities; collateralized by specific equipment with an aggregate net book value of $395,963	128,839
Seven-year installment note, interest at 8.255%, $4,649 payable monthly, December 2013 maturity; collateralized by specific equipment with a net book value of $211,336	227,915
Five-year installment note, interest at 5.9%, $762 payable monthly, September 2013 maturity; collateralized by specific equipment with a net book value of $36,781	37,704
Two-year installment note, effective interest of 7%, $2,687 payable monthly, June 2010 maturity; collateralized by specific equipment with a net book value of $70,200	45,000

	49,008,218	4,031,194
Less: Current portion	1,054,318

	$47,953,900	$4,031,194

The aggregate future maturities of long-term debt are as follows:

2009	$1,054,318
2010	47,782,968
2011	53,248
2012	58,350
2013	59,334

$49,008,218

Three-Year Term Loan — The term loan was issued effective January 2, 2008, for the original principal amount of $16,350,000 and represents the assumption by Live Earth of the outstanding debt of Regus with this lender in relation to the purchase of certain assets of Regus (see Note 12). The loan agreement provides for a “prime-based” rate of interest plus 3/4%, monthly principal payments ranging from $40,000 to $125,000 and a final balloon payment of the remaining outstanding principal and interest on December 1, 2010.

The term loan is secured by a first mortgage on all of Live Earth’s real property and a first priority collateral interest on all other tangible and intangible assets of Live Earth.

This loan also supports a $100,000 letter of credit, which expires on December 1, 2010. This letter of credit had not been utilized as of December 31, 2008.

Affiliated Revolving Promissory Note — The affiliated revolving promissory note proceeds were used for capital additions and working capital. The note provides for advances up to a maximum balance of $14,500,000. However, the lender is not obligated to advance the final $2,500,000 except for the purpose of reimbursing the principals of Live Earth for certain advances made by the principals to or on behalf of Live Earth. The note agreement provides for a “prime-based” rate of interest plus 3/4% payable in quarterly installments and a final maturity date of December 1, 2010.

The affiliated revolving promissory note is secured by all the tangible and intangible assets of Live Earth. This collateral interest is junior and subordinate to the collateral interest for the three-year term loan.

LIVE EARTH LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Three-Year Subordinated Term Loan — The three-year subordinated term loan was issued effective January 2, 2008, for the original principal amount of $18,362,360 and represents the assumption by Live Earth of the outstanding debt of Regus with this lender in relation to the purchase of certain assets of Regus (see Note 12). The loan agreement stipulates that interest will not accrue during the loan period and no principal payments are due during the loan period. Based upon an imputed interest rate of 8%, a discount of $3,905,196 was recorded at time of issuance to reflect the absence of interest accrual in the note. The loan has a final maturity date of December 19, 2010.

The three-year subordinated term loan is secured by all the tangible and intangible assets of Live Earth. This collateral interest is junior and subordinate to the collateral interests for the three-year term loan and the affiliated revolving promissory note.

Three-Year Unsecured Promissory Note — The three-year unsecured promissory note was issued effective January 2, 2008, for the original principal amount of $9,000,000 and represents the assumption by Live Earth of the outstanding debt of Regus with this lender in relation to the purchase of certain assets of Regus (see Note 12). The loan agreement stipulates that interest will not accrue during the loan period and no principal payments are due during the loan period. Based upon an imputed interest rate of 8%, a discount of $1,914,065 was recorded at time of issuance to reflect the absence of interest accrual in the note. The loan has a final maturity date of December 19, 2010.

Equipment Acquisition Installment Notes — The proceeds of the equipment acquisition installment notes were used for the acquisition of specific pieces of equipment. The notes are all due within 5 years and have first priority lien interests in the respective equipment that was purchased with the proceeds.

Loan Covenants — Among other affirmative and negative covenants, the three-year term loan, the affiliated revolving promissory note, the three-year subordinated term loan and the three-year unsecured promissory note agreements place restrictions on the use of equity additions, equity distributions, investments, loans and advances, property and equipment acquisitions, lease commitments, debt additions, and environmental and landfill closure expenditures, and require the maintenance of specified financial ratios and levels of profitability on a quarterly basis.

Warrants to Purchase Preferred Return Interest — In October 2008, Live Earth entered into agreements with the lenders of both the three-year term loan and the affiliated revolving promissory note that provides these lenders with a preferred return interest payment upon a “change in control” (as defined in the agreements). Upon a change in control, the lenders are due an amount equal to the sum of (i) each month’s average daily principal amount outstanding from the date of the agreement to the date of change in control times (ii) 0.10833%. The potential sale discussed in Note 13 would trigger these warrants.

Preferred Return Kicker — In October 2008, Live Earth entered into agreements with the lenders of the affiliated revolving promissory note, the three-year subordinated term loan and the three-year unsecured promissory note and the principals of Live Earth which grants the lender of the affiliated revolving promissory note a preferred return kicker upon the dissolution or a “change in control” (as defined in the agreements) of Live Earth. The value of the preferred return kicker is equal to the total of 25% of the amount, if any, repaid on the three-year subordinated term loan and 25% of the amount, if any, repaid on the three-year unsecured promissory note. The potential sale discussed in Note 13 would trigger the preferred return kicker.

NOTE 6 —	MEMBERS’ EQUITY

Live Earth is authorized to issue up to 1,000 units. As of December 31, 2008, the number of units issued was 1,000.

LIVE EARTH LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 7 —	NON-CONTROLLING INTEREST

The non-controlling interest in the subsidiaries represents ownership of 15% of the two limited liability companies that own and operate the Brockton, Massachusetts waste transfer facility.

NOTE 8 —	OPERATING LEASES

Live Earth leases two acres of land for its Brockton, Massachusetts facility, which it uses for a railroad siding, under an operating lease expiring in December 2099. The lease provides for monthly rentals of $4,116, indexed for inflation annually.

Live Earth leases certain rail car equipment under several operating leases, which expire on various dates through 2017.

Rental expense for all operating leases amounted to $2,680,191 for the period.

Minimum future annual rental payments for operating leases with terms extending beyond one year are as follows:

Year Ending December 31,
2009	$682,393
2010	610,368
2011	610,368
2012	610,368
2013	610,368
Thereafter	5,841,704

$8,965,569

NOTE 9 —	RELATED PARTY BALANCES AND TRANSACTIONS

These financial statements include balances and transactions with a corporation and a limited liability company which are controlled by individuals with direct ownership interests in Live Earth. The related party balances and transaction amounts not disclosed elsewhere in the financial statements are as follows:

Balance Sheet
Restricted cash held in escrow	$200,000
Accounts payable — performance bonds	63,751
Accounts payable — employees	36,728
Accrued expenses — interest	62,883
Statement of Income
Operating costs — performance bond expense	$164,124
Interest expense	226,199

NOTE 10 —	COMMITMENTS

Live Earth is required to provide financial assurances to governmental agencies under applicable environmental regulations related to the Fostoria, Ohio landfill operation and the Brockton, Massachusetts construction and demolition waste transfer facility for closure and post-closure performance. To satisfy this requirement, Live Earth has acquired performance bonding for the closure and post-closure maintenance at the two sites from a bonding company controlled by individuals with direct ownership interests in Live Earth. The bonding company requires that Live Earth deposit a per ton amount into an escrow account at the bonding

LIVE EARTH LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

company to provide funds for the closure and post-closure performance. As of December 31, 2008, Live Earth has only deposited $200,000 of the $997,902 required to be deposited into the escrow account.

NOTE 11 —	BUSINESS CONCENTRATIONS

In the course of financing and conducting its business activities, Live Earth is subject to various risks and uncertainties. Among the various risk factors affecting Live Earth in the near term (the period of time within one year of the balance sheet date) are certain concentrations of business activities and investments.

As of December 31, 2008, a total of approximately $561,000, or 22%, of Live Earth’s accounts receivable balances consisted of amounts due from its largest trade debtor. For the year ended December 31, 2008, Live Earth’s three largest customers represented approximately $18,225,000, or 60%, of total revenues.

A substantial portion of the services provided by Live Earth to its customers consists of the transportation by rail of construction and demolition debris from various waste transfer facilities to the landfill for ultimate disposal. Live Earth purchased substantially all of its rail transportation services at a cost of approximately $12,505,000 from one major rail carrier.

NOTE 12 —	BUSINESS ACQUISITION

In January 2008, Live Earth acquired from Regus the business and operating assets related to a waste transfer facility located in Brockton, Massachusetts, and a landfill located in Fostoria, Ohio. Live Earth entered into this acquisition in order to enter the non-hazardous waste disposal by rail industry, which management believes has significant growth potential. These operations represent substantially all of the operating activities of Live Earth and are described in Note 1 of these financial statements. These operations were acquired by the purchase from Regus of the units of two wholly owned limited liability companies and two majority owned limited liability companies and the purchase of assets directly from Regus. The purchase was paid for by assuming certain debt and liabilities from Regus.

The purchase price of the acquisition included $413,939 of professional fees incurred that were directly related to the business combination as well as the assumption of the following:

Accounts payable	$2,784,619
Accrued liabilities	181,575
Consent orders payable	930,000
Closure & post-closure liabilities	9,389,132
Long-term debt	38,480,026

Total liabilities assumed	$51,765,352

LIVE EARTH LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The total purchase price of the acquisition was allocated as follows:

Cash and cash equivalents	$195,279
Accounts receivable	957,555
Prepaid expenses and supplies	372,643
Land	2,450,428
Landfill airspace & development costs	24,877,316
Buildings and other improvements	3,345,584
Equipment	6,567,019
Office & computer equipment	70,593
Construction in progress	116,804
Operating permits	1,429,305
Goodwill	11,796,765

$52,179,291

Goodwill is the result of the purchase price exceeding the fair values of assets, in particular the landfill airspace and development costs and the buildings and other improvements.

Included in prepaid expenses and supplies in the table above is an existing non-compete agreement with a value of $1,668 acquired by Live Earth. The remaining balance of this agreement was amortized during 2008.

NOTE 13 —	SUBSEQUENT EVENT

On October 29, 2009, Live Earth signed a letter of intent to sell substantially all of its assets to WCA Waste Corporation (“WCA”) in exchange for cash, shares of WCA common stock, and the assumption of substantially all of its liabilities, with the exception of the subordinated and affiliated entity notes. The terms of this non-binding agreement also include an earn-out provision under which WCA would be obligated to issue additional common shares upon achieving certain earnings targets.

PREDECESSOR OPERATIONS TO LIVE EARTH

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2007
(UNAUDITED)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$30,947
Accounts receivable — net	964,380
Prepaid expenses and other	326,013

1,321,340
PROPERTY AND EQUIPMENT — NET	35,266,804
OTHER ASSETS
Intangible assets — net	2,944,477
Other noncurrent assets	36,932

49,076

$39,569,553

LIABILITIES
CURRENT LIABILITIES
Current portion of long-term debt	$253,143
Accounts payable	2,912,622
Accrued interest	17,736,458
Accrued expenses	324,915

21,227,138
NON-CURRENT LIABILITIES
Long-term debt — principal amount, net of current portion	44,046,143
Landfill closure and post-closure liabilities	3,777,512

47,823,655

69,050,793

NET LIABILITIES IN EXCESS OF ASSETS
NET LIABILITIES IN EXCESS OF ASSETS	(29,481,240)

$39,569,553

The accompanying notes are an integral part of these financial statements.

PREDECESSOR OPERATIONS TO LIVE EARTH

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(UNAUDITED)

	2007	2006

REVENUES	$23,134,201	$25,486,640
EXPENSES
Cost of services	17,695,595	15,755,984
Selling, general and administrative	1,764,615	1,549,500
Depreciation and amortization	4,635,147	5,303,024

	24,095,357	22,608,508

OPERATING INCOME (LOSS)	(961,156)	2,878,132

OTHER INCOME (EXPENSE)
Interest expense — net	(7,643,903)	(4,974,638)

	(7,643,903)	(4,974,638)

NET LOSS	$(8,605,059)	$(2,096,506)

The accompanying notes are an integral part of these financial statements.

PREDECESSOR OPERATIONS TO LIVE EARTH

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(UNAUDITIED)

	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,605,059)	$(2,096,506)
Adjustments to reconcile net loss to net cash used in operating activities:
Add back (deduct): Items not affecting cash
Depreciation and amortization	4,459,062	5,323,024
Accretion of long-term debt discount	1,056,684	1,388,979
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable — net	331,647	271,671
Prepaid expenses and other	145,282	208,549
Accounts payable and other liabilities	9,736,720	3,457,933

Net cash provided by operating activities	7,124,336	8,553,650

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(4,634,214)	(8,298,056)

Net cash used in investing activities	(4,634,214)	(8,298,056)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt — net	—	9,630,829
Principal payments on long-term debt	(393,122)	(539,844)
Other cash outflows	(3,483,516)	(9,545,011)
Deferred financing costs	1,396,737	176,183

Net cash used in financing activities	(2,479,901)	(277,843)

NET INCREASE IN CASH AND CASH EQUIVALENTS	10,221	(22,249)
CASH AND CASH EQUIVALENTS — BEGINNING OF PERIOD	20,726	42,975

CASH AND CASH EQUIVALENTS — END OF PERIOD	$30,947	$20,726

The accompanying notes are an integral part of these financial statements.

PREDECESSOR OPERATIONS TO LIVE EARTH

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 —	COMPANY AND BUSINESS ACTIVITY

The consolidated financial statements and related footnotes as of December 31, 2007 and for the years ended December 31, 2007 and 2006 reflect selected assets of Regus Industries, LLC and Subsidiaries (hereinafter referred to as “Regus”) that were acquired by Live Earth (“Live Earth”) and certain liabilities assumed by Live Earth during the acquisition (hereinafter referred to as the “Predecessor Operations”).

Those acquired operations are engaged in the non-hazardous waste management services primarily to waste transportation and disposal companies. The Predecessor Operations include waste transfer facilities located in Brockton, Massachusetts, and a landfill located in Fostoria, Ohio (see Note 2).

The Brockton transfer facility is a licensed 1,000 tons per day construction and demolition debris (“C&D”) rail transfer station. The Fostoria landfill is a licensed 3,000 tons per day municipal solid waste (“MSW”) and unlimited C&D landfill.

The unaudited financial data and financial statements included in this proxy statement presented with respect to Live Earth for the periods prior to January 1, 2008 precede Live Earth’s existence and/or ownership of the Live Earth Companies and related assets and liabilities. Such data and statements are derived from financial information and records obtained by Live Earth in connection with its acquisition of certain subsidiary operations from Regus, which was formed in 2000 for the purpose of operating in the non-hazardous waste industry. As more fully described in “Live Earth’s Business — Predecessor Operations,” by late 2007 Regus was in serious financial distress and had been served with a complaint from the Ohio environmental authorities, jeopardizing its permits with respect to the Sunny Farms Landfill. Evergreen Indemnity Company, which had issued bonds securing the closure and post-closure obligations with respect to the landfill and the Brockton, Massachusetts transfer station, was concerned that it could become obligated under these instruments. To avoid possible foreclosure or revocation of permits, Live Earth was formed to acquire the Predecessor Operations that now constitute the core operating assets of Live Earth. In addition, Live Earth assumed a portion of the secured lending facility with Comerica and other lenders and certain payables and other operating liabilities directly associated with the acquired assets. However, Live Earth did not acquire all of the subsidiaries or assets of Regus. Moreover, Live Earth did not retain the management or key accounting personnel of the Predecessor Operations, but rather retained only billing and payable clerks and landfill and transfer station operations personnel.

In preparing the unaudited financial data and financial statements included in this proxy statement for the Predecessor Operations for the periods prior to January 1, 2008, Live Earth has general ledgers for the Predecessor Operations (though not all supporting documentation) and audited financial statements of Regus for the years ended December 31, 2005 and 2004, which included supplementary information that contained balance sheets and statements of operations by subsidiary. Live Earth management was able to compare for reasonableness the financial data presented to Supplemental Data contained in the audited financial statements of Regus as of and for the year ended December 31, 2005. This information corresponds in all material respects to the information in the general ledgers available to Live Earth. In order to prepare the financial statements and financial information for the periods preceding January 1, 2008 required to be included in this proxy statement, Live Earth has prepared unaudited financial information relating to the Predecessor Operations included herein, basing certain allocations upon certain estimates, assumptions and judgments that it considers reasonable in all material respects to prepare the financial information. Most particularly,

•	The balance sheets as of and statements of operations for the years ended December 31, 2007, 2006, 2005 and 2004 represent the combination of the balance sheets and statements of operations of each of the Predecessor Operations adjusted for any known intercompany transactions.

•	From the Regus general ledger, Live Earth was able to determine the balances at each year end prior to January 1, 2008 for the debt assumed by Live Earth in connection with its acquisition of the Predecessor Operations. Live Earth also calculated an average interest rate for each year based upon the

PREDECESSOR OPERATIONS TO LIVE EARTH

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

interest expense and the average of the beginning and ending debt balances as indicated on the general ledger. Based upon this information, Live Earth adjusted the combined balance sheets and statements of operations to reflect the assumed debt and estimated interest expense. The amount of debt added to the combined unaudited balance sheets and statements of operations for periods prior to January 1, 2008 represents the lesser of the amount of debt from each lender assumed at the time of purchase or the balance for each lender as listed in the general ledger as of the specific date. Live Earth also calculated the estimated interest expense for each year by using the average interest rate as determined above and the average of the debt added to the beginning and ending combined balance sheets for the respective year.

•	Live Earth was also able to prepare summary cash flow statements for the years ended December 31, 2007 and 2006 set forth in this proxy statement based upon the adjusted combined balance sheets and statements of operations and the general ledger.

•	Corporate overhead of Regus that might have been allocated to Predecessor Operations for the years ended December 31, 2007 and 2006 was not reflected in the general ledger or other records available to Live Earth.

Although Live Earth does not know of any information that would make the financial statements or financial data for the periods prior to January 1, 2008 included herein incorrect in any material respect, it notes that the audited financial information for the year ended December 31, 2008 and the unaudited information for the three and nine months ended September 30, 2009 reflect the financial condition, results and trends of Live Earth under the operation and control of Live Earth’s current management.

NOTE 2 —	SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation — The consolidated financial statements include the accounts of Sunny Farms Landfill, LLC, Champion City Recovery, LLC, Boxer Realty Redevelopment, LLC, and New Amsterdam & Seneca Railroad Company, LLC. To the best of Live Earth management’s knowledge, all significant intercompany balances and transactions have been eliminated.

Live Earth Adjustments — Live Earth management was able to determine from the Regus parent general ledger the balances at each year end of all of the debt assumed by Live Earth at the time of acquisition. Live Earth management was also able to calculate an average interest rate for each year based upon the beginning and ending debt balances as indicated on the Regus general ledger. Based upon this information, Live Earth management adjusted the consolidated balance sheets and statements of operations to reflect the assumed debt and estimated interest expense. The amount of debt added to the consolidated balance sheets and statements of operations represents the lesser of the amount of debt from each lender assumed at the time of acquisition or the balance for each lender as listed in the general ledger as of the specific balance sheet date. The estimated interest expense added to the consolidated statement of operations for each year was calculated using the average interest rate as determined above and the average of the debt added to the beginning and ending consolidated balance sheets for the respective year.

Live Earth management was also able to prepare the consolidated statements of cash flows for the years ended December 31, 2007 and 2006 based on the consolidated balance sheets and statements of operations and the general ledger.

Revenue Recognition — Revenue is recognized when disposable materials are accepted from third parties and weighed at the waste transfer facilities or landfill facility, or when they are accepted for transportation and disposal by the Predecessor Operations at a third party’s waste transfer facility.

PREDECESSOR OPERATIONS TO LIVE EARTH

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Cash and Cash Equivalents — All highly liquid investments with maturities of three months or less when purchased were classified as cash equivalents. Cash was maintained in bank deposits, which at times may exceed federally insured limits.

Accounts Receivable — Accounts receivable are recorded at the time revenue is recognized and represent claims against third parties. The carrying value of the receivables, net of allowance for doubtful accounts, represents management’s estimate of their net realizable value. The allowance for doubtful accounts is based upon historical collection trends and other relevant factors. Past-due accounts are written off when collection efforts have been unsuccessful. As of December 31, 2007, no allowance for doubtful accounts was recorded. Based on review of the general ledger, it appears that the amounts of bad debt were written off during the year. Live Earth was able to collect substantially all of the accounts receivable purchased from Regus. In addition, Live Earth management was able to substantially reconcile the accounts receivable balances at December 31, 2007 with the associated accounts receivable agings.

Property and Equipment — Property and equipment, including landfill assets, is recorded at cost. Expenditures for major additions and improvements, including construction period interest, are capitalized. Landfill closure and post-closure costs are capitalized as accrued. Minor replacements and repairs are charged to expense as incurred. Depreciation on property and equipment, with the exception of landfill assets, is provided over the estimated useful lives of the related assets using the straight-line method. Amortization of landfill assets is provided based on the utilization of available airspace, using engineering estimates of tonnage capacity and taking into account the type of waste, rate of compaction, and other factors. Landfill closure and post closure costs are amortized as accrued and capitalized.

Landfill Closure And Post-Closure Costs — The estimated future costs of closure and post-closure activities are presented in the accompanying balance sheets as long-term liabilities and are based on estimates of the timing and amounts of the future cost outlays required by current and anticipated legal and contractual provisions. Those expected outlays are adjusted for the assumed effect of inflation and are then discounted to present value, using estimates of the appropriate discount rates. The portion of that present value accrued is based on the cumulative actual capacity consumed. The liability and corresponding capitalized costs are recorded on a per-ton basis as waste is accepted at the landfill. Since the estimates and assumptions used in this process are fairly complex, they are subject to frequent changes and corresponding adjustments.

Intangible Assets — Intangible assets are initially recorded at cost and consisted of the Brockton waste transfer facility operating permit, the Fostoria landfill operating permit and a non-compete covenant. The non-compete agreement is being amortized on a straight-line basis over the estimated life of the agreement. The operating permits, which have an indefinite life, are only adjusted when it has been determined that it has been impaired. If the operating permits are determined to be impaired, they will be written down to their fair value with a corresponding impairment charge to operations in the period such impairment is determined.

Asset Impairments — Long-lived assets include property and equipment (including landfill assets) and operating permits. The property and equipment are presented at cost less related accumulated depreciation and amortization. The operating permit is presented at fair value.

The recoverability of these assets is tested whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable.

Income Taxes — Regus elected to be treated as a partnership for U.S. and state income tax purposes. Consequently, it was not subject to income tax.

Accounting Estimates — The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial

PREDECESSOR OPERATIONS TO LIVE EARTH

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Environmental — The Predecessor Operations are subject to a variety of U.S., state, and local regulations, laws, and reporting requirements. In connection with their responsibilities regarding compliance with the various laws and regulations, the regulatory oversight agencies carry out various activities from time to time, including inquiries, requesting and reviewing documents, and inspections of the facilities. The potential impact on the financial statements, if any, of legislation or regulatory oversight cannot be quantified.

On December 18, 2007, the State of Ohio, at the written request of the Director of the Ohio Environmental Protection Agency filed a complaint against Regus and Sunny Farms Landfill, LLC. The nature of the complaint provides substantial doubt about Regus’s ability to continue to operate the landfill located in Fostoria, Ohio under Regus control.

NOTE 3 —	PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2007 consisted of the following:

	2007	Estimated Useful Life

Land — waste transfer facility	$2,422,928	N/A
— landfill	1,113,974	N/A
Landfill airspace and development costs	28,246,773	As Consumed
Buildings and other improvements	7,609,808	30 Years
Equipment	11,273,436	5-10 Years
Office furniture and equipment	158,073	3 Years
Construction in progress	116,804	N/A

	50,941,796
Less: Accumulated depreciation	5,095,149
Accumulated amortization — landfill	10,579,843

	$35,266,804

For the years ended December 31, 2007 and 2006, deprecation expense totaled $1,666,570 and $1,400,859, respectively. For the years ended December 31, 2007 and 2006, landfill amortization expense amounted to $1,911,892 and $2,513,186, respectively

The depreciation and amortization expense included in the consolidated statements of operations also includes the amortization expense for the closure and post-closure liabilities of $1,056,684 and $1,388,979 for the years ended December 31, 2007 and 2006, respectively.

NOTE 4 —	INTANGIBLE ASSETS

Intangible assets at December 31, 2007 consisted of a waste transfer facility operating permit with a cost basis of $2,803,028 and a landfill operating permit with a cost basis of $129,305 and non-compete covenant with a cost basis of $100,000 and remaining balance of $12,144.

The Predecessor Operations’ Massachusetts construction and demolition debris waste transfer facility is licensed under an operating permit issued by the Massachusetts Department of Environmental Protection. The operating permit is presented at cost, has a base term of five years (through 2012) and is generally renewable, provided the facility is operated and maintained in compliance with the terms of the permit and in accordance with all applicable laws.

PREDECESSOR OPERATIONS TO LIVE EARTH

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Predecessor Operations’ Ohio municipal solid waste landfill is licensed under an operating permit issued by the Ohio Department of Environmental Protection. The operating permit is presented at cost and is effective for the permitted capacity of the landfill.

The cost, if any, of renewing or extending the life of an operating permit is amortized over the expected life of the extension.

NOTE 5 —	ACCRUED INTEREST

Accrued interest of $17,736,458 at December 31, 2007 represents the accrued interest using average debt balances and interest rates related to the interest adjustment further described in Notes 2 and 6. Live Earth management believes there may be immaterial amount of accrued interest in accrued expenses on the balance sheet. However, Live Earth is unable to quantify the amount due to limited information.

NOTE 6 —	LONG-TERM DEBT

At December 31, 2007, long-term debt consisted of the following:

2007

Term Loan payable to a bank	$16,350,000
Subordinated Term Loan payable to a partnership	18,362,360
Unsecured Promissory Note payable to an individual	9,000,000
Various Equipment Installment Notes payable to an various finance companies	586,926

44,299,286
Less: Current portion	253,143

$44,046,143

The current portion of long-term debt only represents the payment due within twelve months for the equipment acquisition installment notes.

Term Loan — The term loan amount represents the amount of the outstanding debt of this lender assumed by Live Earth at the time of purchase of certain assets of Regus. The interest rate of 16.2% applied to this loan for the year ended December 31, 2007 represents the calculated average interest rate as further described in Note 2.

The term loan is secured by a first mortgage on all of Live Earth’s real property and a first priority collateral interest on all other tangible and intangible assets of Regus.

Subordinated Term Loan — The subordinated term loan represents the assumption by Live Earth of the outstanding debt of Regus with this lender in relation to the purchase of certain assets of Regus. The interest rate of 16.2% applied to this loan for the year ended December 31, 2007 represents the calculated average interest rate as further described in Note 2.

The subordinated term loan is secured by all the tangible and intangible assets of the Predecessor Operations. This collateral interest is junior and subordinate to the collateral interests of the term loan.

Unsecured Promissory Note — The unsecured promissory note represents the assumption by Live Earth of the outstanding debt of Regus with this lender in relation to the purchase of certain assets of Regus. The interest rate of 16.2% applied to this loan for the year ended December 31, 2007 represents the calculated average interest rate as further described in Note 2.

PREDECESSOR OPERATIONS TO LIVE EARTH

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Equipment Acquisition Installment Notes — The proceeds of the equipment acquisition installment notes were used for the acquisition of specific pieces of equipment. The notes have first priority lien interests in the respective equipment that was purchased with the proceeds.

NOTE 7 —	LANDFILL CLOSURE AND POST-CLOSURE LIABILITIES

Reserve for landfill closure and post-closure liabilities at December 31, 2007 was determined by multiplying the tons placed in the landfill by an amortization rate of 1.9311 which has been determined by Regus management for the year ended December 31, 2007. The change to the carrying amount of the landfill closure and post-closure liabilities from January 1, 2007 to December 31, 2007 is as follows:

Balance at January 1, 2007	$2,720,828
Amortization expense	1,056,684

Balance at December 31, 2007	$3,777,512

LIVE EARTH LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2009	2008
	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$214,991	$124,379
Accounts receivable — net	3,908,221	2,456,490
Prepaid expenses and supplies	592,085	275,125

	4,715,297	2,855,994
PROPERTY AND EQUIPMENT — NET	34,881,006	35,500,471
OTHER ASSETS
Restricted cash	200,000	200,000
Permits	1,429,305	1,429,305
Goodwill	11,796,765	11,796,765

	13,426,070	13,426,070

	$53,022,373	$51,782,535

LIABILITIES
CURRENT LIABILITIES
Current portion of long-term debt	$1,307,124	$1,054,318
Accounts payable	3,464,455	2,378,517
Accrued expenses	953,277	1,061,706

	5,724,856	4,494,541
NON-CURRENT LIABILITIES
Long-term debt — principal amount, net of current portion	48,899,849	47,953,900
Less unaccreted discount	(2,593,408)	(4,031,194)

Long-term debt less unaccreted discount	46,306,441	43,922,706
Landfill closure and post-closure liabilities	10,045,164	9,783,685

	56,351,605	53,706,391

	62,076,461	58,200,932

EQUITY
MEMBERS’ DEFICIT	(8,949,724)	(6,367,983)
NON-CONTROLLING INTEREST	(104,364)	(50,414)

	(9,054,088)	(6,418,397)

	$53,022,373	$51,782,535

The accompanying notes are an integral part of these financial statements.

LIVE EARTH LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND MEMBERS’ DEFICIT

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
		(Unaudited)

REVENUES	$8,821,304	$9,978,371	$22,569,052	$22,468,596
COST OF REVENUES	6,085,884	8,540,168	16,427,548	19,732,967

GROSS PROFIT	2,735,420	1,438,203	6,141,504	2,735,629

OPERATING EXPENSES
Selling, general and administrative	889,653	625,843	2,455,124	2,000,769
Accretion of landfill closure and post-closure liabilities	83,772	97,149	261,479	300,693
Depreciation and amortization	1,560,552	1,204,902	3,948,072	3,126,052

	2,533,977	1,927,894	6,664,675	5,427,514

INCOME (LOSS) FROM OPERATIONS	201,443	(489,691)	(523,171)	(2,691,885)

OTHER INCOME (EXPENSE)
Interest income	—	3,008	1,950	14,495
Interest expense	(233,063)	(307,927)	(676,684)	(929,329)
Accretion of long-term debt discount	(488,846)	(451,383)	(1,437,786)	(1,327,597)

	(721,909)	(756,302)	(2,112,520)	(2,242,431)

NET LOSS	(520,466)	(1,245,993)	(2,635,691)	(4,934,316)
NON-CONTROLLING INTEREST IN NET LOSS	15,850	(13,426)	53,950	42,957

MEMBERS’ INTEREST IN NET LOSS	(504,616)	(1,259,419)	(2,581,741)	(4,891,359)
MEMBERS’ DEFICIT — BEGINNING OF PERIOD	(8,445,108)	(3,631,940)	(6,367,983)	—

MEMBERS’ DEFICIT — END OF PERIOD	$(8,949,724)	$(4,891,359)	$(8,949,724)	$(4,891,359)

The accompanying notes are an integral part of these financial statements.

LIVE EARTH LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2009	2008
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,581,741)	$(4,891,359)
Adjustments to reconcile net loss to net cash used in operating activities:
Add back (deduct): Items not affecting cash
Depreciation and amortization	3,948,072	3,126,052
Accretion of landfill closure and post-closure liabilities	261,479	300,693
Accretion of long-term debt discount	1,437,786	1,327,597
Non-controlling interest in net loss	(53,950)	(42,957)
Increase in allowance for doubtful accounts	113,666	28,005
Cash provided by (used in) changes in the following items, net of effect from acquisition of certain net assets from Regus Industries, LLC:
Increase in accounts receivable	(1,565,397)	(2,306,147)
Increase in prepaid expenses and supplies	(316,960)	(325,804)
Increase in restricted cash	—	(70,800)
Increase in accounts payable	1,085,938	983,229
Decrease in accrued expenses	(108,429)	(37,150)

Net cash provided by (used in) operating activities	2,220,464	(1,908,641)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment	(2,751,161)	(1,718,843)
Business acquisition costs	—	(378,787)
Cash acquired in purchase of business	—	195,279

Net cash used in investing activities	(2,751,161)	(1,902,351)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt principal	(857,191)	(637,877)
Proceeds from note payable — related party	1,478,500	4,760,000

Net cash provided by financing activities	621,309	4,122,123

NET INCREASE IN CASH AND CASH EQUIVALENTS	90,612	311,131
CASH AND CASH EQUIVALENTS — BEGINNING OF PERIOD	124,379	—

CASH AND CASH EQUIVALENTS — END OF PERIOD	$214,991	$311,131

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID DURING THE PERIOD FOR:
INTEREST	$706,698	$927,678
NON-CASH INVESTING AND FINANCING ACTIVITIES:
The Company financed its opening balance sheet with the assumption of $51,765,352 of liabilities in the acquisition of the net assets of Regus Industries, LLC at January 1, 2008
The Company incurred long-term debt of $577,446 and $97,705, respectively, to directly finance the acquisition of equipment during the periods ended September 30, 2009 and 2008

The accompanying notes are an integral part of these financial statements.

LIVE EARTH LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 —	COMPANY AND BUSINESS ACTIVITY

Live Earth LLC and Subsidiaries (hereinafter collectively referred to as the “Live Earth”) are engaged in the non-hazardous waste management services primarily to waste transportation and disposal companies. Live Earth is an Ohio limited liability company formed in December 2007. Operations commenced on January 1, 2008.

Live Earth operates a waste transfer facility located in Brockton, Massachusetts, and a landfill located in Fostoria, Ohio.

The Brockton transfer facility is a licensed 1,000 tons per day construction and demolition debris (“C&D”) rail transfer station.

The Fostoria landfill is a licensed 3,000 tons per day municipal solid waste (“MSW”) and unlimited C&D landfill. As of September 30, 2009 and December 31, 2008, the developed cells had a remaining capacity of approximately 327,000 and 965,000 tons, respectively. The potential additional permitted capacity, once developed, is approximately 3,905,000 tons.

Live Earth owns the real property associated with both the Brockton transfer station and the Fostoria landfill.

NOTE 2 —	SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation — The consolidated financial statements include the accounts of Live Earth LLC and its majority owned subsidiaries, Sunny Farms Landfill, LLC, Champion City Recovery, LLC, Boxer Realty Redevelopment, LLC, and New Amsterdam & Seneca Railroad Company, LLC. All significant intercompany balances and transactions have been eliminated.

Revenue Recognition — Revenue is recognized when disposable materials are accepted from third parties and weighed at Live Earth’s waste transfer facility or landfill facility.

Cash and Cash Equivalents — Live Earth classifies as cash equivalents all highly liquid investments with maturities of three months or less when purchased. Live Earth maintains its cash in bank deposits, which at times may exceed federally insured limits. Live Earth has not experienced any losses in such accounts.

Accounts Receivable — Accounts receivable are recorded at the time revenue is recognized and represent claims against third parties. The carrying value of the receivables, net of allowance for doubtful accounts, represents management’s estimate of their net realizable value. The allowance for doubtful accounts is based upon historical collection trends and other relevant factors. Past-due accounts are written off when collection efforts have been unsuccessful. The allowance for doubtful accounts as of September 30, 2009 and December 31, 2008, was $222,826 and $109,160, respectively.

Property and Equipment — Property and equipment, including landfill assets, is recorded at cost. Expenditures for major additions and improvements, including construction period interest, are capitalized. Minor replacements and repairs are charged to expense as incurred. Capitalized landfill costs also include final capping and post-closure assets accrued in accordance with ASC Subtopic 410.20, as discussed below. Depreciation on property and equipment, with the exception of landfill assets, is provided over the estimated useful lives of the related assets using the straight-line method. Amortization of landfill assets is provided based on the utilization of available airspace, using engineering estimates of tonnage capacity and taking into account the type of waste, rate of compaction, and other factors.

Landfill Closure And Post-Closure Costs — The estimated future costs of closure and post-closure activities are presented in the accompanying balance sheets as long-term liabilities and are based on Live Earth’s estimates of the timing and amounts of the future cost outlays required by current and anticipated legal and contractual provisions.

LIVE EARTH LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The closure and post-closure costs represent management’s estimates of the costs related to performing the final closing and monitoring of the landfill at the end of its permitted life, and are recorded in accordance with U.S. generally accepted accounting principles. These costs include the installation of final permanent capping of the landfill, construction of the final monitoring and collection systems required by current and anticipated regulations, and the monitoring and maintenance of the landfill for a period of 30 years subsequent to final closing. Those expected outlays are adjusted for the assumed effects of inflation and are then discounted to present value, using Live Earth’s estimate of the appropriate discount rates. The corresponding capitalized costs are amortized on a per-ton basis as waste is accepted at the landfill. Since the estimates and assumptions used in this process are fairly complex, they are subject to frequent changes and corresponding adjustments.

Live Earth recognizes the period to period increase in the carrying value of landfill closure and post-closure liabilities. The change to the carrying amount of the landfill closure and post-closure liabilities from January 1, 2009 to September 30, 2009 is as follows:

2009

Balance at January 1, 2009	$9,783,685
Accretion expense	261,479

Balance at September 30, 2009	$10,045,164

Intangible Assets — Intangible assets consist of the Brockton waste transfer facility operating permit, the Fostoria landfill operating permit and the goodwill acquired with the purchase of certain net assets from Regus Industries, LLC and Subsidiaries (hereinafter collectively referred to as “Regus”) (Note 12). The operating permits, which have an indefinite life, and the goodwill are only adjusted when it has been determined that it has been impaired. If the operating permits or goodwill are determined to be impaired, they will be written down to their fair value with a corresponding impairment charge to operations in the period such impairment is determined.

Asset Impairments — Long-lived assets include property and equipment (including landfill assets), operating permits and goodwill. The property and equipment are presented at cost less related accumulated depreciation and amortization. The operating permits and goodwill are presented at fair value. The recoverability of these assets is tested whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. The goodwill is tested at least annually for impairment. Management believes that, based on its impairment tests, goodwill has not been impaired. However, there can be no assurance that goodwill will not be impaired at any time in the future.

Income Taxes — Live Earth, with the consent of its members, has elected under the Internal Revenue Code to be taxed as a partnership. In lieu of corporate Federal and state income taxes, the members of a limited liability company are taxed on their proportionate share of Live Earth’s taxable income. Therefore, no provision for Federal or state income taxes has been included in these financial statements.

Live Earth was required to adopt certain provisions of U.S. generally accepted accounting principles regarding tax uncertainties on January 1, 2009. However, the adoption of these provisions has no effect on members’ deficit or the results of operations.

Accounting Estimates — The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. These estimates and assumptions, which require significant subjective judgment, include the accounting for long-lived assets, the allowance for doubtful accounts receivable, the estimates of fair values of the assets and liabilities acquired from Regus, landfill capacities, closure and post-

LIVE EARTH LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

closure costs, amortization rates, compaction rates, and future annual volumes, revenues, costs and discount rates use for present value calculations as it relates to the valuation of the landfill assets and closure and post-closure liabilities.

Environmental — Live Earth’s operations are subject to a variety of U.S., state, and local regulations, laws, and reporting requirements. In connection with their responsibilities regarding compliance with the various laws and regulations, the regulatory oversight agencies carry out various activities from time to time, including inquiries, requesting and reviewing documents, and inspections of the facilities. The potential impact on the financial statements, if any, of legislation or regulatory oversight cannot be quantified. However, it is the opinion of management that Live Earth has complied with the present laws and regulations.

NOTE 3 —	PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2009 and December 31, 2008 consisted of the following:

			Estimated
	2009	2008	Useful Life

Land — waste transfer facility	$2,422,928	$2,422,928	N/A
— landfill	124,661	27,736	N/A
Landfill airspace and development costs	27,406,901	25,973,223	As Consumed
Buildings and other improvements	3,676,099	3,447,148	30 Years
Equipment	8,875,349	7,306,872	5-10 Years
Office furniture and equipment	92,162	75,353	3 Years
Construction in progress	429,339	470,362	N/A

	43,027,439	39,723,622
Less: Accumulated depreciation	2,613,443	1,435,303
Accumulated amortization — landfill	5,532,990	2,787,848

	$34,881,006	$35,500,471

For the nine months ended September 30, 2009 and 2008, deprecation expense totaled $1,202,929 and $1,069,460, respectively. For the nine months ended September 30, 2009 and 2008, landfill amortization expense amounted to $2,745,143 and $2,054,924, respectively.

For the three months ended September 30, 2009 and 2008, depreciation expense totaled $430,276 and $354,892, respectively. For the three months ended September 30, 2009 and 2008, landfill amortization expense amounted to $1,130,276 and $850,010, respectively.

The landfill airspace and development costs at September 30, 2009 and December 31, 2008, consist of an operating landfill with a basis of $22,743,766 and $21,310,088, respectively, and an unpermitted expansion landfill with a basis of $4,663,135 at September 30, 2009 and December 31, 2008.

The basis of the operating landfill is the combination of landfill airspace created as a result of the recording of landfill closure and post-closure costs of $9,389,132 and the present value of the expected future cash flows related to the operating landfill at the date of acquisition in 2008 and the costs that have been incurred subsequent to the acquisition to make the landfill ready to accept waste.

Live Earth owns land adjacent to the existing landfill and is actively in the process of obtaining the necessary permits to allow for the disposal of waste on this land. It is management’s belief that the necessary permits will be granted since the land is substantially similar to the existing landfill, and there are no known environmental, technical, legal, community, or political issues that could impair the success of obtaining an expansion permit. The fair value of the unpermitted expansion landfill was determined by calculating the

LIVE EARTH LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

present value of estimated future cash flows related to this expansion landfill and then discounting back to the date of acquisition based upon the estimated date the expansion landfill will be placed into operation.

NOTE 4 —	INTANGIBLE ASSETS

Intangible assets at both September 30, 2009 and December 31, 2008 consisted of a waste transfer facility operating permit with a cost basis of $1,300,000, a landfill operating permit with a cost basis of $129,305 and goodwill with a cost basis of $11,796,765.

Live Earth’s Massachusetts construction and demolition debris waste transfer facility is licensed under an operating permit issued by the Massachusetts Department of Environmental Protection. The operating permit is presented at cost, has a base term of five years (through 2012) and is generally renewable, provided the facility is operated and maintained in compliance with the terms of the permit and in accordance with all applicable laws.

Live Earth’s Ohio municipal solid waste landfill is licensed under an operating permit issued by the Ohio Department of Environmental Protection. The operating permit is presented at cost and is effective for the permitted capacity of the landfill.

The goodwill represents the difference between the purchase price paid for certain net assets to Regus and the fair values assigned to those net assets (see Note 12).

The cost, if any, of renewing or extending the life of an intangible asset (except for goodwill) is amortized over the expected life of the extension.

NOTE 5 —	LONG-TERM DEBT

At September 30, 2009 long-term debt consisted of the following:

		Unaccreted
	Principal	Discount

Three-Year Term Loan Dated December 2007 and Amended and Restated October 2008
$16,350,000 loan payable to a bank, interest payable monthly at the bank’s prime rate + 3/4% (4.0% at September 30, 2009), principal payable in specified monthly installments	$15,266,208
Affiliated Revolving Promissory Note Dated January 2008 and Amended and Restated October 2008
Revolving promissory note payable to a related entity. Interest only payable quarterly at a prime + 3/4% based rate (4.0% at September 30, 2009). December 2010 maturity	6,829,900
Three-Year Subordinated Term Loan Dated December 2007
Payable to a partnership; interest does not accrue during the loan term and the entire principal is payable at loan maturity in December 2010. (discount is based on imputed interest rate of 8%)	18,362,360	$1,740,387
Three-Year Unsecured Promissory Note Dated December 2007
Payable to an individual; interest does not accrue during the note term and the entire principal is payable at note maturity in December 2010. The note is subordinate to the term loans and the revolving promissory note. (discount is based on imputed interest rate of 8%)	9,000,000	853,021

LIVE EARTH LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

		Unaccreted
	Principal	Discount

Equipment Acquisition Installment Notes — payable to various financing companies
Five-year installment note, interest at 3.75%, $7,614 payable monthly, December 2013 maturity; collateralized by specific equipment with an aggregate net book value of $400,267	358,455
Four-year installment note, interest at 8.62%, $2,855 payable monthly, June 2013 maturity; collateralized by specific equipment with an aggregate net book value of $124,120	109,442
Four-year installment note, interest at 9.213%, $2,499 payable monthly, August 2010 maturity; collateralized by specific equipment with an aggregate net book value of $64,266	26,260
Seven-year installment note, interest at 8.255%, $4,649 payable monthly, December 2013 maturity; collateralized by specific equipment with a net book value of $179,636	199,408
Five-year installment note, interest at 5.9%, $762 payable monthly, September 2013 maturity; collateralized by specific equipment with a net book value of $30,869	32,440
Two-year installment note, effective interest of 7%, $2,687 payable monthly, June 2010 maturity; collateralized by specific equipment with a net book value of $58,500	22,500

	50,206,973	2,593,408
Less: Current portion	1,307,124

	$48,899,849	$2,593,408

At December 31, 2008, long-term debt consisted of the following:

		Unaccreted
	Principal	Discount

Three-Year Term Loan Dated December 2007 and Amended and Restated October 2008
$16,350,000 loan payable to a bank, interest payable monthly at the bank’s prime rate + 3/4% (4.0% at December 31, 2008), principal payable in specified monthly installments	$15,855,000
Affiliated Revolving Promissory Note Dated January 2008 and Amended and Restated October 2008
Revolving promissory note payable to a related entity. Interest only payable quarterly at a prime + 3/4% based rate (4.0% at December 31, 2008). December 2010 maturity	5,351,400
Three-Year Subordinated Term Loan Dated December 2007
Payable to a partnership; interest does not accrue during the loan term and the entire principal is payable at loan maturity in December 2010. (discount is based on imputed interest rate of 8%)	18,362,360	$2,705,258
Three-Year Unsecured Promissory Note Dated December 2007 Payable to an individual; interest does not accrue during the note term and the entire principal is payable at note maturity in December 2010. The note is subordinate to the term loans and the revolving promissory note. (discount is based on imputed interest rate of 8%)	9,000,000	1,325,936

LIVE EARTH LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

		Unaccreted
	Principal	Discount

Equipment Acquisition Installment Notes — payable to various financing companies
Two, three-year non-interest bearing installment notes, $18,380 payable monthly, April and August 2009 maturities; collateralized by specific equipment with an aggregate net book value of $395,963	128,839
Seven-year installment note, interest at 8.255%, $4,649 payable monthly, December 2013 maturity; collateralized by specific equipment with a net book value of $211,336	227,915
Five-year installment note, interest at 5.9%, $762 payable monthly, September 2013 maturity; collateralized by specific equipment with a net book value of $36,781	37,704
Two-year installment note, effective interest of 7%, $2,687 payable monthly, June 2010 maturity; collateralized by specific equipment with a net book value of $70,200	45,000

	49,008,218	4,031,194
Less: Current portion	1,054,318

	$47,953,900	$4,031,194

The aggregate future maturities of long-term debt as of September 30, 2009, are as follows:

Remainder of 2009	$291,945
2010	49,408,414
2011	165,088
2012	175,940
2013	165,586
2014 and thereafter	—

$50,206,973

Three-Year Term Loan — The term loan was issued effective January 2, 2008, for the original principal amount of $16,350,000 and represents the assumption by Live Earth of the outstanding debt of the Regus with this lender in relation to the purchase of certain assets of Regus (see Note 12). The loan agreement provides for a “prime-based” rate of interest plus 3/4%, monthly principal payments ranging from $40,000 to $125,000 and a final balloon payment of the remaining outstanding principal and interest on December 1, 2010.

The term loan is secured by a first mortgage on all of Live Earth’s real property and a first priority collateral interest on all other tangible and intangible assets of Live Earth.

This loan also supports a $100,000 letter of credit, which expires on December 1, 2010. This letter of credit had not been utilized as of September 30, 2009 and December 31, 2008.

Affiliated Revolving Promissory Note — The affiliated revolving promissory note proceeds were used for capital additions and working capital. The note provides for advances up to a maximum balance of $14,500,000 at September 30, 2009 and December 31, 2008, respectively. However, effective October 2008 the lender is not obligated to advance the final $2,500,000 except for the purpose of reimbursing the principals of Live Earth for certain advances made by the principals to or on behalf of Live Earth. The note agreement provides for a “prime-based” rate of interest plus 3/4% payable in quarterly installments and a final maturity date of December 1, 2010.

LIVE EARTH LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The affiliated revolving promissory note is secured by all the tangible and intangible assets of Live Earth. This collateral interest is junior and subordinate to the collateral interest for the three-year term loan.

Three-Year Subordinated Term Loan — The three-year subordinated term loan was issued effective January 2, 2008, for the original principal amount of $18,362,360 and represents the assumption by Live Earth of the outstanding debt of Regus with this lender in relation to the purchase of certain assets of Regus (see Note 12). The loan agreement stipulates that interest will not accrue during the loan period and no principal payments are due during the loan period. Based upon an imputed interest rate of 8%, a discount of $3,905,196 was recorded at time of issuance to reflect the absence of interest accrual in the note. The loan has a final maturity date of December 19, 2010.

The three-year subordinated term loan is secured by all the tangible and intangible assets of Live Earth. This collateral interest is junior and subordinate to the collateral interests for the three-year term loan and the affiliated revolving promissory note.

Three-Year Unsecured Promissory Note — The three-year unsecured promissory note was issued effective January 2, 2008, for the original principal amount of $9,000,000 and represents the assumption by Live Earth of the outstanding debt of Regus with this lender in relation to the purchase of certain assets of Regus (see Note 12). The loan agreement stipulates that interest will not accrue during the loan period and no principal payments are due during the loan period. Based upon an imputed interest rate of 8%, a discount of $1,914,065 was recorded at time of issuance to reflect the absence of interest accrual in the note. The loan has a final maturity date of December 19, 2010.

Equipment Acquisition Installment Notes — The proceeds of the equipment acquisition installment notes were used for the acquisition of specific pieces of equipment. The notes are all due within 5 years and have first priority lien interests in the respective equipment that was purchased with the proceeds.

Loan Covenants — Among other affirmative and negative covenants, the three-year term loan, the affiliated revolving promissory note, the three-year subordinated term loan and the three-year unsecured promissory note agreements place restrictions on the use of equity additions, equity distributions, investments, loans and advances, property and equipment acquisitions, lease commitments, debt additions, and environmental and landfill closure expenditures, and require the maintenance of specified financial ratios and levels of profitability on a quarterly basis.

Warrants to Purchase Preferred Return Interest — In October 2008, Live Earth entered into agreements with the lenders of both the three-year term loan and the affiliated revolving promissory note that provides these lenders with a preferred return interest payment upon a “change in control” (as defined in the agreements) of Live Earth. Upon a change in control, the lenders are due an amount equal to the sum of (i) each month’s average daily principal amount outstanding from the date of the agreement to the date of change in control times (ii) 0.10833%. The potential sale discussed in Note 13 would trigger these warrants.

Preferred Return Kicker — In October 2008, Live Earth entered into agreements with the lenders of the affiliated revolving promissory note, the three-year subordinated term loan and the three-year unsecured promissory note and the principals of Live Earth which grants the lender of the affiliated revolving promissory note a preferred return kicker upon the dissolution or a “change in control” (as defined in the agreements) of Live Earth. The value of the preferred return kicker is equal to the total of 25% of the amount, if any, repaid on the three-year subordinated term loan and 25% of the amount, if any, repaid on the three-year unsecured promissory note. The potential sale discussed in Note 13 would trigger the preferred return kicker.

NOTE 6 —	MEMBERS’ EQUITY

Live Earth is authorized to issue up to 1,000 units. As of September 30, 2009 and December 31, 2008, the number of units issued was 1,000.

LIVE EARTH LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 7 —	NON-CONTROLLING INTEREST

The non-controlling interest in the subsidiaries represents ownership of 15% of the two limited liability companies that own and operate the Brockton, Massachusetts waste transfer facility.

NOTE 8 —	OPERATING LEASES

Live Earth leases two acres of land for its Brockton, Massachusetts facility, which it uses for a railroad siding, under an operating lease expiring in December 2099. The lease provides for monthly rentals of $4,116, indexed for inflation annually.

Live Earth leases certain rail car equipment under several operating leases, which expire on various dates through 2017.

Live Earth leases a piece of equipment and an office building under two separate operating leases with expire in August 2010 and August 2013, respectively.

Rental expense for all operating leases amounted to $1,271,054 and $2,017,089 for the nine months ended September 30, 2009 and 2008, respectively.

Rental expense for all operating leases amounted to $420,242 and $662,501 for the three months ended September 30, 2009 and 2008, respectively.

Minimum future annual rental payments for operating leases with terms extending beyond one year are as follows:

Remainder of 2009	$248,046
2010	963,219
2011	903,999
2012	906,579
2013	697,547
2014	504,384
2015 and Thereafter	5,337,320

$9,561,094

NOTE 9 —	RELATED PARTY BALANCES AND TRANSACTIONS

These financial statements include balances and transactions with a corporation and a limited liability company which are controlled by individuals with direct ownership interests in Live Earth. The related party balances and transaction amounts not disclosed elsewhere in the financial statements as of September 30, 2009 and December 31, 2008 and for the nine months ended September 30, 2009 and 2008 are as follows:

	2009	2008

Balance Sheets
Restricted cash held in escrow	$200,000	$200,000
Accounts payable — performance bonds	170,813	63,751
Accounts payable — employees	11,960	36,728
Accrued expenses — interest	68,380	62,883

LIVE EARTH LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	2009	2008

Statements of Income
Operating costs — performance bond expense	$134,571	151,990
Interest expense	184,442	163,317

The related party transaction amounts not disclosed elsewhere in the financial statements for the three months ended September 30, 2009 and 2008 are as follows:

	2009	2008

Statements of Income
Operating costs — performance bond expense	$44,191	40,831
Interest expense	68,380	69,425

NOTE 10 —	COMMITMENTS

Live Earth is required to provide financial assurances to governmental agencies under applicable environmental regulations related to the Fostoria, Ohio landfill operation and the Brockton, Massachusetts construction and demolition waste transfer facility for closure and post-closure performance. To satisfy this requirement, Live Earth has acquired performance bonding for the closure and post-closure maintenance at the two sites from a bonding company controlled by individuals with direct ownership interests in Live Earth. The bonding company requires that Live Earth deposit a per ton amount into an escrow account at the bonding company to provide funds for the closure and post-closure performance. As of September 30, 2009 Live Earth has only deposited $200,000 of the $1,785,546 required to be deposited into the escrow account.

NOTE 11 —	BUSINESS CONCENTRATIONS

In the course of financing and conducting its business activities, Live Earth is subject to various risks and uncertainties. Among the various risk factors affecting Live Earth in the near term (the period of time within one year of the balance sheet date) are certain concentrations of business activities and investments.

As of September 30, 2009 and December 31, 2008, a total of approximately $930,000 and $561,000, or 24% and 22%, respectively, of Live Earth’s accounts receivable balances consisted of amounts due from its largest trade debtor. For the nine months ended September 30, 2009 and 2008, Live Earth’s three largest customers represented approximately $9,531,000 and $11,652,000, or 42% and 52%, respectively, of total revenues. For the three months ended September 30, 2009 and 2008, Live Earth’s four and three largest customers, respectively, represented approximately $5,451,000 and $6,442,000, or 62% and 65%, respectively, of total revenues.

A substantial portion of the services provided by Live Earth to its customers consists of the transportation by rail of construction and demolition debris from various waste transfer facilities to the landfill for ultimate disposal. Live Earth purchased substantially all of its rail transportation services at a cost of approximately $8,062,000 and $9,099,000 from one major rail carrier during the nine months ended September 30, 2009 and 2008, respectively. For the three months ended September 30, 2009 and 2008, the cost of the rail transportation services from one major rail carrier was $2,916,749 and $4,691,900, respectively.

NOTE 12 —	BUSINESS ACQUISITION

In January 2008, Live Earth acquired from Regus the business and operating assets related to a waste transfer facility located in Brockton, Massachusetts, and a landfill located in Fostoria, Ohio. Live Earth entered into this acquisition in order to enter the non-hazardous waste disposal by rail industry, which management believes has significant growth potential. These operations represent substantially all of the operating activities of Live Earth and are described in Note 1 of these financial statements. These operations were acquired by the purchase from Regus of the units of two wholly owned limited liability companies and two majority owned

LIVE EARTH LLC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

limited liability companies and the purchase of assets directly from Regus. The purchase was paid for by assuming certain debt and liabilities from Regus.

The purchase price of the acquisition included $413,939 of professional fees incurred during 2008 that were directly related to the business combination as well as the assumption of the following:

Accounts payable	$2,784,619
Accrued liabilities	181,575
Consent orders payable	930,000
Closure & post-closure liabilities	9,389,132
Long-term debt	38,480,026

Total liabilities assumed	$51,765,352

The total purchase price of the acquisition was allocated as follows:

Cash and cash equivalents	$195,279
Accounts receivable	957,555
Prepaid expenses and supplies	372,643
Land	2,450,428
Landfill airspace & development costs	24,877,316
Buildings and other improvements	3,345,584
Equipment	6,567,019
Office & computer equipment	70,593
Construction in progress	116,804
Operating permits	1,429,305
Goodwill	11,796,765

$52,179,291

Goodwill is the result of the purchase price exceeding the fair values of assets, in particular the landfill airspace and development costs and the buildings and other improvements.

Included in prepaid expenses and supplies in the table above is an existing non-compete agreement with a value of $1,668 acquired by Live Earth. The remaining balance of this agreement was amortized during 2008.

NOTE 13 —	SUBSEQUENT EVENT

On October 29, 2009, Live Earth signed a letter of intent to sell substantially all of its assets to WCA in exchange for cash, shares of WCA Common Stock, and the assumption of substantially all of its liabilities, with the exception of the subordinated and affiliated entity notes. The terms of this non-binding agreement also include an earn-out provision under which WCA would be obligated to issue additional common shares upon achieving certain earnings targets.

The activities of Live Earth have been reviewed for any other potential subsequent events through December 4, 2009, in accordance with ASC Subtopic 855.10.

INTRODUCTORY NOTE

The following is the text of the Equity Interest and Asset Purchase Agreement, or the acquisition agreement, by and among WCA Waste Corporation, the Acquisition Subsidiaries and the Live Earth Parties that is discussed in this proxy statement. The acquisition agreement contains representations, warranties and covenants that the parties made to each other, in each case as of a specified date. Information concerning the subject matter of these representations, warranties and covenants may have changed since the relevant dates set forth in the agreement. Also, the parties may have included certain representations and warranties in the acquisition agreement in order to allocate risk rather than to establish matters of fact. Accordingly, it is important to consider that the representations, warranties and covenants contained in the acquisition agreement may not reflect actual states of fact.

* * *

ANNEX A

EQUITY INTEREST AND ASSET PURCHASE AGREEMENT
among
WCA WASTE CORPORATION,
WCA OF MASSACHUSETTS, LLC,
WCA OF OHIO, LLC,
LIVE EARTH LLC,
CHAMPION CITY RECOVERY, LLC,
BOXER REALTY REDEVELOPMENT, LLC,
SUNNY FARMS LANDFILL, LLC,
and
NEW AMSTERDAM & SENECA RAILROAD COMPANY, LLC.
December 9, 2009

A-i

A-ii

Exhibits

Exhibit A	Earn-Out Escrow Agreement
Exhibit B	Closing Shares Escrow Agreement
Exhibit C	Bill of Sale and Assignment and Assumption Agreement
Exhibit D	Registration Rights Agreement
Exhibit E	Voting Agreement

A-iii

EQUITY INTEREST AND ASSET PURCHASE AGREEMENT

THIS EQUITY INTEREST AND ASSET PURCHASE AGREEMENT (this “Agreement”) is made effective the 9th day of December, 2009, among WCA Waste Corporation, a Delaware corporation (“WCA Parent”), WCA of Massachusetts, LLC, a Delaware limited liability company (“WCA Massachusetts”), WCA of Ohio, LLC, a Delaware limited liability company (“WCA Ohio” and, together with WCA Massachusetts, “WCA Subs”), Live Earth LLC, an Ohio limited liability company (“Live Earth”), Champion City Recovery, LLC, a Massachusetts limited liability company (“CC”), Boxer Realty Redevelopment, LLC a Massachusetts limited liability company (“BR”), Sunny Farms Landfill, LLC, an Ohio limited liability company (“SF”) and New Amsterdam & Seneca Railroad Company, LLC, an Ohio limited liability company (“NA”), (WCA Parent and WCA Subs are collectively referred to as the “WCA Parties;” and Live Earth, CC, BR, SF and NA are collectively referred to as the “Live Earth Parties”).

R E C I T A L S:

WHEREAS, Live Earth is the sole record and beneficial owner of all of the issued and outstanding limited liability company interests of each of (i) SF that owns and operates a landfill located in Fostoria, Ohio; (ii) NA that owns the right to operate a short line rail; (iii) CC that owns and operates a waste transfer station and leases certain property in Brockton, Massachusetts; and (iv) BR that owns real property in Brockton, Massachusetts relating to the operations of CC; (the foregoing entities referred to collectively as the “Live Earth Companies”), and the limited liability company interests of the Live Earth Companies owned by Live Earth (the “Equity Interests”) represent all of the authorized, issued and outstanding equity interests of each of SF, NA, CC and BR; and

WHEREAS, Live Earth wishes to sell and WCA Massachusetts wishes to buy all of the Equity Interests in each of the Live Earth Companies other than SF; and

WHEREAS, Live Earth wishes to sell and WCA Ohio wishes to buy all of the Equity Interests in SF; and

WHEREAS, Live Earth wishes to sell and assign and the WCA Subs wish to buy and assume the Transferred Assets (as defined below) and the Assumed Liabilities (as defined below).

A G R E E M E N T:

NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows, intending to be legally bound hereby:

1.  Transfer of Equity Interests and Transferred Assets; Delivery of Other Assets and Consideration

1.1  Specified Interests and Assets.  Subject to the terms and conditions of this Agreement, effective as of the Closing Date (as hereinafter defined) the parties will take the following actions, and shall transfer ownership of the Equity Interests and Transferred Assets described herein, and shall further deliver the consideration specified below and take the further actions required of them under this Agreement:

(a) Live Earth shall assign, convey, transfer and deliver to WCA Massachusetts 100% of the Equity Interests in NA, CC and BR.

(b) Live Earth shall assign, convey, transfer and deliver to WCA Ohio 100% of the Equity Interests in SF.

(c) Live Earth shall assign, convey, transfer and deliver to the WCA Subs the assets of Live Earth that are listed on Schedule 1.1(c) hereto (the “Transferred Assets”) and such Transferred Assets.

(d) Live Earth shall assign, convey, transfer and deliver to the WCA Subs the Current Assets and such Current Assets shall be allocated between the WCA Subs in the manner determined by the WCA Subs.

(e) WCA Parent will deliver the Purchase Price (defined below), on behalf of Live Earth, to the parties and in the manner set forth in Section 2.1 below.

1.2  Assumption of Certain Liabilities.

(a) Assumed Liabilities.  As of the Closing Date, WCA Massachusetts shall assume and thereafter pay, discharge or perform, as appropriate, the liabilities and obligations of Live Earth as follows:

(i) the liabilities and obligations arising after the Closing Date under the contracts included in the Transferred Assets provided that such liabilities do not relate to any period or event occurring prior to the Closing Date;

(ii) the liabilities and obligations under the operating leases and equipment leases set forth on Schedule 1.2(a)(ii);

(iii) the liabilities and obligations under the Licenses included in the Transferred Assets to be performed on or after the Closing Date;

(iv) the liabilities and obligations in respect of the Transferred Assets to the extent accruing on or after the Closing Date including but not limited to those set forth on Schedule 1.2(a)(iv); and

(v) the liabilities and obligations arising under the Current Liabilities.

(All such liabilities and obligations to be so assumed by WCA Massachusetts are referred to herein as the “Assumed Liabilities”.)

(b) Retained Liabilities.  With the exception of the Assumed Liabilities, the WCA Parties shall not, by the execution and performance of this Agreement, or otherwise, assume or otherwise be responsible for any liability or obligation of Live Earth of any nature, or claims of such liability or obligation, matured or unmatured, liquidated or unliquidated, fixed or contingent, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof, including, without limitation, any liability or obligation of Live Earth:

(i) for any Taxes with respect to any period;

(ii) for any leases other than any operating leases and equipment leases included in the Assumed Liabilities;

(iii) relating to, resulting from or arising out of any former operation of Live Earth that has been discontinued or disposed of prior to the Closing Date;

(iv) for “severance pay” or any other payment to any Live Earth Company Employee (as defined below) or former employee resulting from anything done prior to the Closing;

(v) relating to any real estate taxes, utilities, water and sewer charges; or

(vi) incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby and any fees and expenses of counsel, accountants, brokers, financial advisors or other experts of Live Earth.

(All such liabilities and obligations, or claims of such liabilities or obligations are referred to herein collectively as the “Retained Liabilities”.)

(c) Live Earth shall assume, pay or otherwise satisfy in full, promptly when due, all Retained Liabilities.

1.3  Interests and Assets Free and Clear of Liens.  All of the Equity Interests and Transferred Assets and all other properties and assets of all types to be conveyed or transferred hereunder shall be delivered hereunder free and clear of all liens and encumbrances, except for Permitted Liens.

1.4  Closing.  Subject to the satisfaction or waiver of the conditions to the Closing set forth in Article 7 below, the closing of the transactions contemplated hereby shall take place (in person or via facsimile) at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, at 10:00 a.m., Houston, Texas

time, on the first business day following the day on which the last to be fulfilled or waived of the conditions set forth in Article 7, or at such other time or place, as shall be agreed upon by the Parties (which time and place are designated as the “Closing” and the date on which the Closing occurs is designated as the “Closing Date”).

1.5  Working Capital Adjustment.

(a) Not less than five (5) days prior to Closing, the Live Earth Parties shall provide to the WCA Parties an estimate of the working capital of the Live Earth Companies in accordance with Schedule 1.5(a) and the basis for making the computations of Current Assets and Current Liabilities reflected in such schedule (the “Worksheet”), which shall represent the estimated working capital as of the Closing Date (the “Estimated Working Capital”). For the purposes of this Section 1.5, Current Liabilities does not include the liabilities to be paid off at the Closing in accordance with Sections 2.1(b), 2.1(c) and 2.1(d). At Closing, WCA Parent shall pay Live Earth an amount in cash equal to ninety percent (90%) of the Estimated Working Capital (the “Estimated Working Capital Payment Amount”), which shall be calculated in accordance with this Section 1.5(a).

(b) Within 120 days after the Closing Date, the WCA Parties shall deliver to the Live Earth Parties a statement (the “Statement”) setting forth what it believes are the actual Current Assets and Current Liabilities as of the Closing Date (the “Actual Working Capital”). The WCA Parties will prepare the Statement using the Worksheet in accordance with the provisions of this Agreement and consistent with the Worksheet. The Statement shall contain a supporting schedule detailing the proposed Actual Working Capital, and be accompanied with copies of the work papers and back up materials used by the WCA Parties in preparing the Statement. If the Actual Working Capital exceeds the Estimated Working Capital Payment Amount, the WCA Parties shall pay to Live Earth, within fifteen (15) days from the date of delivery of the Statement, an amount in cash equal to the difference between the Actual Working Capital and the Estimated Working Capital Payment Amount. If the Actual Working Capital is less than the Estimated Working Capital Payment Amount, Live Earth shall promptly pay to the WCA Parties, within fifteen (15) days from the date of delivery of the Statement, an amount in cash equal to the difference between the Estimated Working Capital Payment Amount and the Actual Working Capital.

(c) Live Earth and its accounting representatives will be entitled to examine the work papers related to the preparation of the Statement and to discuss the preparation of the Statement with the WCA Parties’ accounting personnel. If Live Earth disagrees with the calculation of the Actual Working Capital, it must deliver to the WCA Parties, within 30 days after the date the WCA Parties delivered the Statement to Live Earth, a written description of each such disagreement. The WCA Parties and Live Earth will negotiate in good faith to resolve any such disagreements. If, after a period of 30 days following the date on which such written description is delivered, Live Earth and the WCA Parties have not resolved each such disagreement, then either Live Earth or the WCA Parties will be entitled to submit such disagreements to Grant Thornton LLP (the “Disputes Auditor”) so long as such submitting party provides written notice of such submission to the nonsubmitting party. Within seven days after receipt of such written notice, Live Earth and the WCA Parties will each deliver to the Disputes Auditor a written settlement offer setting forth its calculation of the Actual Working Capital (each, a “Settlement Offer”). The WCA Parties will grant (and will cause each of the Live Earth Companies to grant) to the Disputes Auditors reasonable access to the WCA Parties and the Live Earth Companies’ books and records. The WCA Parties will cause their accounting personnel to discuss with the Disputes Auditor the preparation of the Statement and the calculation of Actual Working Capital and to grant to the Disputes Auditor reasonable access to the work papers of the WCA Parties’ accountants and accounting personnel. The Disputes Auditor will resolve the disagreements within 30 days after the date on which they are engaged or as soon thereafter as possible. The calculation of the Actual Working Capital by the Disputes Auditor will be binding upon the Parties. The cost of the services of the Disputes Auditor will be borne by the Party whose Settlement Offer differs the most from the working capital (i.e., the difference of Current Assets minus Current Liabilities) as finally determined by the Disputes Auditor. If both Settlement Offers differ equally, such cost will be borne half by Live Earth and half by the WCA Parties. If any Party fails to deliver a Settlement Offer in accordance with this Section 1.5(c), such cost will be borne by such Party.

2.  Purchase Price

2.1  Payment of Purchase Price.  Upon the terms and conditions set forth in this Agreement, in consideration of the transfer of the Equity Interests and the Transferred Assets and the covenants and agreements set forth in Article 5, the aggregate consideration to be paid by WCA Parent (collectively, the “Purchase Price”) shall be:

(a) an amount in cash equal to $2,000,000 to be delivered to Live Earth by wire transfer of immediately available funds to an account designated by Live Earth, in accordance with Schedule 2.1(a) (the “Cash Purchase Price”);

(b) payment of an amount up to $15,800,000 in satisfaction of both Live Earth’s indebtedness to Comerica Bank, a Texas banking association (“Comerica”), set forth on Schedule 2.1(b) by wire transfer of immediately available funds to an account designated by Comerica (the “Comerica Payment”) and its obligations under the Consent Order and Final Judgment with the State of Ohio filed with the Seneca County Court of Common Pleas;

(c) an amount in cash equal to $750,000, a portion of which shall be paid in satisfaction of certain equipment notes set forth on Schedule 2.1(c), which equipment note pay-offs will be wired directly to the respective lenders by WCA Parent;

(d) payment of an amount up to $200,000 in satisfaction of Live Earth’s other indebtedness designated by Live Earth, by wire transfer of immediately available funds to an account designated by Live Earth (the “Other Indebtedness Payment”);

(e) Earn-Out Certificates representing the right to receive up to 2,000,000 shares of WCA Parent’s common stock (the “Earn-Out Shares”) shall be placed into an escrow account (the “Earn-Out Escrow”) in accordance with Section 2.2;

(f) 3,555,556 shares of WCA Parent’s common stock to be issued into an escrow account (the “Closing Shares Escrow” and, together with the Earn-Out Escrow, the “Escrow Funds”) in accordance with Section 2.3 for the benefit of the parties set forth on Schedule 2.1(f) (the “Closing Shares” and, together with the Earn-Out Shares, the “Securities”); and

(g) the assumption by the WCA Subs of the Assumed Liabilities.

Live Earth hereby acknowledges that a portion of the Purchase Price shall be payable directly to the Persons as set forth in Schedule 2.1(f) (the “Seller Parties”) in lieu of direct payment to Live Earth for distribution to such Seller Parties. In connection herewith, Live Earth hereby waives any and all manner of action, claims, causes of action, losses, debts and collections it may have with respect to any Purchase Price paid to the Seller Parties as set forth in this Agreement and the schedules hereto. Notwithstanding the foregoing, the stock certificates representing the Closing Shares shall be placed in escrow in accordance with Section 2.3.

The Purchase Price shall be allocated to the Transferred Assets, Equity Interests and Assumed Liabilities as agreed by the Parties as soon as reasonably practicable following Closing, and the Parties each agree to file all tax returns only in accordance with such agreed allocation.

2.2  Earn-Out Shares.

(a) Certificates (the “Earn-Out Certificates”) representing the right to receive the Earn-Out Shares will be deposited by WCA Parent at the Closing with Bank of Texas, N. A. (the “Escrow Agent”) in accordance with the terms and conditions of an escrow agreement, in substantially the form attached hereto as Exhibit A (the “Earn-Out Escrow Agreement”), and will be distributed by the Escrow Agent in accordance with Section 2.2(b). If on or before December 31, 2012, (i) the business operated using the Transferred Assets and by the Live Earth Companies (the “Live Earth Business”) achieves $6.25 Million in EBITDA for any four consecutive fiscal quarters and (ii) the WCA Parties shall have obtained the OH EPA Approval described in Section 5.17, then the Escrow Agent shall distribute an aggregate of 777,778 of the Earn-Out Shares to HBK Master Fund L.P, a Delaware limited partnership (“HBK Master”) Bernard Global Loan Investors, Ltd.

(“Bernard Global”) and Bernard National Loan Investors, Ltd. (“Bernard National” and, together with HBK Master and Bernard Global, “HBK/Bernard”), and 777,778 of the Earn-Out Shares to Live Earth Funding, LLC, an Ohio limited liability company (“Earn-Out 1”). If on or before December 31, 2012, (i) the Live Earth Business achieves $7.0 Million in EBITDA for any four consecutive fiscal quarters and (ii) the WCA Parties shall have obtained the OH EPA Approval described in Section 5.17, then the Escrow Agent shall distribute 444,444 of the Earn-Out Shares to Brian Fenwick-Smith (“Earn-Out 2”). Notwithstanding anything to the contrary contained herein, if the Live Earth Business does not meet the respective EBITDA goals in connection with Earn-Out 1 or Earn-Out 2 by December 31, 2012 or if the OH EPA Approval is not obtained by WCA Parties and the parties are required to Unwind the Transaction pursuant to Section 5.17, then the Escrow Agent shall promptly distribute the Earn-Out Shares to WCA Parent and the WCA Parent shall not have any further obligation to issue any Earn-Out Shares to Live Earth Funding LLC, an Ohio limited liability company (“LEF”), HBK/Bernard or Brian Fenwick-Smith (“Fenwick-Smith”).

(b) For purposes of this Section 2.2, on or before the 45th day following the last day of each fiscal quarter other than the last fiscal quarter of WCA Parent’s fiscal year and on or before the 60th day following the last day of the last fiscal quarter of WCA Parent’s fiscal year (the “Determination Date”), WCA Parent shall determine the EBITDA (i) in the first such calculation, for the first full fiscal quarter following the Closing Date and (ii) in each subsequent calculation, cumulatively for the period of consecutive fiscal quarters including such first quarter, until such period reached four consecutive fiscal quarters, and thereafter on a rolling four quarters basis (the “Periodic EBITDA Determination”). Not later than ten (10) days after each Determination Date, WCA Parent shall provide LEF with a written notice setting forth in reasonable detail each such Periodic EBITDA Determination. Within fifteen (15) days after delivery of the first Periodic EBITDA Determination to include four consecutive fiscal quarters, and within fifteen (15) days after delivery of each Periodic EBITDA Determination thereafter, LEF shall review such EBITDA calculations and provide WCA Parent with written notice of any objection thereto, which objections shall be in reasonable detail (the “Objection Notice”). In the event that WCA Parent does not receive the Objection Notice within such fifteen (15) day period, then LEF, HBK/Bernard and Fenwick-Smith shall be deemed to have irrevocably accepted such calculations and determinations. In the event that WCA Parent receives the Objection Notice during such fifteen (15) day period, LEF and WCA Parent shall enter into good faith negotiations to resolve any objections. In the event that LEF and WCA Parent cannot reach agreement on the EBITDA calculations within thirty (30) days after the Determination Date, LEF and WCA Parent shall refer the matter to the Disputes Auditor for a decision, which shall be final and binding on all Parties. WCA Parent and LEF agree that they will request the Disputes Auditor to render its decision within thirty (30) days after referral of the dispute to the Disputes Auditor for decision pursuant hereto. Before referring a matter to the Disputes Auditor, WCA Parent and LEF shall agree on procedures to be followed by the Disputes Auditor (including procedures for presentation of evidence). If WCA Parent and LEF are unable to agree upon procedures before the end of thirty (30) days after receipt of notice of any objections pursuant to this Section 2.2 the Disputes Auditor shall establish procedures giving due regard to the intention of the parties to resolve disputes as quickly, efficiently and inexpensively as possible. The Disputes Auditor’s procedures may be, but need not be, those proposed by WCA Parent or LEF. WCA Parent and LEF shall, as promptly as practicable, submit evidence in accordance with the procedures agreed upon or established by the Disputes Auditor, and the Disputes Auditor shall decide the dispute in accordance therewith as promptly as practicable. The fees and expenses of the Disputes Auditor for, and relating to, the making of any such decision shall be paid by LEF; provided, however, that in the event the Disputes Auditor determines that WCA Parent incorrectly calculated EBITDA and such miscalculation results in the issuance of additional Earn-Out Shares than the number of Earn-Out Shares that would have been issued based on the initial calculations of WCA Parent, then WCA Parent shall pay such fees and expenses of the Disputes Auditor. The determination of the Disputes Auditor as to the resolution of any dispute shall be in writing and shall be binding and conclusive upon all Parties.

(c) Not later than ten (10) days after delivery of a Periodic EBITDA Determination for a four consecutive fiscal quarter period in which the EBITDA goals for Earn-Out 1 and/or Earn-Out 2 have been met, or, if applicable, within ten (10) days after determination by agreement or by a Disputes Auditor that such EBITDA goals have been met, WCA Parent shall provide the Escrow Agent and LEF with a written notice setting forth the number of Earn-Out Certificates representing the right to receive Earn-Out Shares that will be distributed by the Escrow Agent to WCA Parent’s transfer agent so that the Escrow Shares will be issued to LEF, HBK/Bernard and Fenwick-Smith, as applicable.

(d) At the Closing, WCA Parent shall provide an irrevocable instruction letter to its transfer agent directing the transfer agent to issue the Escrow Shares to LEF, HBK/Bernard and/or Fenwick-Smith, as applicable, promptly upon the receipt by the transfer agent of the Earn-Out Certificates representing the right to receive such Earn-Out Shares.

2.3  Closing Shares.

(a) The Closing Shares will be deposited by WCA Parent at the Closing with the Escrow Agent in accordance with the terms and conditions of an escrow agreement, in substantially the form attached hereto as Exhibit B (the “Closing Shares Escrow Agreement” and together with the Earn-Out Escrow Agreement, the “Escrow Agreements”), and will be distributed by the Escrow Agent in accordance with Section 2.3(b) and (c).

(b) Promptly following the receipt of the OH EPA Approval described in Section 5.17, WCA Parent shall give written notice to the Escrow Agent authorizing the Escrow Agent to release 2,444,445 of the Closing Shares (the “Permit Shares”) from the Closing Shares Escrow to the parties set forth on Schedule 2.1(f) in the amounts set forth in the Closing Shares Escrow Agreement; provided, however, if the OH EPA Approval is not obtained pursuant to Section 5.17 of the Purchase Agreement and it is determined that the Live Earth Parties and the WCA Parties must Unwind the Closing pursuant to Section 5.17 of the Purchase Agreement, then the Escrow Agent shall promptly return all Permit Shares to WCA.

(c) The remaining 1,111,111 of the Closing Shares (the “Indemnification Shares”) shall be held in the Closing Shares Escrow to partially satisfy the indemnification obligations of Live Earth and the parties set forth on Schedule 2.1(f) pursuant to Article 6 and shall be held in the Closing Shares Escrow pursuant to the terms of the Closing Shares Escrow Agreement and Section 6.5.

2.4  Adjustments to Escrow Shares.  If, at any time subsequent to the issuance of the Securities or the Earn-Out Certificates and prior to the date that no Closing Shares or Earn-Out Certificates remain held in an Escrow Fund, the number of shares of WCA Parent’s common stock are proportionately increased or decreased, changed or converted into or exchanged for a different number or kind of shares of stock or other securities of WCA Parent or of another corporation or other property, including cash (whether as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise), then any Closing Shares held in an Escrow Fund or Earn-Out Shares issuable in exchange for Earn-Out Certificates held in an Escrow Fund shall be adjusted in a manner to appropriately and equitably reflect any such increase or decrease, change, conversion or exchange in the manner set forth in the Escrow Agreement with respect to such Closing Shares or Earn-Out Shares issuable in exchange for Earn-Out Certificates, as applicable.

3.  Representations and Warranties of the Live Earth Parties

Prior to or upon the execution of this Agreement, Live Earth has delivered to the WCA Parties a schedule (the “Live Earth Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in any provision hereof or as an exception to one or more representations or warranties contained in Article 3 or one or more of its covenants contained in Article 5. The inclusion of any information in the Live Earth Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material to the Live Earth Parties, has resulted in or would result in a Material Adverse Effect, or is outside the ordinary course of business.

The Live Earth Parties make the following representations and warranties jointly and severally, and represent and warrant that all of the following representations and warranties are true as of the date of this Agreement and shall be true on the Closing Date:

3.1  Due Organization.

(a) Each of the Live Earth Companies is a limited liability company, duly formed, validly existing and in good standing under the laws of its state of organization, and has all requisite limited liability company authority to carry on its business in the places and in the manner as now conducted. The records and minutes books of each of Live Earth Company, as heretofore made available to WCA Parent, are correct and complete with respect to matters occurring on and after January 1, 2008, and will be delivered to WCA Parent at the Closing.

(b) Live Earth is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Ohio, and has all requisite limited liability company authority to carry on its business in the places and in the manner as now conducted or as proposed to be conducted. The records and minutes books of Live Earth, as heretofore made available to WCA Parent, are correct and complete.

3.2  Authorization, Validity and Effect of Agreements; Non-Contravention.

(a) The execution and delivery of this Agreement by each Live Earth Party and the performance of the transactions contemplated herein by each Live Earth Party have been duly and validly authorized by each Live Earth Party. This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto (collectively, the “Transaction Documents”) for value received will constitute, the valid and legally binding obligations of the Live Earth Parties enforceable in accordance with their terms, subject to (i) applicable bankruptcy, insolvency or other similar laws relating to creditor’s rights generally and (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The execution and delivery of this Agreement by the Live Earth Parties and each of the other Transaction Document to which such Live Earth Parties are parties does not, and the consummation of the transactions contemplated hereby by the Live Earth Parties will not, except as set forth on Section 3.2 or Section 3.9 of the Live Earth Disclosure Schedule, (i) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate, terminate or modify (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any Lien (defined below) upon any part of the property of the Live Earth Parties or any of the Live Earth Companies pursuant to any provision of any order, judgment, arbitration award, injunction, decree, indenture, mortgage, lease, license, lien, or other agreement or instrument to which any Live Earth Party is a party or by which it is bound; or (ii) violate or conflict with any provision of the respective Certificates of Limited Partnership, Articles of Organization, Agreements of Limited Partnership or Operating Agreement, each as amended to the date hereof and as applicable, of the Live Earth Parties, except with respect to (i) for any such event that is not reasonably expected to have a Material Adverse Effect on the Live Earth Parties.

3.3  Equity Interests of the Live Earth Companies.  All of the limited liability company interests of the Live Earth Companies are set forth on Section 3.3 of the Live Earth Disclosure Schedule. All of the limited liability company interests of the Live Earth Companies have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by Live Earth in the percentages set forth in Section 3.3 of the Live Earth Disclosure Schedule, and, except as set forth on Section 3.3 of the Live Earth Disclosure Schedule, are free and clear of all Liens, encumbrances and claims of every kind.

3.4  Obligations to Issue or Sell Equity Interests.  Except as set forth on Section 3.4 of the Live Earth Disclosure Schedule, no right of first refusal, option, warrant, call, conversion right or commitment of any kind exists which obligates any Live Earth Company to issue any of its authorized but unissued limited liability company interests or other securities or equity interests. Except as set forth on Section 3.4 of the Live Earth Disclosure Schedule, in addition, there are no (a) outstanding securities or obligations which are convertible into or exchangeable for any limited liability company interests or other securities of any Live

Earth Company, or (b) contracts, arrangements or commitments, written or otherwise, under which any Live Earth Company is or may become bound to sell or otherwise issue any of its limited liability company interests or other securities or equity interests. Without limiting the generality of the foregoing, except as set forth on Section 3.4 of the Live Earth Disclosure Schedule, there is no valid basis upon which any Person (other than Live Earth) may claim to be in any way the record or beneficial owner of, or to be entitled to acquire (of record or beneficially), any limited liability company interest or other security or equity interest of any Live Earth Company, and no Person has made or, to the Knowledge of the Live Earth Parties, threatened to make any such claim. In addition, no Live Earth Company has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its limited liability company interests or other securities or equity interests therein or to pay any dividend or make any distribution in respect thereof.

3.5  Subsidiaries.  No Live Earth Company (a) presently owns, of record or beneficially, or controls, directly or indirectly, any capital stock, securities convertible into capital stock, membership interest, partnership interest, limited partnership interest or any other equity interest in any corporation, limited liability company, partnership, limited partnership, association or business entity; or (b) is, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity, save and except any joint venture solely with another Live Earth Company.

3.6  Predecessor Status; etc.  To the Knowledge of the Live Earth Parties, set forth on Section 3.6 of the Live Earth Disclosure Schedule is a list of all of the names of all predecessors of each Live Earth Company, including the names of any entities from whom each Live Earth Company previously acquired significant assets or with whom each Live Earth Company merged. To the Knowledge of the Live Earth Parties, except as disclosed in Section 3.6 of the Live Earth Disclosure Schedule, no Live Earth Company has ever been a subsidiary or division of another company nor been a part of an acquisition which was later rescinded.

3.7  Financial Statements.

(a) the Live Earth Parties have furnished to the WCA Parties the selected internal unaudited financial statements (balance sheet and statement of operations) of the Live Earth Companies as, at and for the fiscal years ended December 31, 2004, December 31, 2005, December 31, 2006 and December 31, 2007 (collectively, the “Unaudited Financial Statements”) and the audited financial statements (balance sheet, statement of operations and statement of cash flows) of the Live Earth Companies as, at and for the fiscal year ended December 31, 2008 (the “Live Earth Financial Statements”).

(b) the Live Earth Parties have furnished to the WCA Parties the internal monthly unaudited financial statements (balance sheet, statement of operations and statement of cash flows) of the Live Earth Companies as, at and for the ten month period ended October 31, 2009 (the “Interim Live Earth Financial Statements”).

(c) the Live Earth Financial Statements and the Interim Live Earth Financial Statements, collectively, in all material respects fairly set forth the financial condition and operating results of the Live Earth Companies as of the dates indicated, and the results of its operations as of the dates and for the periods indicated, and are in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto or in Sections 3.7(a) and 3.7(b) of the Live Earth Disclosure Schedule and except that unaudited financial statements may not contain all footnotes required by GAAP. Since January 1, 2008, the Live Earth Companies have maintained a standard system of accounting established in accordance with GAAP. Since January 1, 2008 and to the Knowledge of the Live Earth Parties, there are no significant deficiencies or material weaknesses in the internal controls over financial reporting of the Live Earth Companies.

(d) To the Knowledge of the Live Earth Parties and except as set forth on Section 3.7(d) of the Live Earth Disclosure Schedule , the Unaudited Financial Statements in all material respects fairly set forth the financial condition and operating results of the Live Earth Companies as of the dates indicated, and the results of its operations as of the days and for the periods indicated.

3.8  Liabilities and Obligations.  Except as set forth in the balance sheet of the Live Earth Parties as of October 31, 2009 (the “Latest Balance Sheet Date”) or as set forth in Section 3.8 of the Live Earth Disclosure Schedule, the Live Earth Parties do not have any liabilities of any kind, character and description, whether accrued, obsolete, secured or unsecured, contingent or otherwise, except (i) to the extent clearly and accurately reflected and accrued for or fully reserved against in the Interim Live Earth Financial Statements, (ii) for liabilities and obligations which have arisen after the Latest Balance Sheet Date in the ordinary course of business consistent with past custom and practice or (iii) liabilities that would not reasonably be expected to have a Material Adverse Effect on the Live Earth Parties.

3.9  Approvals.  Except as set forth on Section 3.9 of the Live Earth Disclosure Schedule, no authorization, consent or approval of, or registration or filing with, any Governmental or Regulatory Authority or any other Person is or was required to be obtained or made by the Live Earth Parties or any Live Earth Company in connection with the execution, delivery or performance of this Agreement or any of the Transaction Documents.

3.10  Accounts and Notes Receivable.  Set forth on Section 3.10 of the Live Earth Disclosure Schedule is an accurate list of the Live Earth Companies’ accounts and notes receivable as of the date hereof, including receivables from and advances to their respective employees and to any other Live Earth Party or an Affiliate thereof, an aging of all such accounts and notes receivable showing amounts due in 30-day aging categories for each Live Earth Company and a list of all names, account numbers and amounts for such accounts and receivables. To the Knowledge of the Live Earth Parties, such accounts and notes of the Live Earth Companies are collectible in the amounts shown on Section 3.10 of the Live Earth Disclosure Schedule, except as fully reserved for in the Interim Live Earth Financial Statements. On the Closing Date, the Live Earth Parties will deliver an update to Section 3.10 of the Live Earth Disclosure Schedule which shall be an accurate list of the Live Earth Companies’ accounts and notes receivable as of the Closing Date.

3.11  Permits and Intangibles.

(a) To the Knowledge of the Live Earth Parties, the Live Earth Parties hold all certificates of need, permits, titles (including motor vehicle titles and current registrations), fuel permits, Licenses, orders, approvals, franchises and certificates (“Permits”) (other than those relating to environmental matters, which are exclusively covered in Section 3.27) as are adequate for the operation of the Live Earth Companies, as presently constituted other than would not reasonably be expected to have a Material Adverse Effect on the Live Earth Parties and no Live Earth Party has received notice of violation of such Permits.

(b) The Live Earth Parties have delivered to the WCA Parties a description and copies as of the date of this Agreement, of all of the Live Earth Companies’ material reports, notifications, pending permit applications and engineering studies filed or submitted or required to be filed or submitted to governmental agencies, any other governmental approvals or applications for approval and of all material notifications from such governmental agencies with respect to the Permits, in each case with respect to such items that have been received or obtained by the Live Earth Parties since January 1, 2008 or which are otherwise in the possession of the Live Earth Parties.

3.12  Personal Property and Leases.  Section 3.12 of the Live Earth Disclosure Schedule sets forth an accurate list and a complete description as of the date hereof of all of the personal property and leases for equipment used by the Live Earth Companies in excess of $5,000 per annum. All assets used by the Live Earth Companies are either owned by a Live Earth Company or leased as indicated on Section 3.12 of the Live Earth Disclosure Schedule. Except as described on Section 3.12 of the Live Earth Disclosure Schedule or for Permitted Liens, there are no Liens or encumbrances on any personal property or assets owned by any Live Earth Company. On the Closing Date, the Live Earth Parties may deliver an update to Section 3.12 of the Live Earth Disclosure Schedule which shall be an accurate list and a complete description as of the Closing Date of all of the personal property and leases for equipment used by the Live Earth Companies in excess of $5,000 per annum.

3.13  Customers; Contracts and Commitments.

(a) Section 3.13(a) of the Live Earth Disclosure sets forth the names and addresses of all of the customers of the Live Earth Companies as of the date hereof. To the Knowledge of the Live Earth Parties, the consummation of the transactions contemplated by this Agreement will not have an Material Adverse Effect on the business relationship of the Live Earth Companies with any customer and the Live Earth Parties have received no notice to such effect.

(b) Section 3.13(b) of the Live Earth Disclosure Schedule sets forth a true and complete list of the following Live Earth Companies’ contracts, agreements and other instruments and arrangements (i) by which any Live Earth Company is bound or (ii) to which any Live Earth Company is a party (the “Contracts”):

(i) arrangements relating to providing solid waste collection, transportation or disposal services to any Person or entity in excess of $50,000;

(ii) Licenses, Permits and other material arrangements concerning or relating to real estate;

(iii) employment, consulting, collective bargaining or other similar arrangements relating to or for the benefit of current agents and independent contractors or consultants;

(iv) agreements and instruments relating to the borrowing of money or obtaining of or extension of credit;

(v) brokerage or finder’s agreements;

(vi) contracts involving a sharing of profits or expenses;

(vii) acquisition or divestiture agreements;

(viii) service or operating agreements, manufacturer’s representative agreements or distributorship agreements in excess of $12,000;

(ix) arrangements limiting or restraining any Live Earth Company from engaging or competing in any lines of business or with any Person;

(x) leases for personal property requiring aggregate annual payments in excess of $12,000;

(xi) any arrangement with any labor union;

(xii) any settlement or similar agreement with continuing financial or compliance obligations to any Live Earth Company; and

(xiii) any other agreements or arrangements that are material to the operation of the Live Earth Companies.

3.14  Real Property.  Except as set forth on Section 3.14 of the Live Earth Disclosure Schedule:

(a) the Live Earth Companies own good and marketable title to their respective real property described on Section 3.14 of the Live Earth Disclosure Schedule (respectively, each “Live Earth Company’s Real Property”), free and clear of any Lien, other than the Permitted Liens, and no Person has an option to purchase all or any portion of such real property; provided that promptly following the delivery by the Title Insurer of the commitment for title insurance referred to in Section 5.22, the Live Earth Parties may update Section 3.14 of the Live Earth Disclosure Schedule to reflect the information regarding the Live Earth Company’s Real Property received from the Title Insurer;

(b) No Live Earth Company’s Real Property is subject to any pending to the Knowledge of the Live Earth Parties or threatened, condemnation Proceedings against all or part thereof;

(c) To the Knowledge of the Live Earth Parties, no Live Earth Company has ever granted any Person or entity a lease, sublease, license, concession, or other right, written or oral, to use or occupy such Live Earth Company’s Real Property, nor has any Live Earth Company ever entered into an option, right of first refusal, or other agreement that would permit any Person to purchase all or part of such Live Earth Company’s Real Property;

(d) No Live Earth Company has ever owned, occupied, or conducted operations on any lands, other than that respective Live Earth Company’s Real Property; and

(e) No Live Earth Company has ever entered into an option, right of first refusal or other agreement that would permit or obligate such Live Earth Company to purchase any real property.

3.15  Insurance.  Set forth on Section 3.15 of the Live Earth Disclosure Schedule is a list of all policies covering general liability, excess liability, product liability, auto liability, foreign liability, all-risk property or environmental liability of the Live Earth Companies, as well as an accurate list of: (a) all of their respective insurance loss runs and worker’s compensation claims received since January 1, 2008; (b) all open claims; and (c) to the Knowledge of the Live Earth Parties, all circumstances reasonably likely to result in a claim. All such policies are currently in full force and effect and shall remain in full force and effect through the Closing Date. Except as set forth on Section 3.15 of the Live Earth Disclosure Schedule, no insurance policy of any Live Earth Company has ever been canceled, and no Live Earth Company has ever been denied insurance coverage.

3.16  Employment Matters.  Section 3.16 of the Live Earth Disclosure Schedule contains a list of all employees engaged to perform services for the Live Earth Companies (the “Live Earth Company Employees”). Prior to the Closing Date, the Live Earth Parties have delivered to the WCA Parties a schedule setting forth the annual compensation, hourly wages, daily rate of pay, sick pay and other benefits for all Live Earth Company Employees. The Live Earth Companies have paid in full to all of their respective employees all wages, salaries, commissions on jobs finished, bonuses and other direct compensation due and payable as of the date hereof for all services performed (including accrued vacation) as of the date hereof and all amounts required to be reimbursed to the Live Earth Company Employees. The Live Earth Companies are in material compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours.

3.17  Parachute Provisions.  Set forth on Section 3.17 of the Live Earth Disclosure Schedule is a list of any and all of the Live Earth Companies’ employment agreements and any other agreements containing “parachute” provisions, and deferred compensation agreements (which shall be considered to be Retained Liabilities), together with copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the date hereof.

3.18  Benefit Plans; ERISA Compliance.

(a) Section 3.18(a) of the Live Earth Disclosure Schedule contains a list of each “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (sometimes referred to in this Agreement as “Pension Plans”), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) (sometimes referred to in this Section 3.18 as “Welfare Plans”) or any other Benefit Plans, as defined below maintained by any Live Earth Company with respect to the Live Earth Company Employees.

(b) No Live Earth Company maintains any Pension Plan or Benefit Plan intended to be a tax qualified plan described Section 401(a) of the Code, and no such plan is or has been subject to the minimum funding rules of Code Section 412 or ERISA Section 302, or the plan termination insurance provisions of Title IV of ERISA.

(c) There are no voluntary employee benefit associations maintained by any Live Earth Company and intended to be exempt from federal income tax under Section 501(c)(9) of the Code.

(d) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will give rise to, or trigger, any change of control, severance or other similar provisions in any Pension Plan, Welfare Plan or Benefit Plan that will obligate the Live Earth Companies to make such payment. The consummation of any transaction contemplated by this Agreement will not result in any: (i) payment (whether of severance pay or otherwise) becoming due from the Live Earth Companies to any of their respective officers, employees, former employees or directors or to the trustee under any “rabbi trust” or similar arrangement; (ii) benefit under any Benefit Plan applicable to the Live Earth Companies being established or becoming accelerated, vested or payable; or (iii) payment or series of payments by any Live Earth Company, directly or indirectly, to any Person that would constitute a “parachute payment” within the meaning of Section 280G of the Code (other than as set forth under Section 3.17 of the Live Earth Disclosure Schedule).

(e) No Live Earth Company provides any material post-retirement medical, health, disability or death protection coverage or contribute to or maintain any employee welfare benefit plan which provides for medical, health, disability or death benefit coverage following termination of employment by any officer, director or employee except as is required by Section 4980B(f) of the Code or other applicable statute, nor has any Live Earth Company made any representations, agreements, covenants or commitments to provide that coverage.

(f) With respect to any Welfare Plan applicable to the Live Earth Companies, (i) each such Welfare Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with any applicable requirements of Part 6 of Title I of ERISA and Section 4980B(f) of the Code and (ii) each such Welfare Plan (including any such plan covering retirees or other former employees) may be amended or terminated with respect to health benefits without material liability to any Live Earth Company on or at any time after the Closing Date.

(g) All contributions by any Live Earth Company required by law or by a collective bargaining or other agreement to be made under any Pension Plan, Welfare Plan or Benefit Plan with respect to all periods through the Closing Date, including a pro rata share of contributions due for the current plan year, will have been made by such date.

(h) No Live Earth Company has, nor will any Live Earth Company have, any liability or obligation for taxes, penalties, contributions, losses, claims, damages, judgments, settlement costs, expenses, costs, or any other liability or liabilities of any nature whatsoever arising out of or in any manner relating to any Pension Plan, Welfare Plan or Benefit Plan (including but not limited to employee benefit plans such as foreign plans which are not subject to ERISA), that has been, or is, contributed to by any entity, whether or not incorporated, which is deemed to be under common control (as defined in Section 414 of the Code), with any such Live Earth Company.

3.19  Conformity with Law.  Except as set forth on Section 3.19 of the Live Earth Disclosure Schedule:

(a) Each Live Earth Company has complied in all material respects with, and no Live Earth Company is in material default under, any ruling, directive, order, award, judgment or decree of any Governmental or Regulatory Authority except where such failure would not be reasonably expected to have a Material Adverse Effect on the Live Earth Parties.

(b) There are no Proceedings pending or, to the Knowledge of the Live Earth Parties, threatened, against or affecting any Live Earth Company, at law or in equity, or before or by any Governmental or Regulatory Authority and no notice of any Proceeding, pending or, to the Knowledge of the Live Earth Parties, threatened, has been received by any Live Earth Company that would reasonably be expected to have a Material Adverse Effect on such Live Earth Company.

(c) Since January 1, 2008, the Live Earth Companies have conducted and are conducting their respective operations in material compliance with the Law, and no Live Earth Company has received any notification of any asserted present or past unremedied failure by it to comply with any Law, in either case that would reasonably be expected to have a Material Adverse Effect on such Live Earth Company.

3.20  Taxes.

(a) Each Live Earth Company has timely filed all federal and other material Tax Returns that it was required to file for all taxable periods in all jurisdictions in which each Live Earth Company has established a taxable presence beginning after December 31, 2007, and ending on or before the Closing Date, and has paid all material Taxes. Except as set forth on Section 3.20 of the Disclosure Schedule, none of the Live Earth Companies has waived any statute of limitations in respect of Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency for any taxable period beginning after December 31, 2007. None of the Tax Returns for any Live Earth Company for any taxable period beginning after December 31, 2007 is currently the subject of audit by a Taxing authority.

(b) None of the Live Earth Companies is a party to any Tax allocation or sharing agreement. None of the Live Earth Companies has been a member of an affiliated group filing a consolidated federal Tax Return for any Taxable period beginning after December 31, 2007 and, except as set forth on Section 3.20 of the Live Earth Disclosure Schedule, no Live Earth Company has received written notice of any claim, whether pending or threatened, for Taxes for any taxable period beginning after December 31, 2007; there are no requests for rulings in respect of any Taxable period beginning after December 31, 2007 pending by any Live Earth Company with any Tax Authority; except as set forth on Section 3.20 of the Live Earth Disclosure Schedule, no material penalty or deficiency in respect of any Taxes which has been assessed against any Live Earth Company for any taxable period beginning after December 31, 2007 remains unpaid.

(c) (i) No Live Earth Company is a subchapter S corporation within the meaning of Sections 1361 and 1362 of the Internal Revenue Code of 1986, as amended (“Code”), (ii) Live Earth Company is, or owns any equity interests in, any “qualified subchapter S subsidiary” within the meaning of Sections 1361(b)(3)(B) and 1362 of the Code, (iii) to the Knowledge of the Live Earth Parties, since January 1, 2008, each of SF, Live Earth Funding, LLC and NA are and always have been disregarded entities for U.S. federal income tax purposes, and (iv) to the Knowledge of the Live Earth Parties, since January 1, 2008, both CC and BR are and always have been partnerships for U.S. federal income tax purposes.

(d) To the Knowledge of the Live Earth Parties, there are no Liens on any of the assets of any Live Earth Company that arose in connection with any failure (or alleged failure) to pay any Tax. Further, to the Knowledge of the Live Earth Parties, all of the assets of the Live Earth Companies and the Transferred Assets have been properly listed and described on the property tax rolls for all periods prior to and including the Closing Date, and no portion of the assets of the Live Earth Companies or the Transferred Assets constitute omitted property for property tax purposes.

3.21  Completeness; No Defaults.  Except as set forth on Section 3.21 of the Live Earth Disclosure Schedule, Live Earth has made available to the WCA Parties true, correct and complete copies of: (a) the operating agreements, as amended, and record and minute books of each Live Earth Company with respect to matters occurring on or after January 1, 2008 and (b) each lease, instrument, agreement, license, permit, certificate or other document that are included on Section 3.12, Section 3.13 and Section 3.14 of the Live Earth Disclosure Schedule (collectively, the “Delivered Documents”). No Live Earth Party hereto is in material default under any of the Delivered Documents.

3.22  Government Contracts.  Except as set forth on Section 3.22 of the Live Earth Disclosure Schedule, no Live Earth Company is now, and since January 1, 2008, has not been, a party to any governmental contract subject to price redetermination or renegotiation.

3.23  Absence of Changes.  Except as set forth in Section 3.23 of the Live Earth Disclosure Schedule, since September 30, 2009 there has not been:

(a) any event having a Material Adverse Effect on the financial condition, assets, liabilities (contingent or otherwise), income or business of any Live Earth Company;

(b) any damage, destruction or loss (whether or not covered by insurance), change in zoning, or change in any law, rule, regulation, ordinance, or permit condition, materially adversely affecting the properties or business of any Live Earth Company or any Transferred Asset with a value in excess of $20,000;

(c) any change in the authorized or outstanding limited liability company interests of any Live Earth Company or any grant of any options, warrants, calls, conversion rights or commitments;

(d) any declaration or payment of any dividend or distribution in respect of the limited liability company interests or any direct or indirect redemption, purchase or other acquisition of any of the limited liability company interests of any Live Earth Company;

(e) any bonus or any increase in the compensation, sales commissions, fringe benefits or fee arrangement payable or to become payable by any Live Earth Company to any of its officers, directors, employees, consultants or agents or any change in the method by which sales commissions are calculated and paid;

(f) any work interruptions, labor grievances or claims filed or, to the Knowledge of the Live Earth Parties, any proposed law or regulation or any event or condition of any character, that could reasonably be expected to have a Material Adverse Effect on the business or future prospects of the Live Earth Companies;

(g) any sale or transfer, or any agreement to sell or transfer, other than in the ordinary course, any assets, property or rights of any Live Earth Company to any Person;

(h) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to any Live Earth Company;

(i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in the assets, property or rights of any Live Earth Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

(j) any purchase or acquisition, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets of any Live Earth Company;

(k) any waiver of any material rights or claims of any Live Earth Company;

(l) any breach, amendment, termination, notice of non-renewal or material changes in the terms and conditions of any material contract, agreement, license, permit or other right to which any Live Earth Company is a party that would reasonably be expected to have a Material Adverse Effect on any Live Earth Company; or

(m) any transaction by any Live Earth Company outside the ordinary course of its business.

3.24  Deposit Accounts; Powers of Attorney.

(a) Set forth on Section 3.24(a) of the Live Earth Disclosure Schedule is a list, as of the date of this Agreement, of: (i) the name of each financial institution in which each such Live Earth Company has accounts or safe deposit boxes; (ii) the names in which such accounts or boxes are held; and (iii) the type of accounts.

(b) No Person holds a general or special power of attorney from any Live Earth Company or any of its subsidiaries.

(c) Set forth on Section 3.24(c) of the Live Earth Disclosure Schedule is a list of all financial assurance instruments issued by or on behalf of each Live Earth Company, including the names of the surety, the obligee and the obligor for each such instrument, the penal sum for each such instrument, the purpose of such instrument, and the termination or renewal date of each such instrument.

3.25  Proprietary Rights.  Except as set forth on Section 3.25 of the Live Earth Disclosure Schedule, no Live Earth Company owns or has any right or interest in any registered trademarks, trade names, patents, patent applications or registered copyrights (“Intellectual Property”) or any license or assignment with respect thereto. No Live Earth Company has granted to any third party a License or other authorization to use any Intellectual Property of such Live Earth Company (except to any other one or more of the Live Earth Companies), except as set forth on Section 3.25 of the Live Earth Disclosure Schedule and no third party owns any ownership interest in or holds any claim, Lien or other encumbrance, on any Live Earth Company’s Intellectual Property. No Live Earth Party has received any notification that any Live Earth Company has infringed upon or is infringing upon, or has engaged in or is engaging in any unauthorized use or misappropriation of, any Intellectual Property owned by or belonging to any other Person that would reasonably be expected to have a Material Adverse Effect on such Live Earth Company; and there is no pending or, to the Knowledge of the Live Earth Parties, threatened claim, and no basis for the assertion of any valid claim, against any Live Earth Company with respect to any such infringement, unauthorized use or misappropriation. Except for software used in connection with the operation of the Live Earth Companies, no Live Earth Company has entered into any licensing agreements to use the Intellectual Property of third parties, and no Live Earth Company owes to any third parties royalties for the use of Intellectual Property.

3.26  Relations with Governments.  Since January 1, 2008, no Live Earth Company nor to the Knowledge of the Live Earth Parties, any shareholder, member, manager, director, officer, agent, employee or other person acting on behalf of any Live Earth Company, has used any funds of any Live Earth Company for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others. Each Live Earth Company has adequate financial controls to prevent such improper or unlawful contributions, payments, gifts, entertainment or expenditures. To the Knowledge of the Live Earth Parties, no Live Earth Company or any partner, shareholder, member, manager, director, officer, agent, employee or other person acting on behalf of any Live Earth Company, has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. To the Knowledge of the Live Earth Parties, the Live Earth Companies have at all times complied, and are in compliance, in all material respects, with the Foreign Corrupt Practices Act and in all material respects with all foreign laws and regulations relating to prevention of corrupt practices.

3.27  Environmental Matters.  The Live Earth Companies and the Live Earth Parties have delivered to the WCA Parties all of the material correspondence, agreements, notices or other documents related to the items set forth on Section 3.27 of the Live Earth Disclosure Schedule.

Except as set forth in Section 3.27 of the Live Earth Disclosure Schedule:

(a) the Live Earth Companies and all property (whether real or personal) which is or was formerly leased, used, operated, owned or managed in whole or in part in any manner by any Live Earth Company or any of its organizational predecessors (individually, any “Business Facility”, and collectively, the “Business Facilities”) and all operations of the Live Earth Companies and their respective Business Facilities, to the Knowledge of the Live Earth Parties, are in material compliance and have, to the Knowledge of the Live Earth Parties, been in material compliance with all applicable Environmental Laws;

(b) each Live Earth Company and its Business Facilities has obtained and is in material compliance with all material permits, Licenses, registrations, approvals and other authorizations (including all applications for all of the foregoing) required under any Environmental Law for the business of such Live Earth Company as currently conducted (collectively, “Environmental Permits”), and Section 3.27(b) of the Live Earth Disclosure Schedule contains an accurate and complete listing of all of the Business Facilities and all of the material Environmental Permits of each Live Earth Company;

(c) there is no present, or to the Knowledge of the Live Earth Parties, past event, condition or circumstance that may reasonably be expected to interfere with the conduct of any Live Earth Company’s business in the manner now conducted relating to such Live Earth Company’s compliance with Environmental Laws or which constitutes a material violation thereof, or which could reasonably be expected to have a Material Adverse Effect upon the Live Earth Parties;

(d) during the term of each Live Earth Company’s ownership of or control of its Business Facilities (the “Ownership Term”), each Live Earth Company and its respective Business Facilities, and any operations thereon, have not been and are not currently subject to an Environmental Claim;

(e) there are no Environmental Claims or investigations pending or, to the Knowledge of the Live Earth Parties, threatened, involving the release or threat of release of any Polluting Substances from or on (i) any Business Facility of any Live Earth Company, or (ii) any other property where Polluting Substances generated by any Live Earth Company or originating from any Business Facility of any Live Earth Company have been recycled, stored, treated, released or disposed, or (iii) any property to which Polluting Substances were transported by any Live Earth Company or (iv) any property on which any Live Earth Company performs or performed Remediation;

(f) to the Knowledge of the Live Earth Parties, there are no Polluting Substances on any Business Facility of any Live Earth Company in an amount or concentration which would require reporting to any governmental authority or Remediation to comply with the requirements of Environmental Laws and which have not been so reported;

(g) to the Knowledge of the Live Earth Parties, no Live Earth Company has undertaken Remediation or other decontamination or cleanup of any facility or site or entered into any agreement or extended any offer for the payment of costs associated with such activity;

(h) to the Knowledge of the Live Earth Parties, each Live Earth Company has filed all material notices, notifications, financial assurance, applications and all similar documents which are required to be obtained or filed for the operation of its business or the use or operation of any of its Business Facilities and has not received any notification that such filings are incomplete or insufficient;

(i) to the Knowledge of the Live Earth Parties, there are no Environmental Claims for which any Live Earth Company has failed to notify its insurers within contractually required notice periods or for which insurers have denied coverage or reserved their rights to deny coverage;

(j) to the Knowledge of the Live Earth Parties, there are no false or misleading statements in any current or prior Environmental Permit relating to any Live Earth Company or any of its Business Facilities;

(k) except as set forth on Section 3.27(k) of the Live Earth Disclosure Schedule, the transactions contemplated by this Agreement will not require the amendment or transfer of any of the Environmental Permits;

(l) no Live Earth Company is now, and to the Knowledge of the Live Earth Parties, no Live Earth Company is reasonably expected to be in the future (based solely upon the Environmental Laws as they exist on the Closing Date), as a result of the operation or condition of any Business Facility of any Live Earth Company or the businesses thereon as conducted since January 1, 2008 or at Closing, subject to any: (i) contingent liability in connection with any release or threatened release of Polluting Substances into the environment other than the normal or routine disposal of solid waste, whether on or off the Properties or any Business Facility of any Live Earth Company; (ii) reclamation, decontamination or Remediation requirements under Environmental Laws, or any reporting requirements related thereto, except for ordinary closure requirements under Environmental Laws; or (iii) consent order, compliance order or administrative order relating to or issued under any Environmental Law;

(m) except as set forth on Section 3.27(m) of the Live Earth Disclosure Schedule, there are no obligations, undertakings or liabilities arising out of or relating to Environmental Laws which any Live Earth Company has agreed to, assumed or retained, by contract or otherwise, except as required by Environmental Law or referenced in the Environmental Permits; and

(n) to the Knowledge of the Live Earth Parties, there are no, nor have there ever been any, storage tanks on or under any Business Facility of any Live Earth Company, and all Business Facilities of the Live Earth Companies containing such tanks during the Ownership Term has been remediated in compliance with all Environmental Laws.

3.28  No Broker’s or Finder’s Fees.  No agent, broker, investment banker, person or firm has acted directly or indirectly on behalf of the Live Earth Parties or any Live Earth Company in connection with this Agreement or the transactions contemplated herein who will be entitled to any broker’s or finder’s fee or any other commission or similar fee or expense, directly or indirectly, in connection with this Agreement or the transactions contemplated herein.

3.29  Litigation.  Except as set forth in Section 3.29 of the Live Earth Disclosure Schedule, there are no Proceedings pending or, to the Knowledge of the Live Earth Parties, threatened against any Live Earth Company, or challenging the validity or propriety of the transactions contemplated by this Agreement or any Environmental Permit or other permit or governmental authorization; to the Knowledge of the Live Earth Parties, there is no basis or ground for any such Proceedings; and there is no outstanding order, writ, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal against any Live Earth Company or the Live Earth Parties or their respective assets, which relates to or could have a Material Adverse Effect on any Live Earth Company. Set forth on Section 3.29 of the Live Earth Disclosure Schedule are all Proceedings known to the Live Earth Parties or that have commenced since January 1, 2008 to which any Live Earth Company was a party, or which, to the Knowledge of the Live Earth Parties, were threatened against any Live Earth Company, or which relate in any manner to the assets of any Live Earth Company.

3.30  Proxy Statement; Disclosure.  To the Knowledge of the Live Earth Parties, the representations and warranties contained in this Agreement and the Live Earth Disclosure Schedule do not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein not misleading. Except as set forth on Section 3.30 of the Live Earth Disclosure Schedule, the information with respect to the Live Earth Parties that the Live Earth Parties furnish in writing to WCA Parent for use in the Proxy Statement (defined below), and any amendments or supplements thereto, when filed by WCA Parent with the Securities and Exchange Commission (“SEC”), or when distributed or otherwise disseminated to WCA Parent’s stockholders, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.  Representations and Warranties of the WCA Parties.  Prior to or upon the execution of this Agreement, the WCA Parties have delivered to Live Earth a schedule (the “WCA Parties’ Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in any provision hereof or as an exception to one or more representations or warranties contained in Article 4. The inclusion of any information in the WCA Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material to the WCA Parties, has resulted in or would result in a Material Adverse Effect, or is outside the ordinary course of business.

The WCA Parties make the following representations and warranties jointly and severally, and represent and warrant that all of the following representations and warranties are true as of the date of this Agreement and shall be true on the Closing Date:

4.1  Organization; Standing and Power.  The WCA Parties are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have all requisite power and authority to own, operate and lease its properties and to carry on its business in the places and in the manner as now being conducted. The WCA Subs are limited liability companies duly organized, validly existing and in good standing under the laws of its state of organization and have all requisite power and authority to own, operate and lease its properties and to carry on its business in the places and in the manner as now being conducted.

4.2  Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of the WCA Parent consists of 50,000,000 shares common stock and 8,000,000 shares of preferred stock. No other capital stock is authorized. As of December 8, 2009, there were 16,497,686 shares of WCA Parent common stock and 869,770 shares of WCA Parent preferred stock outstanding, and 1,073,957 shares of WCA common stock and no shares of WCA Parent preferred stock held in WCA Parent’s treasury. As of the date of this Agreement, no shares of WCA Parent common stock were reserved for issuance, except that 10,000,661 shares of WCA Parent common stock were reserved for issuance upon the conversion of WCA Parent preferred stock and the exercise of long-term stock awards, stock options and other equity-type rewards pursuant to the Third Amended and Restated 2004 WCA Waste Corporation Incentive Plan, effective as of June 1, 2005 (the “WCA Parent Stock Plan”). All of the issued and outstanding shares of WCA Parent common stock and preferred stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the equity awards and WCA Parent preferred stock set forth above, the WCA Parent does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of WCA Parent common stock or any other equity securities of WCA Parent or any securities representing the right to purchase or otherwise receive any shares of WCA Parent common stock or preferred stock.

(b) Section 4.2(b) of the WCA Parties’ Disclosure Schedule attached hereto sets forth a true and correct list of all of WCA Parent’s Subsidiaries as of the date of this Agreement. WCA parent owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the subsidiaries of the WCA Parent, free and clear of all Liens other than Permitted Liens, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of the WCA Parent has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such subsidiary.

4.3  Authorization, Validity and Effect of Agreements; Non-contravention.

(a) This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of the WCA Parties enforceable in accordance with their terms, subject to (i) applicable bankruptcy, insolvency or other similar laws relating to creditor’s rights generally and (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The execution and delivery of this Agreement by the WCA Parties does not, and the consummation of the transactions contemplated hereby by the WCA Parties will not except as set forth on Section 4.3(b) of the WCA Parties’ Disclosure Schedule, (i) require the consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any third party; (ii) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any Lien upon any part of the property of the WCA Parties pursuant to any provision of any order, judgment, arbitration award, injunction, decree, indenture, mortgage, lease, license, lien, or other agreement or instrument to which any the WCA Parties is a party or by which it is bound; or (iii) violate or conflict with any provision of the respective Certificates of Incorporation or Bylaws, each as amended to the date hereof and as applicable, of the WCA Parties.

4.4  SEC Reports; Financial Statements.

(a) Since January 1, 2007, WCA Parent has filed all reports, schedules, forms, statements and other documents required to be filed by WCA Parent under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except to the extent corrected by subsequent SEC Reports or amendments to a prior SEC Report, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of WCA Parent included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(b) WCA Parent maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that information required to be disclosed by WCA Parent is recorded and reported on a timely basis to the individuals responsible for the preparation of WCA Parent’s filings with the SEC and other public disclosure documents.

The WCA Parties maintain internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). WCA Parent has completed an evaluation of the effectiveness of its internal control over financial reporting in compliance with Section 404 of the Sarbanes Oxley Act for the year ended December 31, 2008, and such evaluation concluded that such controls were effective. WCA Parent has disclosed and identified, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date hereof, for WCA Parent’s auditors and the audit committee of WCA Parent’s board of directors (i) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect WCA Parent’s ability to record, process, summarize and report financial information, (ii) any material weaknesses in internal control over financial reporting and (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in WCA Parent’s or its subsidiaries’ internal control over financial reporting.

(c) Since the date of the latest unaudited financial statements included within the SEC Reports, there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect with respect to WCA Parent. Since September 30, 2009, the WCA Parties each (i) has been operated in all material respects in the ordinary course of business and (ii) has not made any material changes in its respective capital or corporate structures.

4.5  Litigation.  Except as set forth in the SEC Reports, there are no Proceedings pending or, to the Knowledge of the WCA Parties, threatened against any WCA Party, or challenging the validity or propriety of the transactions contemplated by this Agreement; to the Knowledge of the WCA Parties and the Live Earth Parties, there is no basis or ground for any such Proceedings; and there is no outstanding order, writ, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal against any WCA Party or their respective agents, which relates to or would reasonably be expected to have a Material Adverse Effect on any WCA Party.

4.6  Insurance.  The WCA Parties are presently insured, and since January 1, 2007, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. Except as would not reasonably be expected to have a Material Adverse Effect on the WCA Parties, all of the insurance policies and bonds maintained by the WCA Parties outside the ordinary course of its business are in full force and effect, the WCA Parties are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

4.7  Conformity with Law.

(a) Except as set forth in the SEC Reports, there are no Proceedings pending or, to the Knowledge of the WCA Parties, threatened against or affecting any WCA Party, at law or in equity, or before or by any Governmental or Regulatory Authority and no notice of any Proceeding, pending or, to the Knowledge of the WCA Parties, threatened, has been received by any WCA Party that would reasonably be expected to have a Material Adverse Effect on such WCA Party.

(b) Except as set forth in the SEC Reports, the WCA Parties have conducted and are conducting their respective operations in material compliance with the Law, and to the Knowledge of the WCA Parties, no WCA Party has received any notification of any asserted present or past unremedied failure by it to comply with any Law that would reasonably be expected to have a Material Adverse Effect on such WCA Party.

4.8  Relations with Governments.  No WCA Party nor to the Knowledge of the WCA Parties, any shareholder, member, manager, director, officer, agent, employee or other person acting on behalf of any WCA Party, has used any funds of any WCA Party for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others. Each WCA Party has adequate financial controls to prevent such improper or unlawful contributions, payments, gifts, entertainment or expenditures. To the Knowledge of the WCA Parties, no WCA Party, partner, shareholder, member, manager, director, officer, agent, employee or other person acting on behalf of any WCA Party, has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. To the Knowledge of the WCA Parties, the WCA Parties have at all times complied, and are in compliance, in all material respects, with the Foreign Corrupt Practices Act and in all material respects with all foreign laws and regulations relating to prevention of corrupt practices.

4.9  Contracts and Commitments.

(a) Except for this Agreement, no WCA Party is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) which (i) is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date hereof that has not been filed or incorporated by reference in the SEC Reports or (ii) which materially restricts the conduct of any line of business by the WCA Parties. Each contract, arrangement, commitment or understanding of the type described in this Section 4.9 is referred to herein as a “WCA Contract.”

(b) Each WCA Contract is a valid and binding obligation of the each such WCA Party which is a party thereto and, to the Knowledge of the WCA Parties, of each other party thereto, is in full force and effect, except where such failure to be in full force and effect would not have or be reasonably likely to have a Material Adverse Effect on the WCA Parties. The WCA Parties have performed all obligations required to be performed by them to date under each WCA Contract, except where such nonperformance, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect. No event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of the WCA Parties any such WCA Contract, except where such default, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect. To the Knowledge of the WCA Parties, no other party to any WCA Contract is in default under the terms of any WCA Contract, except where such default, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect.

4.10  Absence of Certain Changes or Events.

(a) Except as disclosed in the SEC Reports filed prior to the date hereof, since September 30, 2009, no event has occurred which has caused, or is reasonably likely to cause, individually or in the aggregate, a Material Adverse Effect on the WCA Parties.

(b) Since September 30, 2009:

(i) each WCA Party has been operated in all material respects in the ordinary course of business;

(ii) no WCA Party has made any material changes in its respective capital or corporate structures;

(iii) no Person (including the WCA Parties) has accelerated, terminated, modified or cancelled any material contract, agreement or other instrument or arrangements by which any WCA Party is bound or affected or to which any WCA Party is a party;

(iv) no WCA Party has permitted any material Lien or claim against any WCA Party’s assets outside the ordinary course of business and no event has occurred which would reasonably be expected to result in a material impairment to any significant asset of any WCA Party;

(v) no WCA Party has made any material investment in or loan to any other Person or incurred any material indebtedness to any other Person;

(vi) there are no Environmental Claims or investigations pending, or to the Knowledge of the WCA Parties, threatened, against any WCA Party that would reasonably be expected to be disclosed in any report filed by WCA Parent pursuant to the Exchange Act;

(vii) no WCA Party has received any written notice of any claim, whether threatened or pending, for any material Taxes or notice of any material penalty or deficiency in respect of any Taxes that has been assessed against any WCA Party and no other event has occurred that would be reasonably be expected to cause a material increase in the WCA Parties’ Tax reserves or effective Tax rate; and

(viii) each WCA employee benefit plan (as the term is defined in Section 3(3) of ERISA, and other arrangements or agreement providing benefits to any employee or former employee of WCA Parent, its Subsidiaries or any ERISA Affiliate (collectively, the “WCA Plans”) has been operated and administered in all material respects in accordance with its terms and applicable law, no WCA Party has received notice of any material claims, whether threatened or pending (other than routine claims for benefits) by, on behalf of or against any WCA Plans or trusts related thereto and no other event has occurred that would reasonably be expected to cause any WCA Party to record a material liability or impairment to the value of any assets held with respect to the WCA Plans.

4.11  Proxy Statement.  The Proxy Statement or any other document filed with any other regulatory agency in connection herewith, and any amendments or supplements thereto, when filed by WCA Parent with the SEC or any other Governmental or Regulatory Authority, or when distributed or otherwise disseminated to WCA Parent’s stockholders, as applicable, will comply as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder and other applicable Laws will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.12  Required Vote.  No vote of the stockholders of the WCA Parent is required by law, WCA Parent’s certificate of incorporation or bylaws or otherwise to approve this Agreement and the transactions contemplated hereby other than the vote of stockholders of WCA Parent to approve the issuance of the Securities pursuant to the transactions contemplated by this Agreement as required by the rules of NASDAQ.

4.13  Financial Capability.  As of the Closing, WCA Parent will have sufficient funds to deliver the Cash Purchase Price as and when due, and to consummate the transactions contemplated by this Agreement.

4.14  Valid Issuance of the Securities.  The Securities, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will be free of restrictions on transfer and pre-emptive rights other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The Earn-Out Shares have been duly and validly reserved for issuance.

4.15  Offering.  The offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration or qualification requirements of the Securities Act, and any applicable state securities laws, and neither the WCA Parent nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

5.  Covenants of Both Parties

5.1  Live Earth Tax Covenants.

(a) For purposes of the taxable year in which the transaction contemplated by this Agreement shall close, the Live Earth Parties, at the Live Earth Parties’ sole cost and expense, shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Live Earth Companies for all periods ending on or prior to the Closing Date. The Live Earth Parties shall pay all Taxes attributable to the Live Earth Companies for the period prior to Closing in the normal course of the Live Earth Parties’ businesses.

(b) Each Live Earth Company that is a partnership for Tax purposes, including, but not limited to, CC and BR, shall make elections pursuant to Internal Revenue Code Section 754 in their final partnership Tax returns for the period ending on the Closing Date.

(c) Cooperation on Tax Matters.

(i) The Parties shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Agreement and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Parties agree (A) to retain all books and records with respect to Tax matters pertinent to each of the Live Earth Companies relating to any taxable period beginning before the Closing until the expiration of the statute of limitations (unless, prior to such expiration, the WCA Parties deliver a written notice to Live Earth requesting that such books and records be retained and specifying the additional retention period) of the respective taxable periods and to abide by all record retention agreements entered into with any Taxing Authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, the WCA Parties or the Live Earth Parties, as the case may be, shall allow the other Party to take possession of such books and records.

(ii) The WCA Parties and the Live Earth Parties further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental or Regulatory Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

5.2  Regulatory and Other Approvals.  The WCA Parties will, as promptly as practicable, (i) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of the WCA Parties to consummate the transactions contemplated by this Agreement or the Transaction Documents, (ii) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as the Live Earth Parties or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (iii) cooperate with the Live Earth Parties in connection with the performance of its obligations under this Section 5.2. To the extent that any involvement from any Live Earth Party is needed, the Live Earth Parties agree to cooperate with and assist the WCA Parties in the performance of its obligations under this Section 5.2. The WCA Parties will provide prompt notification to Live Earth when any such consent, approval, action, filing or notice above is obtained, taken, made or given, as applicable, and will advise Live Earth of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Transaction Documents.

5.3  Interim Conduct of the Business.  Until Closing, the Live Earth Parties will conduct their businesses only in the ordinary and usual course consistent with past practice. Without limiting the generality of the foregoing, each Live Earth Party will use commercially reasonable efforts to:

(a) preserve intact its relationships with suppliers, customers, employees, creditors, and others having business dealings with the Live Earth Companies;

(b) maintain in full force and effect its existing policies of insurance which affect the Live Earth Companies;

(c) preserve, protect and maintain the Transferred Assets, ordinary wear and tear excepted;

(d) continue performance in the ordinary course of its obligations under the Contracts and other obligations; and

(e) take no action which would interfere with or prevent performance and consummation of this Agreement, including without limitation solicitation from any other Person, any inquiries or proposals related to the disposition of all or any portion of the Transferred Assets or the Live Earth Companies, or pursuing or engaging in discussions with respect thereto.

5.4  WCA Parent’s Approval of Certain Transactions.  Until Closing, with respect to the Transferred Assets and the operation of the Acquired Businesses, the Live Earth Parties shall not, without WCA Parent’s prior written consent, directly or indirectly:

(a) incur, commit to incur or permit to be incurred any debt or other obligation or liability, which increases the Assumed Liabilities or results in the creation of a Lien other than a Permitted Lien on any of the Transferred Assets or any asset of a Live Earth Company;

(b) sell, assign, transfer, license or otherwise dispose of any interest in any Transferred Asset or any asset of a Live Earth Company other than in the ordinary course of business;

(c) enter into any lease of real or personal property or any renewals thereof involving a rental obligation other than in the ordinary course of business;

(d) permit any Lien other than a Permitted Lien or claims against any Transferred Assets or any assets of a Live Earth Company;

(e) enter into any transaction, contract or commitment outside of the ordinary course of business, waive any right, cancel any debt or claim, or voluntarily suffer any extraordinary loss;

(f) make any capital expenditure or commitments for additions to property, plant or equipment constituting capital assets on behalf of the Live Earth Companies in an aggregate amount exceeding $100,000; or

(g) enter into any agreement to do or engage in any of the foregoing.

5.5  Stockholder Meeting.  WCA Parent shall establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “WCA Stockholder Meeting”) as promptly as practicable after the date hereof for the purpose of voting on the matters requiring Stockholder Approval (as defined below); provided, that (i) if WCA Parent is unable to obtain a quorum of its stockholders at such time, WCA Parent may adjourn or postpone the date of the Stockholder Meeting by no more than five business days and WCA Parent shall use commercially reasonable efforts during such five-business-day period to obtain such a quorum as soon as practicable, and (ii) WCA Parent may delay, adjourn or postpone the WCA Stockholder Meeting to the extent (and only to the extent) WCA Parent reasonably determines that such delay, adjournment or postponement is required by applicable Law to comply with any comments made by the SEC with respect to the Proxy Statement or otherwise. The board of directors of WCA Parent shall at all times prior to and during such meeting recommend approval by its stockholders and shall take all reasonable lawful action to solicit such approval by its stockholders; provided that nothing in this Agreement shall prevent the board of directors of WCA Parent from withholding, withdrawing, amending or modifying its recommendation if the board of directors of WCA Parent determines, after consultation with its outside counsel, that such action is legally required in order for the directors to comply with their fiduciary duties to WCA Parent stockholders under applicable law

5.6  Proxy Statement.

(a) WCA will use its best efforts to prepare and file a preliminary proxy statement with the SEC with respect to the Stockholder Approval (defined below) (the “Proxy Statement”) no later than December 9, 2009.

(b) WCA Parent agrees to prepare and file the Proxy Statement with the SEC in connection with the issuance of the Securities under this Agreement. The Live Earth Parties shall prepare and furnish such information relating to it and its directors, officers and equity holders as may be reasonably required in connection with the above referenced documents based on its knowledge of and access to the information required for said documents, and the Live Earth Parties, and its legal, financial and accounting advisors, shall have the right to review and approve (which approval shall not be unreasonably withheld or delayed) the Proxy Statement prior to its filing. The Live Earth Parties agree to cooperate with the WCA Parties and the WCA Parties’ a counsel and accountants in requesting and obtaining appropriate consents and letters from its independent auditor in connection with the Proxy Statement. WCA Parent, after consultation with Live Earth, will use all reasonable efforts to promptly respond to any comments made by the SEC with respect to the Proxy Statement. WCA Parent shall (i) provide Live Earth and its counsel with copies of any written comments, and advise Seller and its counsel of any oral comments, with respect to the Proxy Statement received from the SEC or its staff, (ii) provide Live Earth and its counsel a reasonable opportunity to review the WCA Parent’s proposed response to such comments, (iii) include in the WCA Parent’s written response to such comments any reasonable comments proposed by Live Earth and its counsel and (iv) provide Live Earth and its counsel a reasonable opportunity to participate in any discussions or meetings with the SEC. No amendment to the Proxy Statement or supplemental materials related thereto will be filed by WCA Parent without the approval of Live Earth (which approval shall not be unreasonably withheld, conditioned or delayed). The WCA Parties also agree to use their reasonable best efforts to obtain all necessary state securities Law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this

Agreement. After the SEC has confirmed that it will not review or has no further comments on the Proxy Statement, WCA Parent shall promptly mail the Proxy Statement to its stockholders.

(c) WCA Parent agrees that the Proxy Statement at the date(s) of mailing to WCA Parent’s stockholders and at the time of the WCA Stockholder Meeting, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of Live Earth and WCA Parent further agree that if such Party shall become aware prior to the WCA Stockholder Meeting of any information furnished by such Party that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other Parties thereof and to take the necessary steps to correct the Proxy Statement.

(d) WCA Parent agrees to advise Live Earth, promptly after WCA Parent receives notice thereof, of the time when the Proxy Statement or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of WCA Parent common shares for offering or sale in any jurisdiction, of the initiation or, to the extent WCA Parent is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Proxy Statement or for additional information.

5.7  NASDAQ Listing.  WCA Parent agrees to list, prior to the Closing, on NASDAQ the Securities to be issued hereunder.

5.8  Pre-Closing Access.  The Live Earth Parties agree that upon reasonable notice and subject to applicable Laws relating to the exchange of information, between the date of this Agreement and the Closing, the Live Earth Parties will permit representatives of the WCA Parties to have access at all reasonable times, and in a manner so as not to interfere unreasonably with the normal business operations of the Live Earth Companies, to the premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Transferred Assets and Live Earth Companies and to the Live Earth Company Employees. The WCA Parties agree that upon reasonable notice and subject to applicable Laws relating to the exchange of information, between the date of this Agreement and the Closing, the WCA Parties will permit representatives of the Live Earth Parties to have access at all reasonable times, and in a manner so as not to interfere unreasonably with the normal business operations of the WCA Parties to the properties, personnel, books, records (including Tax records and work papers of independent auditors), contracts, and documents relating to the WCA Parties that the Live Earth Parties may reasonably request.

5.9  Employee Matters.  Except as may be required by Law, the Live Earth Parties will refrain from directly or indirectly:

(a) making any material representation or promise, oral or written, to any Live Earth Company Employee concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any Live Earth Company Employee under the terms of any Benefit Plan;

(b) making any increase in the salary, wages or other compensation of any Live Earth Company Employee by an amount of 2% or greater over the salary, wages or other compensation of such Live Earth Company Employee on the date hereof, except as set forth in Section 5.9 of the Live Earth Disclosure Schedule;

(c) adopting, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement with respect to the Acquired Businesses or any of the Live Earth Company Employees, or amending, modifying or terminating (partially or completely) any such Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law; or

(d) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Live Earth Company Employees or (ii) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Live Earth Company Employees.

Live Earth will administer each Benefit Plan, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of the Code, ERISA and all other applicable Laws. Live Earth will promptly notify WCA Parent in writing of each receipt by the Live Earth Parties (and furnish WCA Parent with copies) of any notice of investigation or administrative proceeding by the IRS, Department of Labor, the Pension Benefit Guaranty Corporation or other Person involving any Benefit Plan.

5.10  Live Earth Business.  The WCA Parties agree that, prior to December 31, 2012, in the event of any transaction that results in a change in control of the Live Earth Companies they will cause any party who acquires the Live Earth Companies to assume the WCA Parties obligations under Section 2.2 and this Section 5.10. The WCA Parties agree that prior to December 31, 2012 they will prepare separate financial statements for the Live Earth Business sufficient for the Parties to determine the EBITDA calculations in accordance with Section 2.2. The WCA Parties agree that prior to December 31, 2012 they will continue to operate the Live Earth Companies in a commercially reasonable manner and will not take actions intended to materially limit the ability of the Live Earth Companies to meet the EBITDA goals for Earn-Out 1 and Earn-Out 2.

5.11  Notice of Developments.  Each Party will give prompt written notice to the other Party of any fact, event or circumstances known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect or (ii) would cause or constitute a material breach of any of its representations, warranties or covenants in this Agreement. No disclosure by any Party pursuant to this Section, however, shall be deemed to amend or supplement any schedule hereto or to prevent or cure any misrepresentation or breach of warranty.

5.12  Exclusivity.  No Live Earth Party nor any of its Affiliates will solicit, initiate, or encourage the submission of any proposal or offer from any Person other than the WCA Parties relating to the acquisition of all or substantially all of the assets of any Live Earth Company (including any acquisition structured as a merger, consolidation, or share exchange).

5.13  Confidentiality.  The Live Earth Parties shall not disclose to any Person or make use of any trade secrets or confidential information regarding the Live Earth Companies or the Transferred Assets, other than to disclose such secrets and information to the WCA Parties and its counsel. Without limiting the right of the WCA Parties to pursue all other legal and equitable rights available to it for violation of this Agreement by the Live Earth Parties and their agents, it is agreed that other remedies cannot fully compensate the WCA Parties for such a violation and that the WCA Parties shall be entitled to injunctive relief to prevent violation or continuing violation thereof. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Agreement, any term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

5.14  Publicity.  The Live Earth Parties and the WCA Parties shall consult with each other before issuing any press release or other public disclosure concerning this Agreement or the transactions contemplated hereby. Live Earth shall not issue a press release or other public disclosure without advance approval thereof by WCA Parent except to the extent required by Law. Live Earth shall have the right to review any press release or other public disclosure issued by WCA Parent concerning this Agreement or the transactions contemplated hereby.

5.15  Legal Requirements.  Each of Live Earth Parties and the WCA Parties will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement or the Transaction Documents and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement or the Transaction Documents.

5.16  Further Assurances.  Subject to the terms and conditions of this Agreement, the Live Earth Parties and the WCA Parties each agree to use reasonable best efforts in good faith and to cause to be taken, such further actions and execute such other documents as may be reasonably required to promptly fulfill the conditions to the Closing, permit the consummation of the transactions contemplated under this Agreement and to further secure to each party the rights intended to be conferred hereby and the other agreements ancillary to the transactions contemplated hereby.

5.17  Unwinding of Transaction.

(a) The WCA Parties and the Live Earth Parties acknowledge: (i) that in order for WCA Ohio to own and operate SF, WCA Ohio must satisfy a state required background investigation in connection with, and obtain approval of the Attorney General of the State of Ohio (the “Ohio Attorney General”) and the State of Ohio Environmental Protection Agency (the “Ohio EPA”) of, the acquisition by WCA Ohio of SF (such approval, the “OH EPA Approval”); (ii) that WCA Ohio might never obtain the OH EPA Approval; and (iii) that because the OH EPA Approval may not be received prior to the Closing Date, Ohio Revised Code Section 3734.42(F) (“ORC 3734.42(F)”) requires that this Agreement expressly state that the transactions contemplated hereby are subject to the approval of the Director of the Ohio EPA and contain specific provisions negating such sale in the event that the OH EPA Approval is ultimately denied by the Director of the Ohio EPA. Therefore, the WCA Parties and the Live Earth Parties agree as follows: (x) in the event that WCA Ohio receives correspondence or other documentation from the Ohio Attorney General and/or the Ohio EPA stating that the OH EPA Approval is ultimately denied (the “Denial”), the WCA Parties shall provide written notice of, and a copy of, such Denial to Live Earth by no later than the third business day after the occurrence of one of the following events, whichever is applicable: (A) WCA Ohio’s receipt of the Denial, if WCA Ohio elects not to appeal the Denial, (B) WCA Ohio’s receipt of a written decision from a court or tribunal of competent jurisdiction indicating that an appeal was ultimately not successful in reversing the Denial, if WCA Ohio elects to appeal the Denial, or (C) the expiration of any time period available for appeal of the Denial, if an appeal of such Denial has not otherwise been filed; and (y) upon receipt by Live Earth of the applicable notice pursuant to subparagraph (x) above, the sale shall be immediately negated as provided under ORC 3734.42(F) and the Live Earth Parties and the WCA Parties shall “unwind” or “reverse” the Closing (the “Unwind” or “Unwinding”) in the manner set forth in Section 5.17(b).

(b) In the event the Live Earth Parties and WCA Parties must Unwind the Closing pursuant to Section 5.17(a), the parties shall take the actions set forth below. The Unwinding of the Closing shall take place as promptly as practicable following the determination of the parties to Unwind the Closing pursuant to Section 5.17(a) and the date on which the Unwind shall be effected shall be on such date and at such place as Live Earth and WCA Parent shall mutually agree (the “Unwind Closing Date”).

(i) On the Unwind Closing Date, Live Earth shall (A) take all actions reasonably necessary to assign the Closing Shares to WCA Parent, (B) pay, or cause to be paid to, WCA Parent an amount in cash equal to the Cash Purchase Price, the Comerica Payment and the Other Indebtedness Payments less the Cash Flow resulting from the operation by the WCA Parties of the Live Earth Businesses from the Closing Date to the Unwind Closing Date, and (C) take all such other actions necessary or desirable to “unwind” the actions taken by the parties to effect the Closing and the transactions contemplated thereby, including, but not limited to, taking all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required to “unwind” the transactions contemplated by this Agreement.

(ii) The WCA Parties shall (A) assign the Equity Interests to Live Earth, (B) transfer the Transferred Assets and Assumed Liabilities to Live Earth, and (C) take all such other actions necessary or desirable to Unwind the actions taken by the parties to effect the Closing, including, but not limited to, cooperating with Live Earth in obtaining all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required to Unwind the Closing of the transactions contemplated by this Agreement.

5.18  Bank Lenders Approval.  The WCA Parent shall use commercially reasonable efforts (which shall include, without limitation, the payment of customary consent fees and the reimbursement of customary lender expenses) to obtain the requisite consent of the lenders to the consummation of the transactions contemplated under this Agreement and the Transaction Documents under the WCA Parent’s Revolving Credit Agreement, dated as of July 5, 2006, as amended.

5.19  Landfill Closure; Bonds.  The parties acknowledge that, notwithstanding any limitation of this Agreement to the contrary (other than as required by Section 5.17), at Closing the WCA Parties shall succeed to all the closure and post-closure obligations and liabilities as well as any new, continuing or recurring compliance obligations associated with the landfill located in Fostoria, Ohio owned and operated by SF and the transfer station located in Brockton, Massachusetts owned and operated by CC and BR. Any and all performance bonds, collection bonds and other types of bonds related to the landfill located in Fostoria, Ohio and the transfer station in Brockton, Massachusetts in effect prior to the Closing Date shall be terminated on or prior to the Closing Date and any associated collateral shall be returned as directed by Live Earth. The WCA Parties shall obtain all performance bonds, collection bonds and other types of bonds related to the landfill located in Fostoria, Ohio and the transfer station located in Brockton, Massachusetts and provided financial assurance in connection therewith required by and in accordance with applicable Laws and such bonds shall be effective as of the Closing Date.

5.20  Intercreditor Agreement with Comerica.  WCA Parent and Live Earth shall use their commercially reasonable efforts to enter into an intercreditor agreement pursuant to which in the event the parties Unwind the transactions to be consummated at the Closing, the Comerica Payment will be repaid to WCA Parent in connection with the Unwinding and the secured credit arrangement currently in place between Live Earth and Comerica that is to be terminated at Closing would be reestablished upon the Unwinding.

5.21  Financial Statements.  As promptly as reasonably practicable and in any event on or before the twentieth day of each month from the date hereof to the Closing Date, Live Earth shall deliver to WCA Parent the internal monthly unaudited financial statements (balance sheet, statement of operations and statement of cash flows) of the Live Earth Companies for the prior month.

5.22  Real Property Documents.  As promptly as practicable following the execution hereof, (a) WCA Massachusetts will obtain a commitment for title insurance from Chicago Title Insurance Company (the “Title Insurer”) covering the Live Earth Companies’ Real Property located in Brockton, Massachusetts, together with copies of all documents evidencing title exceptions thereon, and an updated survey of such real property, and (b) WCA Ohio will obtain a commitment for title insurance from the Title Insurer covering the Live Earth Companies’ Real Property located in Fostoria, Ohio, together with copies of all documents evidencing title exceptions thereon, and an updated survey of such real property. Copies of such commitments for title insurance and updated surveys shall be provided to Live Earth.

6.  Survival of Covenants, Representations and Warranties; Indemnification

6.1  Survival of Covenants, Representations, and Warranties.

(a) The representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for the earlier of (i) two (2) years following the Closing Date, or (ii) the date upon which the liability to which any such claim may relate is barred by all applicable statutes of limitation, taking into account any extensions or waivers thereof, and thereafter shall terminate (“Expiration Date”).

(b) No Party shall be obligated to indemnify any other Party pursuant to this Article 6 for any claim that is first made after the Expiration Date. Claims first made prior to the Expiration Date shall be subject to indemnity pursuant to this Article 6 throughout the entirety of the Proceeding or Proceedings arising out of such claim, notwithstanding the fact that such Proceeding or Proceedings may extend beyond the Expiration Date.

6.2  Indemnification by Live Earth.  For claims for indemnification made under this Section 6.2, Live Earth and the parties set forth on Section 6.2 of the Live Earth Disclosure Schedule (solely to the extent of each such parties pro rata interest in Indemnification Shares held in the Closing Shares Escrow) (collectively, the “Live Earth Indemnifying Parties”) will, from and after Closing and during the period prior to the Expiration Date, jointly and severally, unconditionally, absolutely and irrevocably agree to and shall defend, indemnify and hold harmless the WCA Parties and each of their respective subsidiaries, shareholders, affiliates, officers, directors, employees, counsel, accountants, agents, successors, assigns, heirs and legal and personal representatives (the WCA Parties and all such Persons are collectively referred to as “WCA Indemnified Persons”) from and against, and shall reimburse the WCA Indemnified Persons for, each and every Loss paid, imposed on or incurred by the WCA Indemnified Persons relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty of any Live Earth Party under this Agreement, (including the schedules hereto), or any breach or nonfulfillment of any covenant, agreement or other obligation of any Live Earth Party under this Agreement or any Transaction Document delivered pursuant hereto; (b) all Claims arising with respect to facts, conditions, events, operations and circumstances existing prior to the Closing Date other than facts, conditions, events, operations and circumstances (i) disclosed in the Live Earth Disclosure Schedule and (ii) constituting the Assumed Liabilities; provided, however, in the event of any Claim that arises with respect to facts, conditions, events, operations and circumstances arising both before and after the Closing Date, the Live Earth Indemnifying Parties’ indemnification obligations shall be limited to such matters arising with respect to facts, conditions, events, operations and circumstances on or prior to the Closing Date; and (c) the Retained Liabilities.

6.3  Indemnification by the WCA Parties.  For claims for indemnification made under this Section 6.3, the WCA Parties will, from and after Closing and during the period prior to the Expiration Date, jointly and severally, unconditionally, absolutely and irrevocably agree to and shall defend, indemnify and hold harmless Live Earth and its subsidiaries, shareholders, affiliates, officers, directors, employees, counsel, accountants, agents, successors, assigns, heirs and legal and personal representatives (Live Earth and all such Persons are collectively referred to as “Live Earth Indemnified Persons”) from and against, and shall reimburse the Live Earth Indemnified Persons for, each and every Loss paid, imposed on or incurred by Live Earth Party Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of: (a) any inaccuracy in any representation or warranty of any WCA Party under this Agreement, (including the schedules hereto), or any breach or nonfulfillment of any covenant, agreement or other obligation of any WCA Party under this Agreement or any Transaction Document; and (b) the Assumed Liabilities. Notwithstanding the foregoing, in the event the parties are required to Unwind the Closing of the transactions contemplated by this Agreement pursuant to Section 5.17, the WCA Parties will, from and after the Unwind Closing Date and during the period prior to the Expiration Date, jointly and severally, unconditionally, absolutely and irrevocably agree to and shall defend, indemnify and hold harmless the Live Earth Indemnified Persons from and against, and shall reimburse the Live Earth Indemnified Persons for, each and every Loss paid, imposed on or incurred by Live Earth Party Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of all Claims arising with respect to facts, conditions, events, operations and circumstances existing after the Closing Date but prior to the Unwind Closing Date; provided, however, that in the event of any Claim that arises with respect to facts, conditions, events, operations and circumstances arising both before and after the Unwind Closing Date, the WCA Parties’ indemnification obligations shall be limited to such matters arising with respect to facts, conditions, events, operations and circumstances on or prior to the Unwind Closing Date.

6.4  Notice and Defense of Third Party Claims.  If any Proceeding shall be brought or asserted under this Article 6 against an indemnified party or parties or any successor thereto (the “Indemnified Person”) in respect of which indemnity may be sought under this Article 6 from an indemnifying person or persons or any successor or successors thereto (the “Indemnifying Person(s)”), the Indemnified Person shall give prompt written notice of such Proceeding to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; provided, that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. In no event shall any Indemnified Person be required to make any expenditure or bring any cause of action to enforce the Indemnifying Person’s obligations and liability under and pursuant to the indemnifications set forth in this Article 6. In addition, the filing of a Proceeding shall not be required as a condition or prerequisite to the Indemnifying Person’s obligations under this Article 6, if the Indemnified Person is required to expend sums for investigation or remedial purposes as a result of a threatened Proceeding. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing Proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless the Indemnified Person shall in good faith determine that there exist actual or potential conflicts of interest which make representation by the same counsel inappropriate. The Indemnified Person’s right to participate in the defense or response to any Proceeding should not be deemed to limit or otherwise modify its obligations under this Article 6. In the event that the Indemnifying Person, within thirty (30) days after notice of any such Proceeding, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such Proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article 6 to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person’s prior written consent, settle or compromise any Proceeding or consent to the entry of any judgment with respect to any Proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person’s prior written consent, settle or compromise any such Proceeding or consent to entry of any judgment with respect to any such Proceeding that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such Proceeding.

6.5  Payment and Interest.  The Indemnifying Person shall make any payment required to be made under this Section 6.5 in immediately available funds and on demand; provided that the Live Earth Indemnifying Parties may make payments required to be made under this Article 6 through the delivery of all or a portion of the Indemnification Shares pursuant to the terms of the Closing Shares Escrow Agreement, which shall be made on a pro rata basis with respect to each party on Schedule 2.1(f)’s interest in such Indemnification Shares, and until such time as the Indemnification Shares are exhausted. Indemnification Shares shall be deemed to have a per share value equal to the closing sales price of WCA Parent’s common stock as reported on NASDAQ for the ten (10) trading days ending one (1) trading day prior to the date on which such indemnification claim is fully and finally resolved pursuant to the procedures set forth in this Article 6 (the “Share Value”). Any amounts or payments required to be paid by an Indemnifying Person under this Section 6.5 which are not paid within sixty (60) days of receipt by the Indemnifying Person of the Indemnified Person’s demand therefor shall thereafter be deemed delinquent, and the Indemnifying Person shall pay to the Indemnified Person immediately upon demand, interest at the rate of eight percent (8%) per annum, from the date such payment becomes delinquent to the date of payment of such delinquent sums. The WCA Parties and the Live Earth Parties agree that the Share Value has been agreed upon solely for the purpose of satisfying indemnification claims hereunder and that such Share Value may not be the fair market value of each Closing Price Share.

6.6  Limits of Liability.

(a) Except as set forth in (b) below and in the case of fraud or intentional misconduct of the WCA Parties, the liability of the WCA Parties to the Live Earth Parties under this Agreement shall not exceed $5,000,000 (the “WCA Cap”). Except in the case of fraud or intentional misconduct of the Live Earth Parties, the liability of the Live Earth Indemnifying Parties to the WCA Parties under this Agreement shall not exceed $5,000,000 (the “Live Earth Cap”) and the liability of the parties set forth on Section 6.2 of the Live Earth Disclosure Schedule shall not exceed the interest of such parties in the Indemnification Shares and such parties shall have no further liability pursuant to this Article 6 once all Indemnification Shares have been released or otherwise distributed from the Closing Shares Escrow. No such party shall be obligated to provide indemnification under this Agreement for any damage until the aggregate indemnifiable Losses exceed $100,000 (the “Threshold”).

(b) Notwithstanding the limits set forth in (a) above, no Party’s indemnity obligations hereunder shall be subject to the Threshold, nor shall be limited to the respective Party’s Cap with respect to (i) any obligations of the respective Parties (including all subsidiaries thereof) to pay Taxes for any period ending on or prior to the Closing Date.

(c) Notwithstanding anything to the contrary contained in this Agreement, the following limitations shall apply to claims under this Article 6 or otherwise made with respect to this Agreement or any Transaction Agreement:

(i) The amount of any Losses to which the WCA Parties are entitled with respect to any claim shall be reduced by (A) the amount of any payment receivable by the WCA Parties with respect such Losses from any insurance provider or any other third party, and (B) the amount of any Tax benefit realized by the WCA Parties which is attributable to the Losses to which such claim relates.

(ii) In no event shall any Indemnifying Person have any obligation or liability for (A) any Losses that are consequential, in the nature of lost profits (including, without limitation, loss of profit or revenue, any multiple of reduced cash flow or any adjustment based on price to earnings or similar ratios), interference with operations, or loss of customers, tenants, lenders, investors or buyers, diminution in the value of property, special or punitive or otherwise not actual out-of-pocket damages, or (B) any Losses arising from or relating to, directly or indirectly, any act, omission or transaction carried out by or at the express written request, or with the written consent of, the WCA Parties thereof before, on or after the Closing Date, including, without limitation, any change in the accounting policies, practices or procedures of the Live Earth Business after the Closing.

(d) From and after the Closing, except with respect to claims for equitable relief, including, without limitation, specific performance, or claims based on fraud or intentional misrepresentation, made with respect to breaches of any covenant or agreement contained in this Agreement or the Transaction Documents, the rights provided to the Parties under this Article 6 shall be the sole and exclusive remedies of the Parties and their respective Affiliates with respect to claims under this Agreement or otherwise relating to the transactions contemplated hereby. Without limiting the generality of the foregoing, in no event shall any Party, its successors or permitted assigns be entitled to claim or seek rescission of the transactions contemplated by this Agreement.

7.  Conditions to Closing

7.1  Conditions to the WCA Parties’ Obligations.  The obligations of the WCA Parties to consummate the Closing are subject to the fulfillment or waiver by WCA Parent in writing on or before the Closing of each of the following conditions by the Live Earth Parties:

(a) Representations and Warranties.  The representations and warranties of the Live Earth Parties contained in Article 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, except where the failure of any such representation or warranty to be true and correct would not reasonably be expected to have a Material Adverse Effect.

(b) Performance.  The Live Earth Parties shall have performed and complied with all agreements, obligations and conditions contained in this Agreement or the Transaction Documents that are required to be performed or complied with by it on or before the Closing, except where the failure to so perform would not reasonably be expected to have a Material Adverse Effect.

(c) No Actions or Proceedings.  No Proceeding shall be pending or threatened before any Governmental or Regulatory Authority which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or the Transaction Documents.

(d) Government Approvals.  Other than the Ohio EPA Approval, all authorizations, permits, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

(e) Third-Party Consents.  All consents or waivers listed on Schedule 7.1(e) shall have been obtained.

(f) Approval of Bank Lenders.  The required consent of the lenders under WCA Parent’s Revolving Credit Agreement, dated as of July 5, 2006, as amended.

(g) Stockholder Approval.  The issuance of all of the shares of WCA Parent common stock issuable pursuant to this Agreement, shall have been approved by a vote (and not rescinded) by the stockholders of WCA Parent (the “Stockholder Approval”).

(h) SAS No. 100 Review.  WCA Parent shall have received from the Live Earth Companies independent audit firm a Statement on Accounting Standards (SAS) No. 100 review of the financial statements of the Live Earth Companies for the three and nine-month periods ended September 30, 2009.

(i) Intercreditor Agreement with Comerica.  WCA Parent, Live Earth and Comerica shall have entered into an intercreditor agreement upon terms reasonably acceptable to WCA Parent pursuant to with the Comerica Payment will be repaid to WCA Parent in connection with the Unwinding and the secured credit arrangement between Live Earth and Comerica would be reestablished upon the Unwinding.

(j) Title to Real Property.  Based on the review of the title commitments, title exception documents and updated surveys obtained by WCA Massachusetts and WCA Ohio pursuant to Section 5.22, the title to the Live Earth Company’s Real Property located in Brockton, Massachusetts and Fostoria, Ohio are reasonably satisfactory to WCA Massachusetts and WCA Ohio, and the Title Insurer is ready, willing and able to issue at Closing, subject to the payment of the appropriate premium therefor, title insurance policies in a form reasonably satisfactory to WCA Massachusetts and WCA Ohio insuring the title to such properties subject to no exceptions other than those that are reasonably acceptable to WCA Massachusetts and WCA Ohio.

(k) Live Earth Parties’ Deliveries.  The applicable Parties shall have delivered, or caused to be delivered, to WCA Parent the following (which shall be in form and substance satisfactory to WCA Parent):

(i) Compliance Certificate.  An authorized officer of Live Earth shall have delivered to WCA Parent at the Closing a certificate stating that the conditions specified in Sections 7.1(a) and (b) have been fulfilled.

(ii) Secretary’s Certificate.  The Secretary of Live Earth shall have delivered to WCA Parent at the Closing a certificate stating that all approvals necessary to consummate the transactions contemplated by this Agreement have been obtained and attaching thereto: (i) a copy of the organizational documents of each Live Earth Party (as amended and in effect through the date of the Closing), certified by the Secretary of each such Live Earth Party as the true and correct copies thereof as of the Closing; and (ii) copies of resolutions of the manager and resolutions of the members of Live Earth, evidencing the approval of this Agreement, the Transaction Documents and other matters contemplated hereby.

(iii) Bill of Sale and Assignment and Assumption Agreement.  Live Earth shall have executed and delivered a Bill of Sale and Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit C.

(iv) Earn-Out Escrow Agreement.  Live Earth shall have executed and delivered the Earn-Out Escrow Agreement in substantially the form attached hereto as Exhibit A.

(v) Closing Shares Escrow Agreement.  Live Earth shall have executed and delivered the Closing Shares Escrow Agreement in substantially the form attached hereto as Exhibit B.

(vi) Pay-Off Letter.  WCA shall have received a pay-off letter from each of LEF, HBK/Bernard, Comerica, and Fenwick-Smith, that confirms the satisfaction, release and termination of Live Earth’s indebtedness to such party upon consummation of the transactions contemplated under this Agreement.

(vii) Voting Agreement.  Joseph E. LoConti, Daniel J. Clark, Gregory J. Skoda and Patricia A. Skoda as Trustee of the Patricia A. Skoda Revocable Trust shall have executed and delivered a Voting Agreement in substantially the form attached hereto as Exhibit E.

(viii) Consulting Services or Employment Agreement.  Chris Valerian shall have executed and delivered a Consulting Services or Employment Agreement in form reasonably acceptable to the parties thereto.

(ix) Release of Encumbrances.  Any Liens listed on Schedule 7.1(k)(i) shall have been irrevocably released and the Live Earth Parties shall have delivered documentation reasonably acceptable to WCA Parent to evidence that such Liens have been released.

(x) Stockholders’ Agreement.  Joseph E. LoConti, Daniel J. Clark, Gregory J. Skoda and Patricia A. Skoda as Trustee of the Patricia A. Skoda Revocable Trust shall have executed and delivered a Stockholders’ Agreement in form reasonably acceptable to the parties thereto.

7.2  Conditions to the Live Earth Parties’ Obligations.  The obligations of the Live Earth Parties to the WCA Parties under this Agreement are subject to the fulfillment or waiver by Live Earth in writing on or before each Closing of each of the following conditions by the WCA Parties:

(a) Representations and Warranties.  The representations and warranties of the WCA Parties contained in Article 4 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, except where the failure of any such representation or warranty to be true and correct would not reasonably be expected to have a Material Adverse Effect on the WCA Parties.

(b) Performance.  The WCA Parties shall have performed and complied with all agreements, obligations and conditions contained in this Agreement or the Transaction Documents that are required to be performed or complied with by the WCA Parties on or before the Closing, except where the failure to so perform would not reasonably be expected to have a Material Adverse Effect, it being acknowledged that the failure to pay all or any portion of the Purchase Price shall be deemed to be failure to perform that would have a Material Adverse Effect.

(c) No Actions or Proceedings.  No Proceeding shall be pending or threatened before any Governmental or Regulatory Authority which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or the Transaction Documents.

(d) Government Approvals.  Other than the Ohio EPA Approval, all authorizations, permits, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

(e) Third-Party Consents.  All consents or waivers listed on Schedule 7.2(e) shall have been obtained.

(f) Registration Rights Agreement.  The execution and delivery of the Registration Rights Agreement in substantially the form attached hereto as Exhibit D by the WCA Parties.

(g) Stockholder Approval.  The issuance of all the Securities pursuant to this Agreement shall have been approved (and not rescinded) by the stockholders of WCA Parent.

(h) Intercreditor Agreement with Comerica.  WCA Parent, Live Earth and Comerica shall have entered into an intercreditor agreement upon terms reasonably acceptable to WCA Parent pursuant to with the Comerica Payment will be repaid to WCA Parent in connection with the Unwinding and the secured credit arrangement between Live Earth and Comerica would be reestablished upon the Unwinding.

(i) Instruction Letter to Transfer Agent.  WCA Parent shall have delivered, or caused to be delivered, to Continental Stock Transfer & Trust Company an instruction letter in form reasonably acceptable to Live Earth regarding the issuance of the Earn-Out Shares pursuant to the terms hereto.

(j) WCA Party Deliveries.  The applicable WCA Party shall have delivered, or caused to be delivered, to Live Earth the following (which shall be in form and substance satisfactory to Live Earth):

(i) Compliance Certificate.  The President of WCA Parent shall have delivered to Live Earth at the Closing a certificate stating that the conditions specified in Sections 7.2(a) and (b) have been fulfilled.

(ii) Bill of Sale and Assignment and Assumption Agreement.  WCA Parent shall have executed and delivered a Bill of Sale and Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit C.

(iii) Earn-Out Escrow Agreement.  WCA Parent shall have executed and delivered the Earn-Out Escrow Agreement in substantially the form attached hereto as Exhibit A and the Earn-Out Certificates to the Escrow Agent.

(iv) Closing Shares Escrow Agreement.  WCA Parent shall have executed and delivered the Closing Shares Escrow Agreement in substantially the form attached hereto as Exhibit B and the Closing Shares to the Escrow Agent.

(v) the Cash Purchase Price to the Live Earth Parties as set forth on Schedule 2.1(a).

(vi) payment of the Comerica Payment.

(vii) payment of the Other Indebtedness Payment.

(viii) the Earn-Out Certificates to the Escrow Agent to be held in the Earn-Out Escrow in accordance with Section 2.2.

(ix) the Closing Shares to the Escrow Agent to be held in the Closing Shares Escrow for the benefit of the Live Earth Parties as set forth on Schedule 2.1(f).

(x) the Estimated Working Capital Payment Amount.

(xi) Registration Rights Agreement.  WCA Parent shall have executed and delivered the Registration Rights Agreement in substantially the form attached as Exhibit D hereto.

(xii) Voting Agreement.  WCA Parent shall have executed and delivered a Voting Agreement in substantially the form attached hereto as Exhibit E hereto.

(xiii) Stockholders’ Agreement.  WCA Parent shall have executed and delivered a Stockholders’ Agreement in form reasonably acceptable to the parties thereto.

(xiv) Ohio EPA Notice.  The WCA Parties shall have received a notification from the Ohio EPA exempting the WCA Parties from compliance with Section 3734.42(F)(1) of the Ohio Revised Code and Rule 109:6-1-02(A)(3) of the Ohio Administrative Code.

8.  Termination

8.1  Termination.  This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

(a) at any time before the Closing, by mutual written agreement of the Live Earth Parties and the WCA Parties;

(b) at any time before the Closing, by the Live Earth Parties or the WCA Parties, in the event (i) of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within five (5) Business Days following notification thereof by the terminating party or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party’s obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; or

(c) at any time after April 30, 2010 by the Live Earth Parties or the WCA Parties upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

8.2  Effect of Termination.  If this Agreement is validly terminated pursuant to Section 8.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Live Earth Parties or the WCA Parties (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to expenses in Section 10.1 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Article 8, the Live Earth Parties will remain liable to the WCA Parties for any willful breach of this Agreement by the Live Earth Parties existing at the time of such termination, and the WCA Parties will remain liable to the Live Earth Parties for any willful breach of this Agreement by the WCA Parties existing at the time of such termination, and the Live Earth Parties or the WCA Parties may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.

9.  Certain Definitions

“Acquired Businesses” means the business conducted by the Live Earth Companies.

“Affiliate” means (a) any entity directly or indirectly controlled by, controlling or under common control with a Party; (b) any director or executive officer of such party or of any entity referred to in (a) above; and (c) if any Party is an individual, any member of the immediate family (including parents, spouse, siblings, children and grandchildren) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any entity (other than as a limited partner of such other entity) will be deemed to “control” (including, with its correlative meanings, “controlled by” and “under common control with”) such Person.

“Benefit Plan” means any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, dependent care, cafeteria, employee assistance, scholarship or other plan, program, arrangement or understanding (whether or not legally binding) maintained in whole or in part, contributed to, or required to be contributed to by the Companies for the benefit of any of their respective present or former officers, employees or directors which is not a Pension Plan or Welfare Plan.

“Cash Flow” shall mean, for the period from the Closing Date to the Unwind Closing Date, Cash Flow determined in accordance with GAAP.

“Claims” means any claims, liabilities, actions, causes of action (arising under common law, contract or statute), suits, judgments, demands, liens, or governmental investigations by any Person relating to the Live Earth Companies, any Transferred Asset or Assumed Liability including, but not limited to, any Employee Benefit Claim, Environmental Claim, Litigation Claim, Tax Claim or Title Claim.

“Current Assets” has the meaning assigned to it under GAAP.

“Current Liabilities” has the meaning assigned to it under GAAP.

“Disposal” or “disposed” means the discharge, deposit, injection, dumping, spilling, leaking or placing of any Polluting Substance into or on any land or water so that such Polluting Substance or any constituent thereof may enter the environment or be emitted into the air or discharged into any waters, including ground waters.

“EBITDA” shall mean, for any period, consolidated net income for such period determined in accordance with GAAP plus, (A) without duplication and only to the extent reflected as a charge or reduction in the statement of such consolidated net income for such period, the sum of (a) income taxes expense, (b) interest and amortization expense, (c) restructuring charges and (d) any corporate office overhead allocations, such as management fees and acquisition costs but excluding operating cost pass-through expenses such as insurance premiums.

“Employee Benefits Claim” means all claims, liabilities notices, actions, causes of action (arising under common law, contract or statute), suits, judgments, demands, liens, governmental or private investigations arising under any Pension Plan, Welfare Plan or other Benefit Plan.

“Environmental Claim(s)” means all claims, liabilities, notices, actions, causes of action (arising under common law, contract or statute), suits, judgments, demands, liens, governmental or private investigations or testing, demands to study or notification of status of being potentially responsible for clean-up of any facility or for being in violation or in potential violation of any requirement of Environmental Law, whether threatened, sought, brought or imposed relating to or which seeks to impose liability or to recover damages, losses, payments, penalties, costs, fines, penalties, disbursements or expenses (including, without limitation, fees disbursements and expenses of attorneys and other professional advisors and of expert witnesses and costs of investigation, testing and preparation) regarding any Live Earth Company or any of its facilities, its assets or any operations conducted by such Live Earth Company for: (a) improper use or treatment of wetlands, pinelands or other protected land or wildlife; (b) pollution, contamination, preservation, protection, decontamination, remediation or clean-up of the air, surface water, groundwater, soil or protected lands; (c) exposure of persons or property to Polluting Substances and the effects thereof; or (d) the release, threatened release, generation, extraction, mining, presence, manufacture, processing, distribution in commerce, use, handling, discharge, recycling, management, transfer, transportation, treatment, storage, Disposal or remediation of Polluting Substances. The term “Environmental Claim” also includes any costs incurred in responding to efforts to require or in testing for the need for Remediation and any claim based upon any asserted or actual breach or violation of any requirements of Environmental Law.

“Environmental Law(s)” means any and all federal, state and local laws, ordinances, rules, regulations, operational memoranda, interpretations and orders of courts or administrative agencies or authorities relating to pollution, contamination, preservation, protection or cleanup of the environment (including, without limitation, ambient air, surface water, ground water, land surface, wildlife, wetlands and subsurface strata), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Solid Waste Disposal Act, as amended (“RCRA”); the Atomic Energy Act of 1954, as amended; the Hazardous Materials Transportation Act, as amended; the Toxic Substances Control Act, as amended; the Pollution Prevention Act of 1990, as amended; the Emergency Planning and Community Right to know Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; the Oil Pollution Act of 1990, as amended; the Safe Drinking Water Act, as amended; the Occupational Safety and Health Act, as amended; all regulations promulgated under any of the foregoing from time to time; and any and all other laws, rules and regulations relating to (a) improper use or treatment of wetlands, pinelands or other protected land or wildlife; (b) pollution, contamination, preservation, protection, decontamination, remediation or clean-up of the air, surface water, groundwater, soil or protected lands; (c) exposure of persons or property to Polluting Substances and the effects thereof; or (d) the release, threatened release, generation, extraction, mining, presence, manufacture, processing, distribution in commerce, use, handling, discharge, recycling, management, transfer, transportation, treatment, storage, Disposal or remediation of Polluting Substances. Any specific references to a law shall include any amendments to it promulgated from time to time.

“Governmental or Regulatory Authority” means any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over such Live Earth Company or any of their respective assets or businesses.

“Knowledge of the Live Earth Parties” means the actual knowledge of Christopher Valerian, Daniel Clark, James Lyon, Edward Brdicka, Joseph LoConti and Charles Hamm after reasonable inquiry of officers, directors and other employees or consultants of such party (or subsidiaries of such party) reasonably believed to have knowledge of or who is responsible for such matters after such officer, director or employee shall have performed reasonable due diligence to investigate such matter.

“Knowledge of the WCA Parties” means the actual knowledge of the executive officers of WCA Parent after reasonable inquiry of officers, directors and other employees or consultants of such party (or subsidiaries of such party) reasonably believed to have knowledge of or who is responsible for such matters after such officer, director or employee shall have performed reasonable due diligence to investigate such matter.

“Laws” means the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations, including, without limitation, all such laws, rules, ordinances, decrees and orders relating to intellectual property protection, transportation, wage and hour, antitrust matters, consumer protection, currency exchange, environmental protection, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters, labor and employment matters, and trading-with-the-enemy matters.

“Lien” means any lien, mortgage, charge, restriction, pledge, security interest, option, lease, claim, easement, encroachment or other encumbrance of any kind or nature whatsoever or however arising, including any Tax lien.

“Licenses” means all licenses, permits (including, without limitation, environmental, construction and operation permits), franchises, certificates (including, without limitation, certificates of occupancy) and other authorizations.

“Litigation Claim” means all claims, liabilities notices, actions, causes of action (arising under common law, contract or statute), suits, judgments, demands, liens, governmental or private investigations arising pursuant to any Proceedings involving any Live Earth Party.

“Loss” means any loss, damage, injury, liability, claim, demand, Proceeding, settlement, judgment, award, punitive damage, fine, penalty, tax, fee, charge, cost or expense (including, without limitation, costs of attempting to avoid or in opposing the imposition thereof, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) with respect to any claim, as well as with respect to compliance with the requirements of the Environmental Laws or Environmental Claims.

“Material Adverse Effect” shall mean any material adverse change in or effect on, or any change that may reasonably be expected to have a material adverse effect on, (a) the business, operations, assets, liabilities, condition (financial or otherwise), or results of operations of such Person or (b) the ability of such Person to consummate the transactions contemplated by this Agreement or any related agreement to which it is a party.

“NASDAQ” shall mean The Nasdaq Global Market.

“Parties” means the WCA Parties and the Live Earth Parties, collectively.

“Permitted Liens” means (a) those encumbrances to title listed on Section 3.12 of the Live Earth Disclosure Schedule, (b) mechanic’s, materialmen’s, landlord’s and similar liens, (c) liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (d) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, (e) liens for Taxes not yet due and payable, (f) liens for Taxes which are being contested in good faith and by appropriate proceedings, (g) liens relating to capitalized lease financings or purchase money financings that have been entered into in the ordinary course of business, (h) liens arising solely by action of the WCA Parties, and (h) liens which do not materially and adversely impair the use or value of the Transferred Assets.

“Person” means an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental or Regulatory Authority, trust, unincorporated organization or other legal entity.

“Polluting Substances” means (a) any material, waste or substance designated, classified, regulated or included within the statutory and/or regulatory definitions of “hazardous substances,” “radioactive material,”

“hazardous waste,” “extremely hazardous substance,” “hazardous chemical,” “regulated substance,” “contaminant,” “pollutant,” “hazardous material,” or “toxic substance” under any Environmental Law; (b) any material, waste or substance which is or contains hydrocarbons, petroleum, oil or a fraction thereof; (c) radioactive material (including regulated naturally occurring radioactive materials); (d) solid waste, as defined under RCRA other than which is disposed of in compliance with applicable Environmental Laws, that poses an imminent and substantial endangerment to health or the environment; (e) such other substances, materials, or wastes that become classified or regulated as hazardous or toxic under any federal, state or local law or regulation from time to time; and (f) methane to the extent it is not being managed in accordance with applicable Law. To the extent that the laws or regulations of any applicable state or local jurisdiction establish a meaning for any term defined herein through reference to federal Environmental Laws which is broader than the meaning under such federal Environmental Laws, such broader meaning shall apply.

“Proceeding” means any action, suit, claim, investigation, review or other judicial, administrative, arbitral, investigatory or other proceeding. “Proceeding” includes all post-judgment actions (including but not limited to appeals and actions for collection), and shall be considered a “Proceeding” until such time as a final, non-appealable determination has been issued. If any Proceeding is settled, such Proceeding shall be deemed final upon the completion of all obligations of all parties to such settlement.

“Remediation” means any action necessary to bring about compliance with the requirements of Environmental Law related to release of Polluting Substances including (a) services of professionals; (b) the removal and Disposal, in situ remediation, or containment (if containment is practical under the circumstances and is permissible within requirements of Environmental Law), investigation, or monitoring of any and all Polluting Substances at or on any Business Facility of any Company; or (c) the taking of reasonably necessary precautions to protect against the release or threatened release of Polluting Substances at, on, in, about, under, within or near the air, soil, surface water, groundwater or soil vapor at any Business Facility of any Company or any surrounding areas thereof.

“Seller Parties” means those Persons set forth on Schedule 2.1(f).

“Subsidiary” means, when used with respect to any party, any corporation, partnership or other organization, whether incorporated or unincorporated, which such party owns more than fifty percent (50%) of the aggregate voting power (or of any other form of voting equity interests in the case of a Person that is not a corporation) of which is beneficial owned by that party directly or indirectly through one or more other Persons.

“Tax” means any tax of any kind, however denominated, including any interest, penalties, fines or other additions to tax that may become payable in respect thereof or in respect of a failure to comply with any requirement relating to any Tax Return, imposed by any federal, territorial, state, local or foreign Governmental Entity, including all income, gross income, gross receipts, profits, goods and services, social security, health, old age security, federal pension plan, state pension plan, sales and use, ad valorem, excise, custom, franchise, business license, property, occupation, real property gains, payroll and employee withholding, unemployment or employment insurance, real and personal property, stamp, environmental, transfer, workers’ compensation, payroll, severance, alternative minimum, windfall, and capital gains taxes, premiums, surtaxes, charges, levies, assessments, reassessments, and other obligations of the same or a similar nature to any of the foregoing whether or not shown on a Tax Return, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

“Tax Claim” means any tax owed, due or payable by any Live Earth Party.

“Tax Return” means all tax returns, declarations, reports, estimates, information returns and statements or any other schedule or attachment thereto and including any amendment thereof required to be filed with any Taxing Authority, or provided to any partner, stockholder, joint venturer or member under federal, state, local or foreign Laws (including reports with respect to backup withholding and payments to Persons other than Taxing Authorities), and annual tax returns or information returns on behalf of employee benefit plans sponsored by Sun or any of its respective ERISA Affiliates.

“Taxing Authority” means any Governmental Entity responsible for the imposition, assessment, enforcement or collection of any Tax.

“Title Claims” means any claims, liabilities notices, actions, causes of action (arising under common law, contract or statute), suits, judgments, demands, liens, governmental or private investigations arising due to any Lien or encumbrance, other than a Permitted Lien, on any property or assets owned or used by any Live Earth Company.

10.  General

10.1  Costs.  The parties shall pay their respective expenses (including, without limitation, the fees, disbursements and expenses of their attorneys and accountants) in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

10.2  Entire Agreement.  This Agreement, together with all exhibits and schedules hereto, each of which are hereby incorporated by this reference and made a part hereof, embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any prior agreements and understandings relating to the subject matter hereof.

10.3  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which collectively shall constitute one and the same instrument representing this Agreement between the parties hereto, and it shall not be necessary for the proof of this Agreement that any party produce or account for more than one such counterpart. Facsimile signatures shall be given the same force and effect as original signatures and shall be treated for all purposes and intents as original signatures.

10.4  Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the day of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, (iii) on the day after delivery to an overnight courier service, or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to the WCA Parties:	WCA Waste Corporation One Riverway, Suite 1400 Houston, Texas 77056 Attention: President Facsimile: 713-292-2455

Copy to:	Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 Attention: Jeff Dodd Facsimile: 713-238-7368

If to Live Earth:	Live Earth LLC 6140 Parkland Blvd., Suite 300 Mayfield Heights, Ohio 44124 Attention: Daniel Clark Facsimile: 440-995-5111

Copy to:	Baker & Hostetler LLP 3200 National City Center 1900 East Ninth Street Cleveland, OH 44114 Attention: Phillip Callesen Facsimile: 216-696-7040

Any party may change its address for the purpose of this Section 10.4 by giving the other party written notice of its new address in the manner set forth above.

10.5  Modification or Waiver.  This Agreement may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by the parties hereto. No waiver of any nature, in any one or more instances, shall be deemed to be or construed as a further or continued waiver of any condition or any breach of any other term, covenant, representation or warranty in this Agreement.

10.6  Binding Effect and Assignment.  Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

10.7  Governing Law; Venue.

(a) THIS AGREEMENT, AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT (INCLUDING, WITHOUT LIMITATION, PROVISIONS CONCERNING LIMITATIONS OF ACTION), SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO (EXCLUSIVE OF THE CONFLICT OF LAW PROVISIONS THEREOF) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

(b) THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.8  Section Headings.  The section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

10.9  Severability.  If for any reason whatsoever, any one or more of the provisions hereof shall be held or deemed to be illegal, inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision illegal, inoperative, unenforceable or invalid in any other case or of rendering any of the other provisions hereof illegal, inoperative, unenforceable or invalid. Furthermore, in lieu of each such illegal, invalid, unenforceable or inoperative provision, there shall be added automatically, as part of this Agreement, a provision similar in terms of such illegal, invalid, unenforceable or inoperative provision as may be possible and as shall be legal, valid, enforceable and operative.

10.10  Drafting.  The parties acknowledge and confirm that they and/or their respective attorneys have participated jointly in the review and revision of this Agreement and that it has not been written solely by any one party or counsel for any one party. The parties therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against another.

10.11  References.  The use of the words “hereof,” “herein,” “hereunder,” “herewith,” “hereto,” “hereby,” and words of similar import shall refer to this entire Agreement, and not to any particular article, section, subsection, clause, or paragraph of this Agreement, unless the context clearly indicates otherwise.

10.12  Calendar Days, Weeks, Months and Quarters.  Unless otherwise specified herein, any reference to “day,” “week,” “month” or “quarter” herein shall mean a calendar day, week, month or quarter.

10.13  Gender; Plural and Singular.  Unless the context clearly indicates otherwise, the singular shall include the plural and vice versa. Whenever the masculine, feminine or neuter gender is used inappropriately in this Agreement, this Agreement shall be read as if the appropriate gender had been used.

10.14  Cumulative Rights.  All rights and remedies specified herein are cumulative and are in addition to, not in limitation of, any rights or remedies the parties may have by statute, at law, in equity, or otherwise, and all such rights and remedies may be exercised singularly or concurrently.

10.15  No Implied Covenants.  Each party, against the other, waives and relinquishes any right to assert, either as a claim or as a defense, that any other Party is bound to perform or liable for the nonperformance of any implied covenant or implied duty or implied obligation.

10.16  Indirect Action.  Where any provision hereof refers to action to be taken by any person or party, or which such person or party is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such person or party.

10.17  Attorneys’ Fees.  The prevailing party in any dispute between the parties arising out of the interpretation, application or enforcement of any provision hereof shall be entitled to recover all of its reasonable attorneys’ fees and costs whether suit be filed or not, including without limitation costs and attorneys’ fees related to or arising out of any trial or appellate proceedings.

10.18  Time of the Essence.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

10.19  No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns, except for Sections 2.1(f), 2.2, 2.3, 2.4, 4.2, 4.3, 4.4, 4.12, 4.14, 4.15, 5.7, 5.10, 6.1 and 7.2(f) shall be deemed to be for the benefit of LEF, HBK/Bernard and Fenwick Smith.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above stated.

WCA PARTIES:

WCA WASTE CORPORATION, a Delaware corporation

By:	/s/ Tom J. Fatjo, Jr.
Name:     Tom J. Fatjo, Jr.

Title:	Chief Executive Officer

WCA OF MASSACHUSETTS, LLC, a
Delaware limited liability company

By:	/s/ Tom J. Fatjo, Jr.
Name:     Tom J. Fatjo, Jr.

Title:	Chairman

WCA OF OHIO, LLC, a Delaware limited liability company

By:	/s/ Tom J. Fatjo, Jr.
Name:     Tom J. Fatjo, Jr.

Title:	Chairman

Signature Page to
Equity Interest and Asset Purchase Agreement

LIVE EARTH PARTIES:

LIVE EARTH LLC, an Ohio limited liability company

By:	/s/ Christopher Valerian
Name:     Christopher Valerian

Title:	President

CHAMPION CITY RECOVERY, LLC, a
Massachusetts limited liability company

By:	/s/ Christopher Valerian
Name:     Christopher Valerian

Title:	President

BOXER REALTY REDEVELOPMENT, LLC, a Massachusetts limited liability company

By:	/s/ Christopher Valerian
Name:     Christopher Valerian

Title:	President

SUNNY FARMS LANDFILL, LLC, an Ohio
limited liability company

By:	/s/ Christopher Valerian
Name:     Christopher Valerian

Title:	President

NEW AMSTERDAM & SENECA RAILROAD COMPANY, LLC, an Ohio limited liability company

By:	/s/ Christopher Valerian
Name:     Christopher Valerian

Title:	President

Signature Page to
Equity Interest and Asset Purchase Agreement

Important Notice of Availability of Proxy Materials for the Special Meeting of Stockholders of WCA WasteC orporation to be held on December 31, 2009 TheP roxy Statement isa vailable ath ttp://www.cstproxy.com/wcawaste/2009 FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY WCA WASTE CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING ON DECEMBER 31, 2009. The undersigned stockholder appoints Tom J. Fatjo, III and Michael A. Roy, and each of them, as true and lawful agents and proxies, each with full power of substitution and resubstitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of WCA Waste Corporation held of record by the undersigned at the close of business on December 10, 2009, at the Special Meeting of Stockholders of WCA Waste Corporation to be held on December 31, 2009, at 9:00 a.m . (Central Time) at One Riverway, Suite 1400, Houston, Texas 77056 ora t anya djournment thereof on all matters properly coming before the meeting as set forth in the related Notice of Special Meeting of Stockholders and Proxy Statement, both of which have been received byt he undersigned. YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE REVERSE SIDE)

WCA WASTE CORPORATION VOTE BY INTERNET OR TELEPHONE QUICK EASY IMMEDIATE As a stockholder of WCA Waste Corporation, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Standard Time, on December 30, 2009. 3 Vote Your Proxy on the Internet: Vote Your Proxy by Phone: Vote Your Proxy by mail: Call 1 (866) 894-0537 Go to www.continentalstock.com OR Use any touch-tone telephone to vote your proxy. Have your proxy card OR Mark, sign, and date your proxy card, Have your proxy card available when you access the above website. Follow available when you call. Follow the then detach it, and return it in the postage-paid envelope provided. the prompts to vote your shares. voting instructions to vote your shares. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY Please mark your votes X like this WCA Waste Corporation’s Board of Directors Recommends a Vote FOR Item 1. FOR AGAINST ABSTAIN 1. Approve the issuance of up to a maximum 5,555,556 shares of WCA Waste Corporation common stock as consideration in connection with the proposed acquisition by WCA Waste Corporation of the Live Earth Companies and certain assets and related liabilities. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL. Address Change: Mark Box Indicate changes to the left: COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:Signature Signature Date , 2009. Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.